EXHIBIT J
CANADA
Canada Notes Program

FISCAL AGENCY AGREEMENT
June 29, 2010

STIKEMAN ELLIOTT LLP

     THIS FISCAL AGENCY AGREEMENT is made as of June 29, 2010 among Her Majesty in Right of Canada, as represented by the Minister of Finance (“Canada”); Citibank, N.A. (“Citibank New York”), a U.S. national banking association having an office in New York, NY, as registrar, transfer agent, fiscal agent and principal paying agent for its Domestic Notes (as defined below); and Citibank, N.A., London Branch (“Citibank London”) as registrar, transfer agent, fiscal agent and principal paying agent for its International Notes (as defined below). All capitalized terms used but not defined herein are used as defined in the forms of Notes attached as Exhibits B and C hereto or, in the case of terms used in relation to Notes that are issued and outstanding, as defined in such Notes. The exhibits hereto form an integral part of this Agreement.
Section 1 Authorization and Authentication of Canada Notes.
     Canada may from time to time issue its Canada Notes (the “Notes”) pursuant to this Agreement. The Notes may be issued without limitation as to principal amount, provided, however, that neither Registrar (as defined below) shall authenticate or deliver more than the aggregate principal amount of Notes from time to time authorized by Canada pursuant to one or more authentication orders substantially in the form of Exhibit A hereto, except with respect to Notes authenticated (and, if applicable, effectuated) and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 5, Section 7, Section 8 and Section 9 hereof.
     Canada may issue Notes the Specified Currency (as defined below) of which is (a) U.S. dollars (“Domestic Notes”) or (b) other than U.S. dollars (“International Notes”). International Global Notes (as defined below) that are intended to be held in a manner that would allow them to be recognized as eligible collateral for monetary policy of the central banking system for the Eurozone, being the European Central Bank and the central banks for the member states of the European Union that have adopted the euro (the “Eurosystem”) and intra-day credit operations by the Eurosystem (“Eurosystem-eligible Notes”) will, from 30 June 2010, be issued using, and held in, the new safekeeping structure (the “NSS”).
     The expression “series” when used herein in respect of any Notes means Notes the terms of which are identical except that the issue date, issue price and the amount and date of the first payment of interest may be different in respect of different issues of such Notes.
     Any reference herein to the “records” of Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear” and, together with Clearstream, the “ICSDs”) shall be to the records that each of the ICSDs holds for its customer(s), which reflect the amount of such customer’s interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD).
Section 2 Appointment of Registrars, Fiscal Agent, Paying Agents, Transfer Agents, Calculation Agents, Exchange Rate Agents, Common Safekeeper.
(1)	Canada hereby appoints:
(a)	Citibank New York, at its corporate trust office in The City of New York (the “Domestic Registrar’s Corporate Trust Office”), which office is now located at 388 Greenwich Street, 14th Floor, New York, New York 10013, as registrar, transfer agent, fiscal agent and principal paying agent of Canada for any series of Domestic Notes (in such capacities, the “Domestic Registrar”, which term includes its successors and permitted assigns in such capacities); and
(b)	Citibank London, at its corporate trust office in the city of London, England (the “International Registrar’s Corporate Trust Office” together with the Domestic Registrar’s Corporate Trust Office, the “Corporate Trust Offices” and each a “Corporate Trust Office”), which office is now located at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, as registrar, transfer agent, fiscal agent and principal paying agent of Canada for any series of International Notes (in such capacities, the “International Registrar”, which term includes its successors and permitted assigns in such capacities and, together with the Domestic Registrar, the “Registrars” and each a “Registrar”).
In each case, upon the terms and conditions set forth herein, each of Citibank New York and Citibank London hereby accepts such appointments. When used in any Note, “Registrar” means the Domestic Registrar or the

International Registrar as specified on the face of such Note and “Registrar” has the same meaning when used herein in respect of any Note.
(2)	Canada may from time to time appoint one or more additional
(a)	paying agents for the payment (subject to the applicable laws and regulations) of the principal of and interest, Additional Amounts (as defined in the terms and conditions of the relevant Notes), if any, and premium, if any, on any series of Notes (further references herein to principal and interest shall be deemed to also refer to any Additional Amounts and premium) at such place or places as Canada may determine pursuant to a written paying agency agreement (a “Paying Agency Agreement”). In the Notes of any series and in this Agreement in respect of such Notes, the term “Paying Agent” refers to the applicable Registrar, in its capacity as principal paying agent and each such additional paying agent, if any, for the Notes of such series and the term “Paying Agents” has the corresponding meaning; and
(b)	transfer agents at such place or places as Canada may determine pursuant to a written transfer agency agreement (a “Transfer Agency Agreement”) among Canada, the applicable Registrar and such additional transfer agent. In the Notes of any series and in this Agreement in respect of such Notes, the term “Transfer Agent” refers to the applicable Registrar, in its capacity as a transfer agent and each such additional transfer agent, if any, for the Notes of such series and the term “Transfer Agents” has the corresponding meaning.
(3)	Canada may at any time terminate the appointment of any Paying Agent, provided that if any Notes listed on the Luxembourg Stock Exchange are issued in definitive form, then for so long as such Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, Canada will appoint and maintain a Paying Agent and Transfer Agent in Luxembourg in respect of such Notes and in such circumstances Canada will also appoint and maintain a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC of June 3, 2003. Upon the appointment of a Paying Agent and Transfer Agent in Luxembourg and in the event of a change in the Luxembourg Paying Agent or Transfer Agent, notice will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.bourse.lu.
(4)	Canada will keep the applicable Registrar informed as to the name, address and telephone and facsimile numbers of each Paying Agent and Transfer Agent appointed by it and will notify the applicable Registrar of the resignation or termination of appointment of any Paying Agent or Transfer Agent. The applicable Registrar shall arrange with each applicable Paying Agent for the payment, as provided herein, of the principal of and interest on any relevant Notes on terms approved by Canada.
(5)	Canada may from time to time appoint one or more additional agents (each, a “Calculation Agent”) to make any necessary interest rate calculations in connection with any Floating Rate Notes (as defined below) pursuant to a written calculation agency agreement. Canada may at any time terminate the appointment of any Calculation Agent provided that no such termination will take effect within 30 days before or after the maturity date or any interest payment date of any series of Floating Rate Notes that such Calculation Agent has been appointed in relation to unless and until a substitute calculation agent is appointed. Canada will keep the applicable Registrar informed as to the name, address and telephone and facsimile numbers of each Calculation Agent appointed by it and will notify the applicable Registrar of the resignation or termination of appointment of any Calculation Agent.
(6)	Canada may from time to time appoint one or more additional agents (each, an “Exchange Rate Agent” and the applicable Registrar and each other Paying Agent, Transfer Agent, Calculation Agent or Exchange Rate Agent is referred to herein as an “Agent”) to make any necessary foreign exchange determinations for the purpose of determining any applicable rates of exchange between any currency, currency unit or composite currency (collectively, “Currency”) and any other Currency for which exchange rates are customarily quoted (an “Exchange Rate Determination”) and, if applicable, for the purpose of converting any Currency into any other Currency (“Currency Conversion”) pursuant to a written exchange rate agency agreement. Canada may at any time terminate the appointment of any Exchange Rate Agent provided that no such termination will take effect within 30 days before or after the maturity date or any interest payment date of any series of Notes that such Exchange Rate Agent has been appointed in relation to unless and until a substitute exchange rate agent is appointed. Canada will keep the applicable Registrar informed as to the name, address and telephone and facsimile numbers of each Exchange Rate Agent appointed by it and will notify the applicable Registrar of the resignation or termination of appointment of any Exchange Rate Agent.
(7)	In relation to each issue of Eurosystem-eligible Notes, Canada hereby authorizes and instructs the International Registrar to elect one of the ICSDs to be a common safekeeper (the “Common Safekeeper”). From time to time, Canada may direct the International Registrar to vary this election. Canada acknowledges that in connection with the election of either of the ICSDs as Common Safekeeper any such election is subject to the right of the ICSDs to jointly determine that the other shall act as Common Safekeeper in relation to any such issue and agrees that no liability shall attach to the International Registrar in respect of any such election made by it.
Section 3 Safekeeping, Form and Issuance of Notes.
(1)	Notes may be issued in definitive, fully registered, form (each, a “Certificated Note”), or in the form of one or more permanent registered global notes (each, a “Global Note”). A Note that bears interest at a fixed rate is referred to in this Agreement as a “Fixed Rate Note” and a Note that bears interest at a floating rate is referred to in this Agreement as a “Floating Rate Note”. Each Global Note that is:
(a)	a Fixed Rate Note will be substantially in the form of Exhibit B, duly completed; and
(b)	a Floating Rate Note will be substantially in the form of Exhibit C duly completed, in each case with such changes and additions as shall be subsequently approved on behalf of Canada by an Authorized Official (as such term is defined below) or by any person who has been designated in writing to the applicable Registrar by an Authorized Official as a person authorized to give such instructions hereunder (a “Designated Official”). Certificated Notes, if issued, will be in the form of the corresponding Global Note with such deletions and amendments as are appropriate.
(2)	Each Registrar shall act as a custodian for blank forms of Global Notes in unauthenticated (and, if applicable, uneffectuated) form provided by Canada to it from time to time and as Canada’s agent for the completion, authentication, issuance and delivery of such forms of Global Notes as provided in this Agreement. All Notes (including any Global Note) shall be executed on behalf of Canada by the signature, either manually or by electronic reproduction or in facsimile of the Deputy Minister of Finance or an officer of the Department of Finance designated by the Governor in Council to sign on behalf of the Deputy Minister of Finance and shall be countersigned by such officer of the Department of Finance or other person as the Governor in Council designates for that purpose who shall be “Authorized Officials”. The names and specimen or facsimile signatures of each of the Authorized Officials are set forth on Exhibit D hereto, which Exhibit may be amended from time to time by written notification to the Registrars by Canada. In the event that any Authorized Official who shall have signed or whose facsimile signature shall appear upon any of the Notes, shall cease to hold such office before the Notes so signed shall actually have been authenticated (and, if the International Global Notes are intended to be Eurosystem-eligible Notes, effectuated), registered or delivered, such Notes nevertheless may be authenticated (and, if the International Global Notes are intended to be Eurosystem-eligible Notes, effectuated), registered and delivered with the same force and effect as though such person who signed such Notes had not ceased to be an Authorized Official.
(3)	The terms of the Notes appearing on the face of the Notes delivered by Canada to the Registrars, including the face amount, issue date, maturity date, currency of payments (the “Specified Currency”), denominations, rate of interest or interest rate formula and certain other terms will be in blank. Neither Registrar will authenticate a Note until its date of issue. Each Registrar shall take all reasonable measures to protect the blank Notes held by it in safekeeping against loss, disappearance, theft, destruction or damage and ensure that they are secure at all times. Each Registrar shall immediately advise Canada of any loss, disappearance, theft, destruction of or damage to blank Notes held by it for safekeeping. Blank Notes held by either Registrar shall only be returned to Canada upon instructions from a Designated Official and not otherwise.
(4)	Each Registrar shall comply with all of the procedures set forth in the “Administrative Procedures” as initially set forth as Exhibit E hereto (the “Administrative Procedures”), as such Administrative Procedures may be amended by Canada from time to time. Canada shall furnish to each Registrar a copy of the Administrative Procedures upon amendment thereof from time to time.
Section 4 Completion, Authentication and Delivery of Notes.
(1)	All Note issuance instructions shall be given by a Designated Official by facsimile or by other written means acceptable to Canada and the applicable Registrar. Such instructions shall include the information set forth in the Administrative Procedures for either Global Notes or Certificated Notes, as the case may be. Canada shall deliver a copy of the Prospectus, as then amended or supplemented, and such Pricing Supplement applicable to the Notes to which its instructions relate to the applicable Registrar by facsimile transmission or by overnight express or by other means acceptable to Canada and the applicable Registrar. Neither Registrar shall deliver any Note otherwise than against payment of the net proceeds in same day funds, unless Canada’s instructions shall so state.
(2)	The applicable Registrar will prepare each applicable Note and appropriate receipts that will serve as the documentary control of the relevant transaction in conformance with the Administrative Procedures. All instructions from Canada, whether delivered by facsimile or by other written means acceptable to Canada and the applicable Registrar, must be received by the applicable Registrar in accordance with the Administrative Procedures with respect to an issuance of the relevant Global Notes or Certificated Notes, as the case may be, but in any event shall not be received later than 2:00 P.M.:
(a)	London, England time in the case of International Notes; and
(b)	New York, NY time in the case of Domestic Notes (in each case “Local Time”), on any day except a Saturday, Sunday or a day on which banking institutions are authorized or required by law, regulation or executive order to close in such city next preceding the Issue Date (as defined in the Administrative Procedures) unless the Issue Date is the date of acceptance by Canada of the offer to purchase the Notes, in which case Canada will exert its best efforts to give such instructions to the applicable Registrar prior to 12:00 Noon Local Time on the Issue Date. The applicable Registrar, if properly and timely advised by Canada, will authenticate and deliver the Notes on behalf of Canada no later than 2:15 P.M. Local Time on the Issue Date.
(3)	The applicable Registrar shall, upon receipt of the applicable Notes duly executed on behalf of Canada, together with a written order or orders from Canada to authenticate and deliver Notes in a stated aggregate principal amount, (a) authenticate and register not more than the said aggregate principal amount of Notes and deliver them in accordance with the written order or orders of Canada; which for International Global Notes shall require the relevant International Global Note to be delivered to:
(i)	if the International Global Notes are not intended to be Eurosystem-eligible Notes, the common depositary for the ICSDs (the “Common Depository”); or
(ii)	if the International Global Notes are intended to be Eurosystem-eligible Notes, the specified Common Safekeeper for the ICSDs, and (b) thereafter authenticate, register and deliver Notes in accordance with the provisions of Section 5, Section 7 and Section 14.
(4)	Where an International Global Note is intended to be a Eurosystem-eligible Note, the International Registrar shall instruct the Common Safekeeper to effectuate manually the International Global Note and shall instruct the ICSDs to make the appropriate entries in their records to reflect the outstanding aggregate principal amount of the relevant Notes. The International Registrar shall obtain confirmation from the

Common Safekeeper that the International Global Note has been effectuated and deposited. Where the International Registrar delivers any authenticated International Global Note to a Common Safekeeper for effectuation using electronic means, it is authorized and instructed to destroy the authenticated Global Note retained by it following its receipt of confirmation from the Common Safekeeper that the relevant International Global Note has been effectuated.
Section 5 Registration, Transfers and Exchanges.
(1)	The Domestic Registrar, as agent of Canada for such purpose, shall at all times keep at its Corporate Trust Office, a register or registers (hereinafter the “Domestic Register” or “Domestic Registers” ) for the registration of Domestic Notes and registration of transfers and exchanges of Domestic Notes, in which shall be entered the names and addresses of the registered holders of Domestic Notes and the particulars of the Domestic Notes held by them, as well as any other information such Registrar is required by regulation or otherwise to maintain in respect of the Domestic Notes.

(2)	The International Registrar, as agent of Canada for such purpose, shall at all times keep at its Corporate Trust Office, a register or registers (hereinafter the “International Register” or “International Registers”) for the registration of International Notes and registration of transfers and exchanges of International Notes, in which shall be entered the names and addresses of the registered holders of International Notes and the particulars of the International Notes held by them, as well as any other information such Registrar is required by regulation or otherwise to maintain in respect of the International Notes. The Domestic Registers and the International Registers are referred to together as the Registers and any of them as a “Register”.

(3)	Subject to Section 14, upon surrender for registration of transfer of any Note at said office, the applicable Registrar shall authenticate, register and deliver, in the name of the transferee or transferees, a new Note for a like aggregate principal amount and otherwise subject to the same terms and conditions as the Note so surrendered in accordance with the provisions of such Notes. Subject to Section 14, upon surrender of any Note at said office for exchange, the applicable Registrar shall authenticate, register and deliver, in exchange for such Note, a new Note or Notes of the appropriate authorized denomination(s) and for a like aggregate principal amount and otherwise subject to the same terms and conditions as the Note so surrendered in accordance with the provisions of the Notes of the relevant series.

(4)	All new Notes authenticated and delivered by each Registrar upon registration of transfer or in exchange for Notes of other denominations shall be so dated (a) the date of authentication or (b) if the applicable Registrar is notified that a different date should be used such that neither gain nor loss of interest shall result from such registration of transfer or exchange, such other date set forth in the notice to the applicable Registrar.

(5)	All Notes presented or surrendered for registration of transfer, exchange or payment shall be accompanied by a written instrument or instruments of transfer in form satisfactory to the applicable Registrar, which form shall be duly executed by the registered holder or its duly authorized attorney.

(6)	Neither Registrar nor any Transfer Agent will impose any service charge on the registered holder on any such registration of transfer or exchange of Notes in the normal course of business; provided, however, that Canada may require of the party requesting such transfer or exchange, as a condition precedent to the exercise of any right of transfer or exchange contained in this Agreement or in the Notes, the payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith.

(7)	Canada, the Registrars and any other Agent may treat the registered holder of a Note as the absolute owner of such Note for the purpose of receiving payment of principal of, and interest on, such Note (whether or not such Note be overdue), and for all other purposes whatsoever, and neither Canada, the applicable Registrar nor any other Agent shall be affected by any notice to the contrary and any such payment shall be a good and sufficient discharge to Canada, the applicable Registrar and any other Agent for the amount so paid.

(8)	Neither the applicable Registrar nor any other Transfer Agent will be required (i) to register any transfer or exchange of any Note during the period from any Regular Record Date (as defined in such Note) to any Interest Payment Date (as defined in such Note) or Maturity (as defined in such Note) or, if such Note is among those selected for redemption, during a period beginning at the opening of business 15 days before selection of the Notes to be redeemed under subsection 8(3) and ending at the close of business on the day of the mailing of the relevant notice of redemption and for the purposes of any interest payment made in accordance with subsections 6(7) or 6(8), such payment shall be made to those persons in whose names the Notes are registered on such Regular Record Date; (ii) to register the transfer or exchange of any Note so selected for redemption in whole or in part, except, in the case of any Note to be redeemed in part, the portion thereof not to be redeemed; or (iii) to register the transfer or exchange of any Note which has been surrendered for repayment at the option of the registered holder, except the portion, if any, of such Note not to be so repaid.

(9)	Neither Canada, the applicable Registrar nor any other Transfer Agent will be required to make any exchange of Notes if, as a result thereof, Canada may incur adverse tax or similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange.

(10)	So long as the Notes of any series are in the form of one or more Global Notes only, all Notes of such series will collectively be evidenced (a) by one or more Global Notes (“DTC Global Notes”) registered in the name of The Depository Trust Company, a New York Corporation (“DTC” and together with Euroclear and Clearstream, the “Depositaries” and each a “Depositary”) or its nominee and/or (b) by a Global Note (an “International Global Note”) registered in the name of the Common Depository or its nominee or, if the International Global Notes are intended to be Eurosystem-eligible Notes, in the name of the Common Safekeeper or its nominee, all as is provided on the face of such Global Note(s) or the Addendum thereto for the Notes of such series. Such DTC Global Notes, if any, and/or such International Global Note, if any, will at all times collectively represent the aggregate principal amount of the Notes of such series outstanding from time to time. Notes which are intended to be Eurosystem-eligible Notes may not be evidenced at any time by a DTC Global Note or a Certificated Note.

(11)	If at any time a portion of an International Global Note is exchanged for an interest in one or more DTC Global Notes evidencing Notes of the same series, the principal amount of such International Global Note shall be decreased by the amount of such portion, and such International Global Note shall be endorsed on the Schedule of Exchanges of Interests thereto to reflect such principal decrease, and one or more DTC Global Notes shall be increased by the amount of such portion and such DTC Global Notes shall be endorsed on the Schedule of Exchanges of Interests thereto to reflect such principal increase, subject to the limitation that in no event may the principal amount of any DTC Global Note be greater than the equivalent of U.S.$500,000,000. If at any time a portion of a DTC Global Note is exchanged for an interest in an International Global Note evidencing Notes of the same series, the principal amount of such DTC Global Note shall be decreased by the amount of such portion, and such DTC Global Note(s) shall be endorsed on the Schedule of Exchanges of Interests thereto to reflect such principal decrease, and the International Global Note shall be increased by the amount of such portion and shall be endorsed on the Schedule of Exchanges of Interests thereto to reflect such principal increase.
Section 6 Payment.
(1)	Canada will on the day on which a payment of the principal of, or interest on any Note shall become due (or (a) in the case of a Fixed Rate Note, the next following Business Day if such due date falls upon a day which is not a Business Day, or (b) in the case of a Floating Rate Note, the next following Market Day if such due date falls upon a day which is not a Market Day), in same day funds, pay, or cause the Exchange Rate Agent to pay, to the applicable Registrar to such accounts as are specified by the applicable Registrar:
(a)	if such Note is a DTC Global Note and in accordance with such DTC Global Note amounts on account of principal and interest are on such date to be paid to DTC in U.S. dollars rather than in the Specified Currency of such DTC Global Note, the amount of U.S. dollars to be so paid to DTC; and

(b)	all other amounts to be paid on such Note on account of principal and interest on that date as required by the terms of such Note in, subject to subsection 6(2), in the Specified Currency of such Note;
and Canada hereby authorizes and directs the applicable Registrar, from the funds so paid to it, to make payment of the principal of, and interest on, such Notes in accordance with their terms and the provisions set forth below.
(2)	If the Specified Currency of any Note is not at the time of any payment to be made on such Note legal tender for the payment of public and private debts, then such payment will be made in such other currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts and Canada will pay to the applicable Registrar such amount of Specified Currency necessary for payment to such registered holders on the date such payment is due, unless Canada determines that such Specified Currency is not available for making payments in respect of such Notes due to the imposition of exchange controls or other circumstances beyond the control of Canada. Interest on International Notes paid in the Specified Currency, other than interest due at Maturity, will be paid by the applicable Registrar on the relevant Interest Payment Date to the registered holders thereof by a cheque mailed to the address of each registered holder as such address shall appear in the applicable Register unless such registered holder has applied to the applicable Registrar and the applicable Registrar has accepted such application for payment to be made by wire transfer to an account with a bank located in a country of the Specified Currency (or in the case of the euro, a country that is at the time of payment in the Euro-zone) as shall have been designated on or prior to the relevant Regular Record Date. If interest is paid by cheque, all cheques payable in a Specified Currency will be drawn on a bank located outside of the United States. Payment of principal or interest due at Maturity in respect of International Notes paid in Specified Currency will be made by cheque unless such registered holder has applied to the applicable Registrar and the applicable Registrar has accepted such application for payment to be made by wire transfer to an account at a bank located in the country of the Specified Currency (or in the case of euro, a country that at the time of payment is in the Euro-zone) designated by the registered holders thereof at least 15 days prior to Maturity, provided that the Notes are presented at the relevant Corporate Trust Office, in time for the applicable Registrar to make such payments in such funds in accordance with its normal procedures.
(3)	If a Specified Currency for the payment of principal of, and interest on, an International Note:
(a)	ceases to be recognized by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community;
(b)	is a currency unit which ceases to be used for the purposes for which it was established; or
(c)	is not available for payment of principal of, and interest on, such International Note due to the imposition of exchange controls or other circumstances beyond the control of Canada, in each such case as determined in good faith by Canada, then Canada will be entitled to satisfy its obligations to holders of such International Notes by making such payment in U.S. dollars on the basis of the Market Exchange Rate on the second Market Day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face of such International Note or in an Addendum thereto. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute a default under this Agreement or such International Notes. However, if a Specified Currency is not available to Canada solely as a result of its replacement by the Euro, then Canada will make payments on such International Note in euro and such payments will not constitute a default under this Agreement or such Notes.
(4)	If payment in respect of a Note is required to be made in any currency unit, and such currency unit:
(a)	ceases to be recognized by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community;

(b)	is a currency unit which ceases to be used for the purposes for which it was established; or
(c)	is not available for payment of principal of, and interest on such Note, due to the imposition of exchange controls or other circumstances beyond Canada’s control, in each such case as determined in good faith by Canada, then Canada will be entitled, but not required, to make any payments in respect of such Note in U.S. dollars until such currency unit is again available. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S. dollars, which shall be determined by Canada or its agent on the following basis. The component currencies of the currency unit for the purpose (the “component currencies” or, individually, a “component currency”) shall be the currency amounts that were components of the currency unit as of the last day on which the currency unit was used. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the component currencies. The U.S. dollar equivalent of each of the component currencies shall be determined by Canada or such agent on the basis of the most recently available Market Exchange Rate for each such component currency, or as otherwise indicated on the face of the relevant Note or an Addendum thereto.
(5)	If the official unit of any component currency is altered by way of combination or subdivision, the number of units of the currency as a component currency shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as component currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of the original component currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original component currency.
(6)	All determinations referred to in subsections 6(3), (4) and (5) made by Canada or its agent (including the Exchange Rate Agent) shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the relevant Notes.
(7)	Except as otherwise provided in the applicable Note, payments of principal and interest in respect of a Certificated Note shall be made in same day funds at the applicable Registrar’s Corporate Trust Office provided that such Certificated Note is presented to the applicable Registrar in time for the applicable Registrar to make such payments in such funds in accordance with its normal procedures; provided that, at the option of Canada payments of interest may be made by cheque or wire transfer. If payments of interest on any Certificated Note are made by cheque, such cheque shall be dated the due date for payment and made payable to the order of the registered holder or, in the case of joint registered holders, to the order of all such joint registered holders (failing instructions from them to the contrary). The applicable Registrar shall mail or otherwise deliver such cheques to the names and addresses of registered holders of such Certificated Note (except cheques payable to joint registered holders which shall be sent to the address of that one of such joint registered holders whose name stands first in the Register as one of such joint registered holders) on the relevant due date for payment. If such payments of interest are made by wire transfer, such wire transfers will be made by transfers of immediately available funds, in the case of Notes denominated in U.S. dollars, by the applicable Registrar to an account maintained by a registered holder with a bank located in the United States and in the case of any other Notes, by the applicable Registrar to an account maintained by a registered holder with a bank located outside the United States; provided that, in each case, such registered holder shall have provided in writing to the applicable Registrar on or prior to the relevant Regular Record Date, appropriate payment instructions.
(8)	Subject to subsection 14(7), payments of the principal and interest on Global Notes will be made to the applicable Depositary or Common Safekeeper, as the case may be, or a nominee of such Depositary or Common Safekeeper, as the case may be, as registered holder thereof, in accordance with the arrangements then in effect between the applicable Registrar and the applicable Depositary or Common Safekeeper, as the case may be.

(9)	All monies paid to the applicable Registrar under subsections 6(1), 6(2), 8(5) or 9(2) shall be held by it in trust for the registered holders of Notes to be applied by the applicable Registrar to payments due on the relevant Notes at the time and in the manner provided for in this Agreement and such Notes.
(10)	All monies paid to any Paying Agent, other than either Registrar, for the payment of principal of or interest on any Notes shall be held by it in trust for the registered holders of such Notes and shall be applied as set forth herein and in the Notes.
(11)	At least 10 Business Days prior to the first date of payment of principal of or interest on any series of Notes if at such time any payment of principal of or any interest on the Notes of such series shall be subject to deduction or withholding for or on account of any tax, assessment or other governmental charge, and at least 10 such Business Days prior to each date, if any, of payment of principal or interest thereafter if there has been any change with respect to such matters, Canada will furnish the applicable Registrar and each other Paying Agent, if any, with a certificate of an Authorized Official instructing the applicable Registrar and each other Paying Agent, if any, whether such payment of principal of or any interest on the Notes of such series shall be made without deduction or withholding for or on account of any tax, assessment or other governmental charge. In the absence of any such certificate the applicable Registrar and each other Paying Agent, if any, may assume that no such deduction or withholding shall be required. If any such deduction or withholding shall be required, then such certificate shall specify, by country, the rate of withholding and the amount, if any, required to be withheld or deducted on such payment to holders of such Notes and Canada will pay or cause to be paid to the applicable Registrar and each other Paying Agent, if any, Additional Amounts, if any, required by the Notes to be paid.
(12)	If the applicable Registrar or any other Paying Agent pays (which it may in its sole discretion but shall not under any circumstances be obligated to do) out any amount due under the terms of the Notes on or after the due date thereof on the assumption that the corresponding payment for such amount has been or will be made by Canada and such payment has in fact not been so made by Canada prior to the time the applicable Registrar or such other Paying Agent makes such payment, then Canada shall on demand reimburse the applicable Registrar and such other Paying Agent for the relevant amount, and pay interest to the applicable Registrar and such other Paying Agent on such amount from the date on which such amount is paid out to the date of reimbursement at a rate per annum equal to the cost (to the applicable Registrar or such other Paying Agent) of funding the amount paid out, as certified by the applicable Registrar or such other Paying Agent and expressed as a rate per annum.
(13)	Canada’s obligation to pay the principal of, and interest on, a Note will cease if such Note is not presented for payment or a claim for interest is not made within two years from the date on which such principal or interest, as the case may be, becomes due and payable. Any money deposited with either Registrar for the payment of the principal or interest in respect of any Note remaining unclaimed for two years after such principal or interest shall have become due and payable shall be repaid to Canada without interest, if any, that has accrued on any such money, upon written request by Canada, and the registered holder of a Note may thereafter look only to Canada for any payment to which such holder may be entitled.
Section 7 Mutilated, Destroyed, Stolen or Lost Notes.
(1)	If any Note is mutilated, defaced, destroyed, stolen or lost, application for replacement shall be made to the applicable Registrar who shall promptly transmit such application to Canada. Such application shall be accompanied by the mutilated or defaced Note or proof, satisfactory to Canada in its discretion, of the destruction, theft or loss of the Note, and upon receipt by Canada of an indemnity satisfactory to it and the applicable Registrar, Canada shall execute a new Note of like tenor, and upon written instructions from Canada, the applicable Registrar shall thereupon cancel the mutilated or defaced Note, if applicable, or adjust the Register to reflect such destruction, theft or loss and the applicable Registrar shall authenticate, register and deliver such new Note in exchange for the mutilated or defaced Note or in substitution for the destroyed, stolen or lost Note and, if the Note is intended to be a Eurosystem-eligible Note, such new Note shall be delivered to the Common Safekeeper in exchange for the mutilated or defaced Note or in substitution for the destroyed, stolen or lost Note, together with instructions to effectuate it. Such replacement Note shall be dated (a) the date of authentication or (b) if the applicable Registrar is notified that a different date should be used such that neither gain nor loss of interest shall result from such exchange or substitution, such other date set forth in the notice to the applicable Registrar. All expenses associated with procuring any indemnity and with the preparation, authentication and delivery of a replacement Note will be borne by the registered holder of the mutilated, defaced, destroyed, stolen or lost Note certificate.
(2)	Whenever any Note, alleged to have been lost, stolen or destroyed for which a replacement Note has been issued, is presented to the applicable Registrar or any Paying Agent for payment at Maturity or redemption or for registration of transfer or exchange, the applicable Registrar or the Paying Agent, as the case may be, shall immediately notify Canada in respect thereof and shall deal with such Note only in accordance with Canada’s written instructions.
Section 8 Redemption at the Option of Canada.
(1)	Notes which are redeemable before the stated Maturity specified on the face thereof shall be redeemable in accordance with their terms and, except as may be otherwise specified therein, in accordance with this Section 8 and the Administrative Procedures.
(2)	Canada shall notify the applicable Registrar of the redemption date fixed by Canada (the “Redemption Date”) and, if less than all of the Notes of any series are to be redeemed, the principal amount of Notes of such series to be redeemed and any other information required by subsection 8(4), at least 10 days prior to the date notice of such redemption is to be provided to the registered holders of Notes pursuant to subsection 8(4), unless a shorter time shall be satisfactory to the applicable Registrar. Canada shall provide the applicable Registrar with a certificate executed by an Authorized Official or a Designated Official stating that Canada is entitled to effect such redemption and that the conditions precedent to the right of Canada so to redeem have occurred.
(3)	If less than all the Notes of a series are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the applicable Registrar, from the Notes of such series outstanding on such date and not previously called for redemption, by such method as the applicable Registrar shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for such Notes or any integral multiple thereof) of the principal amount of Notes of a denomination larger than the minimum authorized denomination for Notes of that issue. The applicable Registrar shall promptly notify Canada in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.
(4)	Upon receipt of a notification in respect of the Notes of any series in accordance with subsection 8(2), the applicable Registrar will give notice of redemption in the manner provided in Section 15, not less than 30 days nor more than 60 days prior to the Redemption Date to each registered holder of Notes of such series, but failure to give such notice in the manner herein provided to the registered holder of any Note of a series of Notes designated for redemption in whole or in part, or any defect in the notice to any such registered holder, shall not affect the validity of the proceedings for the redemption of any other such Note or portion thereof. All notices of redemption shall state:
(a)	the Redemption Date;
(b)	the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in the Notes;
(c)	if less than all outstanding series of Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Note or Notes to be redeemed;
(d)	in the case where any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the registered holder will receive, without charge, a new Note or series of Notes and of authorized denominations for the principal amount thereof that remains outstanding;

(e)	that on the Redemption Date, the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in the Notes will become due and payable upon each such Note, or the portion thereof, to be redeemed and that any interest thereon shall cease to accrue on and after said date;
(f)	the place or places of payment where such Notes are to be surrendered for redemption and payment of the Redemption Price and accrued interest, if any;
(g)	that the redemption is for a sinking fund, if such is the case; and
(h)	the CUSIP number or other similar identification code of such Note, if any.
(5)	On the Redemption Date, Canada shall deposit with the applicable Registrar an amount of money in the Currency in which the Notes to be redeemed are payable sufficient to pay on the Redemption Date the Redemption Price of, and accrued interest, if any, on, all the Notes or portions thereof which are to be redeemed on that date.
(6)	Notice of redemption having been given as aforesaid, the Note or portion thereof, as the case may be, to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the Currency in which such Note is payable (together with accrued interest, if any, to but excluding the Redemption Date), and from and after such date such Note shall, if the same were interest-bearing, cease to bear interest (except in respect of any portion thereof not so paid). Upon surrender of any Note for redemption in accordance with said notice, such Note or portion thereof, as the case may be, shall be paid by Canada at the Redemption Price, together with accrued interest, if any, to but excluding the Redemption Date.
(7)	Any Note which is to be redeemed only in part (pursuant to the provisions of this Section 8) shall be surrendered at a place for payment with due endorsement by, or a written instrument of transfer in form satisfactory to Canada and the applicable Registrar, duly executed by the registered holder thereof or its attorney duly authorized in writing. Upon surrender of any Note with such signature or endorsement, Canada shall execute and the applicable Registrar shall authenticate (and, if the Notes are intended to be Eurosystem-eligible Notes, the Common Safekeeper shall effectuate) and deliver to the registered holder of such Note without service charge a new Note or series of Notes, of any authorized denomination requested by such registered holder in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Note so surrendered.
Section 9 Repayment at the Option of the Registered Holder.
(1)	Notes which are repayable before the stated Maturity specified on the face thereof at the option of the registered holders thereof shall be repaid in accordance with the terms of such Notes and, except as may be otherwise specified therein, in accordance with this Section 9.
(2)	Notes subject to repayment in whole or in part at the option of the registered holders thereof will be repayable in whole or in part, as the case may be, at the Repayment Price therein specified in the Currency in which such Note is payable (together with accrued interest, if any, to but excluding the date (the “Repayment Date”) on which such Note becomes repayable at the option of the registered holder thereof), and from and after such date such Note shall, if the same were interest-bearing, cease to bear interest (except in respect of any portion thereof not so paid). Canada will, on the Repayment Date, deposit with the applicable Registrar an amount of money in the Currency in which the Notes to be repaid are payable sufficient to pay the Repayment Price of all the Notes or portions thereof, as the case may be, to be repaid on such date.
(3)	Notes subject to repayment at the option of the registered holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Notes. To be repaid at the option of the registered holder, such registered holder must give to the applicable Registrar notice of repayment not less than 30 days nor more than 60 days prior to the Repayment Date. Such notice must be received by the applicable Registrar at its Corporate Trust Office, unless another place is specified as the place of payment therefor in the terms of such Notes (or at such other place or places of which Canada shall from time to time notify the registered holders of such Notes) and shall consist of either (i) the Note with the form entitled “Option to Elect Repayment” duly completed or (ii) a telegram, facsimile or a letter from a member of a national securities exchange, or of the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States, setting forth the name of the registered holder, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the series of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that such Note, together with the duly completed form entitled “Option to Elect Repayment”, will be received by the applicable Registrar not later than the 5th Business Day after the date of such telegram, facsimile or letter; provided, however, that such telegram, facsimile or letter shall only be effective if such Note and such form, duly completed, are received by the applicable Registrar by such 5th Business Day. If less than the entire principal amount of such Note is to be repaid in accordance with the terms of such Note, the principal amount of such Note to be repaid, in increments of the minimum denomination for such Notes, and the denomination or denominations of the Note or Notes to be issued to the registered holder for the portion of principal amount of such Note surrendered that is not to be repaid, must be specified. The principal amount of any Note providing for repayment at the option of the registered holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Note would be less than the minimum authorized denomination therefor. Exercise of the repayment option by the registered holder shall be irrevocable unless waived by Canada.
(4)	If Notes providing for repayment at the option of the registered holders thereof shall have been surrendered as provided in this Section 9 and as provided by or pursuant to the terms of such Notes, such Notes or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by Canada on the Repayment Date therein specified, and on and after such Repayment Date, such Notes shall, if the same were interest-bearing, cease to bear interest (except in respect of any portion thereof not repaid). Upon surrender of any such Note for repayment in accordance with such provisions, the Repayment Price of such Note or portion thereof, as the case may be, to be repaid shall be paid by Canada.
(5)	Upon surrender of any Note which is to be repaid in part only, Canada shall execute and the applicable Registrar shall authenticate (and, if the Notes are intended to be Eurosystem-eligible Notes, the Common Safekeeper shall effectuate) and deliver to the registered holder of such Note without service charge a new Note or series of Notes, of any authorized denomination specified by the registered holder, in an aggregate principal amount equal to and in exchange for the portion of the principal amount of such Note so surrendered which is not to be repaid.
Section 10 Cancellation and Destruction and Right to Purchase.
(1)	All Notes which are paid at the stated Maturity or upon early redemption or repayment in full, or surrendered for registration of transfer or exchange for other Notes, including for redemption or repayment in part, shall be cancelled by or on behalf of the applicable Registrar who shall register such cancellation. The applicable Registrar shall, as soon as practicable after the date of cancellation of Notes under this Section 10 or subsection 7(1) or the date the Register is adjusted to reflect the destruction, theft or loss of a certificate pursuant to subsection 7(1), furnish Canada with a certificate or certificates stating the serial numbers and total number of Notes that have been cancelled. The applicable Registrar shall destroy (or obtain confirmation of destruction from the Common Safekeeper, as applicable) all cancelled Notes in accordance with the instructions of Canada and shall furnish to Canada, on a timely basis, certificates of destruction stating the serial numbers, dollar value and total number of all Notes destroyed hereunder. In the case of full payment in respect of an International Global Note that is intended to be a Eurosystem-eligible Note, the International Registrar shall instruct the Common Safekeeper to destroy the relevant International Global Note and shall instruct the ICSDs to make the appropriate entries in their records.
(2)	Canada may, at any time, purchase Notes of any series or interests therein in the open market, or by tender or by private contract at any price, in accordance with applicable law and may cause the applicable Registrar to cancel any Notes so purchased, in each case so long as Canada is not in default under the Notes of such series.

Section 11 The Registrars
(1)	In acting under this Agreement, each Registrar and each other Agent, if any, is acting solely as an agent of Canada and does not assume any obligation or relationship of agency or trust for or with any of the holders of the Notes, except that all funds held by the applicable Registrar or such other Agent for payment of principal or interest shall be held in trust for the registered holders of the Notes as provided in this Agreement but need not be segregated from other funds held by the applicable Registrar or such other Agent except as required by law; provided that any such moneys remaining unclaimed at the end of two years after the date on which such principal or interest shall have become due and payable shall be repaid to Canada, as provided and in the manner set forth in this Agreement and the Notes, whereupon the aforesaid trust shall terminate and all liability of the applicable Registrar or such other Agent with respect to such moneys shall cease and the holders of such Notes will thereafter look only to Canada for payment.
(2)	In respect of any International Global Note that is intended to be a Eurosystem-eligible Note the International Registrar shall (i) advise the ICSDs and, where applicable, the Common Safekeeper, of any redemption, payment, exchange, repayment or cancellation thereof, and of any new Eurosystem-eligible Note issued in exchange for a mutilated or defaced Eurosystem-eligible Note or in substitution for the destroyed, stolen or lost Eurosystem-eligible Note and shall instruct the ICSDs to make appropriate entries in their records to reflect same, (ii) at least monthly, reconcile the records of the ICSDs with the Register, and (iii) perform the duties which are stated to be performed by it in Exhibit F. Each of the Agents (other than the International Registrar) agrees that if any information that is required by the International Registrar to perform the duties set out in Exhibit F becomes known to it, it will promptly provide such information to the International Registrar.
(3)	Each Registrar and each other Agent, if any, shall be protected and incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any Note, certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine.
(4)	Each Registrar, and each other Agent, if any, and their respective officers, directors and employees, may become the registered holder of, or acquire any interest in, any Notes, with the same rights that it would have if it were not a Registrar or an Agent hereunder, or they were not such officers, directors, or employees, and may engage or be interested in any financial or other transaction with Canada and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or other obligations of Canada as freely as if it were not a Registrar or an Agent hereunder or they were not such officers, directors, or employees.
(5)	Each Registrar and each other Agent, if any, may consult with counsel, and any advice or written opinion of such counsel shall be full and complete authorization and protection, and no liability shall be incurred by it in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and without gross negligence and in accordance with such advice or opinion.
(6)	The recitals contained herein and in the Notes (except in the certificate of authentication of a duly authorized officer or a duly appointed signatory of the applicable Registrar) shall be taken as the statements of Canada, and neither Registrar assumes any responsibility for the correctness of the same. Neither Registrar nor any other Agent makes any representation as to the validity or sufficiency of this Agreement or the Notes. Neither Registrar nor any other Agent shall be accountable for the use or application by Canada of the proceeds of any Notes authenticated (and, where applicable, effectuated) and delivered by or on behalf of the applicable Registrar or any other Agent in conformity with the provisions of this Agreement. Neither Registrar shall be liable for any actions or omissions of any other Agent, or have any duty to monitor or supervise any other Agent.
(7)	The Registrars and other Agents shall be obligated to perform such duties and only such duties as are specifically set forth herein and in the Notes, and no implied duties or obligations shall be read into this Agreement or the Notes against either Registrar or any other Agent. Neither Registrar nor any other Agent shall be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it, and shall promptly give notice to Canada of such a decision not to take action.
(8)	Except as otherwise specifically provided herein or in the Notes of any series, any order, certificate, notice, request, direction or other communication from Canada, made or given under any provision of this Agreement shall be sufficient if signed by an Authorized Official or Designated Official. The applicable Registrar or any other Agent may as to the truth of the statements and the correctness of the opinions expressed therein, rely upon certificates or opinions furnished to such Registrar or other Agent, as applicable, and conforming to the requirements of this Agreement. Canada will furnish the applicable Registrar and any other Agent with a certificate as to the incumbency and specimen signatures of Authorized Officials and Designated Officials upon the execution of any Note. Until such Registrar or such other Agent receives a subsequent certificate from Canada, the applicable Registrar and such other Agent shall be entitled to rely on the last such certificate delivered to them for purposes of determining the Authorized Officials and Designated Officials.
(9)	Except as specifically provided herein or in the Notes of any series, neither the Registrars nor any other Agent shall have any duty or responsibility in case of any default by Canada in the performance of its obligations. Under no circumstances does the applicable Registrar or any other Agent have any duty or responsibility to accelerate all or any of the Notes or to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for the payment thereof upon Canada.
(10)	Nothing herein or in the Notes shall obligate either Registrar or any other Agent to provide notice of any default by Canada in the performance of its obligations.
(11)	Whether or not therein expressly so provided, every provision of this Agreement and each Note relating to the conduct of or affording protection to the applicable Registrar or any other Agent shall be subject to the provisions of this Section 11.
(12)	Whenever in the administration of this Agreement or the Notes the applicable Registrar or any other Agent shall deem it desirable that a matter be proved or established prior to the taking, suffering or omitting any action under this Agreement or the Notes, such evidence may in the absence of bad faith be established by a certificate from an Authorized Official or Designated Official and/or an opinion of counsel unless other evidence be specifically described herein.
(13)	Neither Registrar nor any other Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but each Registrar and each other Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if such Registrar or such Agent shall determine to make such further inquiry or investigation, Canada shall cooperate therewith to such extent as is reasonable under the circumstances.
(14)	Neither Registrar nor any other Agent shall be under any obligation to take any action that is discretionary under the provisions of this Agreement or the Notes and no permissive power or authority available to such Registrar or such other Agent shall be construed as a duty.
(15)	Neither Registrar nor any other Agent shall be charged with knowledge of any default by Canada hereunder or under any of the Notes unless such Registrar or such Agent shall have received written notice thereof from Canada or the holder of a Note.
(16)	The applicable Registrar shall, at the cost and expense of Canada, upon written directions of an Authorized Official or Designated Official and as reasonably agreed by the applicable Registrar, invest specified amounts of funds held from time to time by such Registrar in specific lawful investments specified in such written directions provided such Registrar is able to make such investments. Gain or loss on all such investments are for the account of Canada and shall not otherwise affect the obligations of Canada under this Agreement. Investments shall mature no later than 9:00 a.m. (New York time) on the date funds are required to be used. Except as provided in this paragraph, neither Registrar shall have any obligation to invest or pay interest on any funds held by it.

(17)	Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from either Registrar that such Registrar in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process. Information and assistance on registering and using the email encryption technology can be found at the Registrars’ secure website, which is www.sf.citidirect.com or at another secure website provided by a Registrar to a recipient of the email communication.
Section 12 Expenses and Indemnity of Registrars and Other Paying Agents and Transfer Agents.
(1)	In connection with each Registrar’s appointment and duties as a Registrar, Canada will pay such Registrar compensation in an amount as separately agreed upon by Canada and such Registrar. Canada will indemnify and hold harmless each Registrar (which will include each of their officers, directors and employees when acting in their capacities as agents) against all claims, actions, demands, damages, costs (including reasonable fees of counsel), expenses, losses or liability which may be incurred by such Registrar or other Paying Agent or Transfer Agent by reason of, or in connection with, such Registrar’s or such other Paying Agent’s or Transfer Agent’s appointment and duties as such, including any duties pursuant to the terms and conditions herein or actions taken or omitted by any of them in reliance on any certificate furnished pursuant to subsection 6(11) except as such result from any negligent act or omission, bad faith or wilful misconduct of such Registrar or such other Paying Agent or Transfer Agent, or their respective directors, officers, employees or agents. In addition, Canada shall, pursuant to arrangements separately agreed upon by Canada and the applicable Registrar, transfer to such Registrar, upon presentation of reasonable substantiating documentation satisfactory to Canada, amounts sufficient to reimburse such Registrar for certain out of pocket expenses reasonably incurred by it and by any other Transfer Agent or Paying Agent in connection with their services. The obligation of Canada under this paragraph shall survive payment of the Notes, termination of this Agreement and resignation or removal of such Registrar.
Section 13 Successor Registrars.
(1)	Canada agrees that there shall at all times be a Domestic Registrar and an International Registrar hereunder and that the Domestic Registrar shall be a bank or trust company organized and doing business under the laws of Canada or any province or territory thereof or the United States or any state thereof and that the International Registrar shall be a bank or trust company organized and doing business under the laws of Canada or any province or territory thereof, the United States or any state thereof or the United Kingdom, in each case, in good standing and authorized to perform the duties set out herein; provided that Canada may choose to act at any time as its own fiscal agent, transfer agent, registrar and principal paying agent.
(2)	Neither Registrar shall transfer or assign this Agreement or any interest or obligation herein without Canada’s prior written consent. Any entity into which either Registrar may be amalgamated, merged or converted, or any entity with which either Registrar may be consolidated, or any entity resulting from any amalgamation, merger, conversion or consolidation or any entity to which either Registrar shall sell or otherwise transfer all or substantially all of its corporate trust business; provided that it shall be qualified as aforesaid, shall be a successor Registrar, as the case may be, under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Canada reserves the right to appoint a new Registrar within 30 days of any such amalgamation, merger, conversion or consolidation.
(3)	Either Registrar may at any time resign by giving written notice to Canada of its resignation, specifying the date on which its desired resignation shall become effective (which shall not be less than 60 days after the date on which such notice is given unless Canada shall agree to a shorter period); provided that no such notice shall expire less than 30 days before or 30 days after the due date for any payment of principal or interest in respect of the Notes. Canada may remove either Registrar at any time by giving 30 days written notice to such Registrar specifying such removal and the date on which such removal shall become effective. Such resignation or removal shall only take effect upon the appointment by Canada of a successor Registrar and the acceptance of such appointment by such successor Registrar. If no successor Registrar has accepted such appointment as contemplated by subsection 13(5) within 30 days, the resigning Registrar may petition a court of competent jurisdiction for the appointment of a successor Registrar. Any other Agent may resign or may be removed at any time upon like notice, and Canada in any such case may appoint in substitution therefor a new Agent or Agents as provided in Section 2.
(4)	The appointment of each Registrar or other Agent hereunder shall forthwith terminate, whether or not notice of such termination shall have been given, if at any time such Registrar or such other Agent becomes incapable of performing its duties hereunder, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a liquidator, administrator or receiver or other similar official of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding up or dissolution of such Registrar or such other Agent, as applicable, or if a liquidator or receiver of all or any substantial part of such Registrar’s or such other Agent’s property, as applicable, is appointed, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if any public officer takes charge or control of such Registrar or such other Agent, as applicable, or its property or affairs for the purposes of rehabilitation, conservation or liquidation.
(5)	Prior to the effective date of any such resignation or removal of either Registrar, or if either Registrar shall become unable to act as such or shall cease to be qualified as aforesaid, Canada shall appoint a successor Registrar qualified as aforesaid. Upon the appointment of a successor Registrar and its acceptance of such appointment, the retiring Registrar shall, at the direction of Canada and upon payment of its compensation and expenses then unpaid, deliver and pay over to its successor any and all securities, money and any other properties then in its possession as a Registrar and shall thereupon cease to be a Registrar or act hereunder.
(6)	If either Registrar ceases to act or resigns pursuant to subsection 13(3) or (4), the resigning Registrar shall only be entitled to annual fees otherwise payable to it under this Agreement on a pro rata basis for that period since the most recent anniversary of this Agreement during which it has acted as a Registrar. If either Registrar ceases to act for any other reason, it shall be entitled to receive the full amount of the annual fees payable to it in respect of the Notes pursuant to Section 12. Upon ceasing to act the resigning Registrar shall be entitled to the payment by Canada of its compensation for the services rendered under this Agreement as determined pursuant to this subsection 13(6) and to the reimbursement of all reasonable out of pocket expenses incurred in connection with the services rendered by it under this Agreement (including the reasonable fees and expenses of counsel) as provided in Section 12 after receipt of an itemized statement detailing such expenses.
Section 14 Special Provisions Relating to the Notes when Represented by a Global Note.
(1)	Unless a Global Note is presented by an authorized representative of a Depositary or the Common Safekeeper, as the case may be, to Canada or the applicable Registrar for registration of transfer, exchange or payment, and a replacement Global Note is issued and registered in the name of such Depositary or the Common Safekeeper, as the case may be, or to the nominee of such Depositary or the Common Safekeeper, as the case may be, as requested by such authorized representative, and unless a payment is made to the Depositary or the Common Safekeeper, as the case may be, or the nominee of the Depositary or the Common Safekeeper, as the case may be, in whose name a Global Note is registered, any transfer, pledge or other use of and any payment on such Global Note, for value or otherwise, by or to any other person shall be wrongful in as much as the registered holders thereof have an interest therein.
(2)	Except as provided in this subsection 14(2) and subsection 14(3), Notes represented by a Global Note will not be issued in definitive registered form.
(a)	If at any time DTC notifies Canada that it is unwilling or unable to continue as a depositary for any DTC Global Note or if at any time it ceases to be a recognized clearing agency registered under the United States Securities Exchange Act of 1934, as amended, if applicable, or otherwise ceases to be eligible to act as a depositary, Canada shall appoint a successor depositary with respect to such DTC Global Note. If a successor depositary for such DTC Global Note is not appointed by Canada within 90 days after Canada receives such notice or becomes aware of such ineligibility, Canada shall execute Certificated Notes and the applicable Registrar, upon receipt thereof and upon written order of Canada, shall authenticate and deliver such Certificated Notes in denominations of the minimum denomination for Notes of the relevant series, or integral multiples thereof, in an aggregate principal amount equal to the aggregate principal amount of the DTC Global Note or DTC Global Notes of such series as of the exchange date.
(b)	If at any time Clearstream, Luxembourg or Euroclear is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention to permanently cease business, Canada shall appoint a successor depositary, common safekeeper and/or successor clearing system with respect to the International Global Notes. If a successor depositary, common safekeeper and/or successor clearing system for the International Global Notes is not appointed by Canada within 90 days after Canada receives such notice or becomes aware of such closure or announcement, Canada shall execute Certificated Notes, and the applicable Registrar, upon receipt thereof and upon written order of Canada, shall authenticate and deliver such Certificated Notes, in denominations of the minimum denomination for Notes of the relevant series, or integral multiples thereof, in an aggregate principal amount equal to the aggregate principal amount of the International Global Notes of such series as of the exchange date.
(c)	In the case of a series of International Notes that are represented by one or more DTC Global Notes and one or more International Global Notes, and Section 14(2)(a) or (b) applies, then Certificated Notes will be delivered for all Global Notes of such series.
(3)	Canada may at any time and in its sole discretion determine not to have the Notes of any series held in the form of one or more Global Notes. In such event Canada shall execute Certificated Notes for such series and the applicable Registrar, upon receipt thereof and upon written order of Canada, shall authenticate and deliver such Certificated Notes in denominations of the minimum denomination for Notes of the relevant series, or integral multiples thereof, in an aggregate principal amount equal to the aggregate principal amount of the Global Note(s) of such series as of the exchange date.
(4)	Upon the exchange of the Global Notes of a series for Certificated Notes the applicable Registrar shall cancel such Global Notes and shall reduce the holdings of the relevant Depositary or the Common Safekeeper, as the case may be, on the Register to nil. Certificated Notes issued in exchange for Global Notes pursuant to this Section 14 shall be registered in such names as the relevant Depositary or the Common Safekeeper, as the case may be, pursuant to instructions from its direct or indirect participants or otherwise, shall direct the applicable Registrar or Canada. At the expense of Canada, the applicable Registrar shall deliver Certificated Notes to or as directed by the persons in whose names such Certificated Notes are so registered and shall direct all payments to be made in respect of such Certificated Notes to the registered holders thereof on or after such exchange regardless of whether such exchange occurred after the record date for such payment.
(5)	All Certificated Notes issued upon the exchange of any Global Note shall be valid obligations of Canada, evidencing the same debt, entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to the relevant Global Note) as the Global Notes surrendered upon such exchange.
(6)	In the event Certificated Notes of a series of Notes listed on the Luxembourg Stock Exchange are issued and the rules of such exchange so require, Canada will appoint, and so long as such Notes are so listed will maintain, a transfer and paying agent in Luxembourg. Notice of such appointment will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.bourse.lu. In such circumstances Canada will also appoint and maintain a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC of June 3, 2003.
(7)	In the case of an International Note that is represented by one or more DTC Global Notes, the following special provisions apply:

(a)	Except as otherwise modified herein or in such DTC Global Note, payments of principal of, and interest on, such DTC Global Note will be made to DTC or its nominee as registered holder thereof, in accordance with arrangements then in effect between the applicable Registrar and DTC.
(b)	All payments in respect of such DTC Global Note will be made in U.S. dollars, as provided in such DTC Global Note regardless of the Specified Currency (as specified on the face of such DTC Global Note) unless DTC makes the Specified Currency Payment Election as provided in such DTC Global Note with respect to one or more such payments.
(c)	All currency exchange costs incurred by Canada in converting a Specified Currency into U.S. dollars in order to make payments to DTC will be deducted from such payments and borne by the person beneficially entitled to such payment.
Section 15 Notices.
(1)	Any communications from Canada to the Domestic Registrar with respect to this Agreement shall be addressed to:
Citibank, N.A. Agency and Trust 388 Greenwich Street, 14th floor New York, New York 10013

Telephone:	(212) 816-5680
Fax:	(212) 816-5527
(2)	Any communications from Canada to the International Registrar with respect to this Agreement shall be addressed to:
Citibank, N.A., London Branch Citigroup Centre Canada Square Canary Wharf London E14 5LB

Telephone:	+353 1 622 0865/+353 1 622 0866
Fax:	+352 1 622 2210/+353 1 622 2212
(3)	Any communications from either Registrar to Canada with respect to this Agreement shall be addressed to:

Department of Finance	Department of Finance
20th Floor, East Tower	5th Floor, East Tower
140 O’Connor Street	140 O’Connor Street
Ottawa, Ontario	Ottawa, Ontario
Canada K1A 0G5	Canada K1A 0G5
Attention: Chief, Reserves and	Attention: Manager, Public Debt and other
Risk Management Section	Statutory Programs

Telephone: (613) 943-1944	Telephone: (613) 996-9822
Fax: (613) 943-2039	Fax: (613) 995-1325
with a courtesy copy to:
Bank of Canada
234 Wellington Street

Ottawa, Ontario
Canada K1A 0G9
Attention: Chief, Financial Markets Department

Telephone:	(613) 782-8160
Fax:	(613) 782-8334
(or such other address as shall be specified in writing by the applicable Registrar or Canada, as the case may be) and shall be delivered in person or by overnight courier or sent by first class prepaid post or by facsimile transmission subject, in the case of facsimile transmission, to confirmation of receipt by telephone through “answer-back” facsimile receipt, to the foregoing addresses. Such notice shall take effect in the case of delivery in person, at the time of delivery, in the case of delivery by overnight courier on the next Business Day in the place where it is delivered, in the case of delivery by first class prepaid post, seven days after dispatch or the Business Day in the place of delivery next following such seventh day if such seventh day is not such a Business Day, and in the case of delivery by facsimile transmission, at the time of confirmation by telephone.
(4)	All notices to the registered holders of Notes will be mailed or delivered to such holders at their addresses indicated in records maintained by the applicable Registrar and, in the case of any series of Notes listed on the Luxembourg Stock Exchange at the time of such mailing and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.bourse.lu. Any such notice shall be deemed to have been given on the date of such delivery, or in the case of mailing, on the fourth day after such mailing.
Section 16 Meetings of Holders of Notes.
(1)	In this Section 16 all references to “Notes” and “registered holders of Notes” shall be to the Notes or to the Notes of the relevant series, as the case may be, and the registered holders of the Notes or of the Notes of such series, as the case may be, and the term “outstanding” means, in relation to any Notes, all such Notes other than:
(a)	those which have been redeemed in full or purchased and cancelled;
(b)	those in respect of which the date for redemption in full has occurred and the redemption moneys therefor (including all arrears of interest to such date for redemption) have been duly paid to the applicable Registrar in the manner provided for in this Agreement (and, where appropriate, notice to that effect has been given in accordance with the terms thereof);
(c)	those which have become void or claims in respect of which have become prescribed under the terms thereof;
(d)	(for the purpose only of ascertaining the amount outstanding and without prejudice to their status for any other purpose) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to the terms thereof;
(e)	those Notes which have been mutilated or defaced and which have been surrendered or cancelled and in respect of which replacement Notes have been issued pursuant to the terms thereof;
(f)	any Global Note to the extent that it has been exchanged for Certificated Notes; and
(g)	unless and until ceasing to be so held, Notes which are held by, or are held on behalf of, Canada and not cancelled.
(2)	A registered holder of a Note may by an instrument in writing in the form for the time being available from the applicable Registrar at its Corporate Trust Office (hereinafter called a “form of proxy”) signed by such registered holder (or, in the case of joint registered holders, the first named) or its duly appointed attorney or, in the case of a corporation, executed under its seal or signed on its behalf by its duly appointed attorney or a duly authorised officer of the corporation and delivered to such Registrar not later than 48 hours prior to the time for which such meeting or adjourned meeting is convened, appoint any person (hereinafter also called a “proxy”) to attend and act on his or its behalf in connection with any meeting or proposed meeting of the registered holders of Notes.
(3)	Any registered holder of a Note which is a corporation may by resolution of its directors or other governing body and the delivery of an executed or certified copy of such resolution (or, if such resolution is not in English, a certified translation thereof) to the applicable Registrar not later than 48 hours prior to the time for which such meeting or adjourned meeting is convened, authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of the registered holders of the Notes.
(4)	Any proxy appointed pursuant to subsection 16(2) or representative appointed pursuant to subsection 16(3) shall for so long as such appointment remains in force (and the relevant Notes remain registered in the name of the appointor), be deemed for all purposes in connection with any meeting or proposed meeting of the registered holders of Notes specified in such appointment, to be the registered holder of the Notes to which such appointment relates and the registered holder of the Notes shall be deemed for such purposes not to be the registered holder.
(5)	Canada shall upon a request in writing from registered holders of Notes of any series holding not less than 10% of the aggregate principal amount of the Notes of such series then outstanding, convene or cause to be convened a meeting of the registered holders of Notes of such series. Canada may also at any time convene or cause to be convened a meeting of the registered holders of Notes or a series of Notes for any lawful purpose. Whenever Canada is about to convene or cause to be convened any such meeting it shall forthwith give notice in writing to the applicable Registrar of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as the applicable Registrar may approve.
(6)	A person (who may, but need not, be the registered holder of a Note) nominated in writing by Canada shall be the chairman at every meeting, but if no such nomination is made or if at any meeting the person so nominated is not present within 15 minutes from the time fixed for the holding of such meeting, the registered holders of the relevant Notes present may appoint another such person to be chairman. The chairman of a reconvened meeting need not be the same person who was chairman of the original meeting.
(7)	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the registered holders of the relevant Notes. If someone gives such notice other than the applicable Registrar, a copy of the notice shall be given to the applicable Registrar. Such notice shall include, inter alia, statements to the effect that the registered holders of the relevant Notes may appoint proxies by executing and delivering a form of proxy in the English language to the specified office of the applicable Registrar until 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution of their directors or other governing body and by delivering an executed or certified copy of such resolution (or, if not in English, a certified English translation thereof) to the applicable Registrar not later than 48 hours before the time fixed for the meeting. All written notices to a Depositary of meetings shall contain a requirement that such Depositary or Common Safekeeper, as the case may be, must notify clearing system participants and, if known, beneficial owners of the relevant Notes of the meeting in accordance with procedures established from time to time by such clearing systems. The registered holders of the relevant Notes shall seek voting instructions on the matters to be raised at such meeting from the clearing system participants or, if known, from the beneficial owners of the relevant Notes.
(8)	At any meeting of the registered holders of Notes or Notes of any series, one or more persons present and holding, or being proxies or representatives and holding or representing, at least:
(a)	in the case of a meeting convened to consider an Extraordinary Resolution to make any such alteration as set forth to in the proviso to subsection 16(18), 75%; and
(b)	in the case of a meeting convened to consider any other Extraordinary Resolution, 50%,

in principal amount of the Notes or the Notes of the relevant series then outstanding shall form a quorum for the transaction of business and no business (other than the choosing of a chairman, if necessary) shall be transacted at any meeting unless the requisite quorum is present at the commencement of business. If a quorum of the registered holders of the relevant Notes shall not be present within one half hour after the time fixed for holding any meeting, such meeting shall stand adjourned without notice to the same day in the next week (or, if such day is not a Business Day in the place where the meeting is to take place, until the next such Business Day thereafter) at the same time and place unless the chairman appoints some other day, time or place of which not less than 7 days’ notice shall be given in the manner provided above. In this Agreement a reference to “Business Day” in any place means a day on which banking institutions in such place are not authorized or obligated by law or executive order to close and, with respect to International Notes denominated in euro only, a day that is also a day on which the TransEuropean Automated Real-Time Gross Settlement Express Transfer (TARGET2) System or successor thereto is open.
(9)	If such meeting was convened to consider an Extraordinary Resolution to make any such alteration as is set forth in the proviso to subsection 16(18), at the adjourned meeting one or more persons present and holding, or being proxies for or representatives of registered holders of, at least 33 1/3% in principal amount of the relevant Notes for the time being outstanding shall form a quorum for the transaction of business and no business (other than the choosing of a chairman, if necessary) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business.
(10)	If such meeting was convened for any other purpose, at the adjourned meeting one or more registered holders of the relevant Notes present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened.
(11)	The chairman of any meeting at which a quorum is present may, with the consent of persons present and holding, or being proxies for or representatives of registered holders of, at least a majority of principal amount of the relevant Notes represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.
(12)	Every motion or question submitted to a meeting shall be decided by Extraordinary Resolution (as hereafter defined) and in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a registered holder of a relevant Note or being a proxy or a representative of such a registered holder.
(13)	At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or Canada or by one or more persons holding, or being proxies for or representatives of registered holders of, one or more relevant Notes having an aggregate, principal amount of not less than 2% of the aggregate principal amount of all the relevant Notes for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number of proportion of the votes recorded in favour of or against such resolution.
(14)	If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as hereinafter provided) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.
(15)	Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.
(16)	The applicable Registrar and Canada and their respective financial and legal advisers shall be entitled to attend and speak at any meeting of the registered holders of Notes. Save as aforesaid no person shall be entitled to attend or vote at any meeting of the registered holders of Notes or to join with others in requesting the convening of such a meeting unless he is the registered holder of a relevant Note or is a proxy for or a representative of such a registered holder.

(17)	Subject as provided in subsection 16(13) at any such meeting (a) on a show of hands every person who is present in person and (i) who is a registered holder of a relevant Note or (ii) who is a proxy for or representative of a registered holder of a relevant Note shall have one vote and (b) on a poll every such person who is so present shall have one vote in respect of each nominal principal amount of the relevant Notes equal to the minimum denomination of such Notes so held or in respect of which he is a proxy or representative. Without prejudice to the obligations of the proxies named in any form of proxy, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way. In the case of Notes held jointly, any one of the joint registered holders present in person or by proxy may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, only the first named of them may vote in respect of each nominal principal amount of the relevant Notes equal to the minimum denomination of such Notes of which they are joint registered holders.
(18)	A meeting of the registered holders of Notes shall, in respect of the relevant Notes only and only insofar as it affects the relevant Notes and in addition to the powers hereinbefore given, but without prejudice to any powers conferred on other persons by these presents, have the following powers exercisable by Extraordinary Resolution, namely:
(a)	power to agree to any proposal by Canada for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the registered holders of the relevant Notes against Canada under such Notes;
(b)	power to agree to any proposal by Canada for the exchange or substitution for such Notes of, or conversion of such Notes into, other obligations or securities of Canada;
(c)	power to agree to any modification of or amendment to this Agreement or the terms of such Notes proposed by Canada provided that, without the consent of the applicable Registrar, no modification or amendment shall affect the rights, responsibilities, duties or immunities of the applicable Registrar;
(d)	power to direct or authorise the applicable Registrar to exercise any power, right, remedy or authority given to it by this Agreement or such Notes in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;
(e)	power to waive and direct the applicable Registrar to waive any default on the part of Canada in complying with any provisions of this Agreement or the relevant Notes or to waive and direct the applicable Registrar to waive future compliance with any provisions of this Agreement or the relevant Notes;
(f)	power to repeal, modify or amend any Extraordinary Resolution previously passed by the registered holders of the relevant Notes; and
(g)	power to appoint any persons (whether registered holders of the relevant Notes or not) as a committee or committees to represent the interests of the registered holders of the relevant Notes and to confer upon such committee or committees any powers or discretions which the registered holders of the relevant Notes could themselves exercise by Extraordinary Resolution;
provided, however, that the special quorum provisions contained in subsections 16(8)(a) and 16(9) and the Required Percentage set out in subsection 16(19)(a) shall apply in relation to any Extraordinary Resolution for the purpose of making modification of the provisions contained in the relevant Notes which:
(i)	changes the stated Maturity of such Notes or changes any interest or principal payment date of such Notes; or

(ii)	reduces or cancels the principal amount of such Notes; or

(iii)	changes the rate of interest payable in respect of such Notes; or

(iv)	changes the currency or place of any payment in respect of such Notes is to be made; or
(v)	modifies the provisions contained in this Section 16 concerning the quorum required at any meeting of the holders of the Notes or any adjournment thereof or concerning the percentage required to pass an Extraordinary Resolution; or

(vi)	impairs the right to institute suit for the enforcement of any payment on or with respect to any of such Notes; or

(vii)	reduces the percentage of the principal amount of such Notes required to waive any future compliance or past default; or

(viii)	reduces the amount of principal payable upon acceleration of the maturity of such Notes; or

(ix)	permits early redemption of such Notes or, if early redemption is already permitted, set a redemption date earlier than the date previously specified or reduce the redemption price; or

(x)	changes the definition of “outstanding” with respect to such Notes; or

(xi)	changes Canada’s obligation to pay Additional Amounts in respect of such Notes; or

(xii)	changes the governing law provision of such Notes; or

(xiii)	in connection with an exchange offer for such Notes, amend any event of default under such Notes; or

(xiv)	changes the status of such Notes; or

(xv)	amends this proviso in any manner.
(19)	The term “Extraordinary Resolution” means a resolution proposed to be passed at a meeting of registered holders of the relevant Notes duly convened for the purpose and held in accordance with the provisions of this Agreement and passed by the affirmative vote of persons present and holding, or being proxies for or representing registered holders of, such Notes having an aggregate principal amount of not less than the following percentage (the “Required Percentage”):
(a)	in the case of a resolution that has the effect of approving, agreeing to, or effecting any matter or alteration as is referred to in the proviso to subsection 16(18), 75% of the aggregate principal amount of all such Notes; and

(b)	in the case of any other resolution referred to in subsection 16(18), 66 2/3% of the aggregate principal amount of all such Notes represented at the meeting and voted on the resolution.
(20)	All actions that may be taken and all powers that may be exercised by the registered holders of the relevant Notes by an Extraordinary Resolution at a meeting held as hereinbefore provided may also be taken and exercised by persons holding, or being proxies for or representatives of the registered holders of, not less than the Required Percentage of the aggregate principal amount of all such Notes then outstanding by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used herein shall include an instrument so signed.

(21)	Every Extraordinary Resolution passed in accordance with the provisions of this Agreement at a meeting of registered holders of the relevant Notes shall be binding upon all registered holders of such Notes, whether present or represented at or absent from such meeting, and every instrument in writing signed in accordance with subsection 16(20) shall be binding upon all registered holders of the relevant Notes (whether or not a signatory). Subject to the provisions of its indemnity contained in this Agreement, the applicable Registrar shall be bound to give effect accordingly to every such Extraordinary Resolution.

(22)	Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by Canada and any such minutes as aforesaid, signed by the chairman of the meeting at which such resolutions were passed or proceedings taken or by the chairman of the next succeeding meeting of the registered holders of the relevant Notes, shall be prima facie evidence of the matters therein contained and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been made and signed as aforesaid shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted thereat to have been duly passed and transacted.

(23)	The applicable Registrar, or Canada with the approval of the applicable Registrar, may from time to time (subject to the applicable Registrar and Canada agreeing on the payment of additional applicable fees) make and from time to time vary such regulations as it shall from time to time deem fit:
(a)	for the deposit of instruments appointing proxies at such place as the applicable Registrar, Canada or the registered holders of Notes convening a meeting, as the case may be, may in the notice convening such meeting direct; and

(b)	for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or sent by any other means of recorded communication before the meeting to Canada or to the applicable Registrar at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.
Any regulation so made shall be binding and effective and votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be entitled to vote at a meeting of registered holders of Notes shall be the registered holders thereof or their duly appointed proxies or representatives.
Section 17 Collective Representation.
(1)	In the event that the applicable Registrar receives written notice from Canada that Canada intends to amend the Notes or the Notes of any series in a manner that would require the consent or agreement of the holders of the relevant Notes by Extraordinary Resolution, the applicable Registrar is authorized, without the need to convene a meeting of the holders of the relevant Notes or to seek the prior instructions of such holders, to follow the directions of Canada to facilitate discussion of the circumstances giving rise to the proposed amendments, the terms of any proposed amendments and any other issues relevant to the proposed amendments; provided, however, that the applicable Registrar is and shall remain the agent of Canada and as such shall have no authority or obligation on behalf of any holders of any Note to agree to or to bind any such holder to any modification of this Fiscal Agency Agreement or the relevant Notes, it being expressly acknowledged that the applicable Registrar has no fiduciary duty to the holders of the Notes.
(2)	The authority given to the applicable Registrar by this Section 17 shall automatically terminate as of the first meeting of the holders of such Notes to occur following the date on which the applicable Registrar receives the written notice from Canada referred to in subsection 17(1) unless such holders shall have passed a resolution at that meeting (or at any adjournment thereof) authorizing the applicable Registrar to continue to act in this capacity.
Section 18 Further Issues.
     Canada may from time to time, without notice to or the consent of the registered or beneficial holders of the Notes of any series previously issued, create and issue further Notes of the same series.

Section 19 Reports.
     Each Registrar shall furnish to Canada such reports as may be reasonably requested by Canada relative to such Registrar’s performance under this Agreement. Canada may, during normal business hours, inspect books and records maintained by such Registrar pursuant to this Agreement, if any.
Section 20 Forwarding of Notice.
     If either Registrar shall receive any notice or demand addressed to Canada pursuant to the provisions of the Notes, such Registrar shall promptly forward such notice or demand to Canada.
Section 21 Amendments.
(1)	This Agreement and the Notes or the Notes of any series may be amended or supplemented by Canada and either Registrar without notice to or the consent of the registered or beneficial holder of any relevant Note, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or in the relevant Notes, or effecting the issue of further Notes of the same series as described under Section 18 of this Agreement, or in any other manner which Canada may deem necessary or desirable and which, in the reasonable opinion of Canada, on the one hand, and either or both Registrars and, on the other hand, shall not adversely affect the interests of the beneficial holders of the relevant Notes. In forming an opinion as to whether or not the holders’ rights are adversely affected, a Registrar shall be entitled to base such opinion solely in reliance on an opinion of counsel provided to them stating that the holders’ interests will not be adversely affected.
(2)	In respect of any series of Notes listed on the Luxembourg Stock Exchange, so long as the Notes are so listed, notice of any amendment will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.bourse.lu.
(3)	Nothing in this Agreement shall require either Registrar to enter into an amendment without receiving an opinion of counsel (which opinion shall not be an expense of the Registrars), satisfactory to the Registrars that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii), in the case of an amendment referred to in subsection 21(1) only, the amendment does not adversely affect in any material respect the interests of the beneficial holders of the Notes.
Section 22 Governing Law.
     This Agreement shall be governed by, and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.
Section 23 Headings.
     The headings for the sections of this Agreement are for convenience only and are not part of this Agreement.
Section 24 Enurement.
     This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.
Section 25 Entire Agreement.
     This Agreement, together with the related agreements and documents described herein, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written of the parties hereto. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the parties hereto in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The parties hereto have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement and the related agreements and documents described herein.
Section 26 Severability.
     If any provision of this Agreement is determined to be illegal, invalid or unenforceable, by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.
Section 27 Counterparts; Facsimile.
     This Agreement, and any amendment, supplement or restatement of this Agreement, may be executed and delivered in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Counterparts may be executed and delivered as manually executed counterparts or transmitted by facsimile, e-mail or other electronic means and the parties adopt the signatures received by facsimile, e-mail or other electronic means as original signature of the parties.
     IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement as of the date first above written.

HER MAJESTY IN RIGHT OF CANADA, as represented by the Minister of Finance
By:	/s/ Clifton Lee-Sing
Clifton Lee-Sing
Chief, Reserves and Risk Management Section Financial Markets Division Financial Sector Policy Branch

CITIBANK, N.A., solely in its capacity as Domestic Registrar
By:	/s/ Jennifer McCourt
	Name:	Jennifer McCourt
	Title:	Vice President

CITIBANK, N.A., London Branch, solely in its capacity as International Registrar
By:	/s/ Azmina Keshani
	Name:	Azmina Keshani
	Title:	Assistant Vice President

EXHIBIT A
CANADA
Canada Notes Program
Authentication Order
•, 20•
Citibank, N.A.
Agency and Trust
388 Greenwich Street, 14th floor
New York, New York 10013 or
Citibank, N.A., London Branch
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
Ladies and Gentlemen:
Re:       Canada Notes Program — Authentication Order
     Pursuant to Section 1 of the Fiscal Agency Agreement dated as of June 29, 2010 (the “Fiscal Agency Agreement”), between Canada and you, as fiscal agent, transfer agents, registrars and principal paying agents, you are hereby authorized to complete, authenticate and deliver upon original issuance from time to time, in the manner provided by the Fiscal Agency Agreement and the Administrative Procedures attached as Exhibit E thereto as from time to time amended (the “Administrative Procedures”), Canada Notes (the “Notes”). The Notes shall be duly executed from time to time by proper officials of Canada in accordance with subsection 3(2) of the Fiscal Agency Agreement and delivered to you for completion, authentication and delivery as provided in the Fiscal Agency Agreement and the Administrative Procedures in accordance with instructions from any Designated Official, as such term is defined in the Fiscal Agency Agreement.
     Notes authenticated and delivered upon original issuance after the date hereof shall be substantially in the form attached to the Fiscal Agency Agreement as Exhibits B (Fixed Rate Notes) and C (Floating Rate Notes), or shall be in such other forms as may hereafter be designated.
     You may rely upon this Authentication Order until you shall have received a further Authentication Order superseding or revoking it.
     Please acknowledge your receipt of this Order by signature below. By such acknowledgement, you undertake to perform such duties and only such duties as are specifically set forth in the Fiscal Agency Agreement and in the aforesaid Administrative Procedures.

Very truly yours, HER MAJESTY IN RIGHT OF CANADA
By:
Name:
Title:

Acknowledged this • day of • 20•

2

CITIBANK, N.A., solely in its capacity as Registrar
By:
Name:
Title:

CITIBANK, N.A., London Branch, solely in its capacity as Registrar
By:
Name:
Title:

2

EXHIBIT B
[Form of Face of Note]
CANADA
CANADA NOTE
(Fixed Rate)

REGISTERED	CUSIP: [ ]
No. [ ]	ISIN: [ ]
COMMON CODE: [ ]
     [If the registered owner of this Note (as indicated below) is The Depository Trust Company or a nominee thereof, this Note is a Global Note within the meaning of the Fiscal Agency Agreement hereinafter referred to and the following legend applies:
     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CANADA’S AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1
     IF APPLICABLE, THE “TOTAL AMOUNT OF OID”, “YIELD TO MATURITY” AND “INITIAL ACCRUAL PERIOD OID” (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE UNITED STATES FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT (“OID”) RULES.

PRINCIPAL AMOUNT:	DENOMINATIONS (if other than U.S. Dollars 5,000):

ISSUE DATE:	SPECIFIED CURRENCY:
U. S. Dollars:
Foreign Currency:

STATED MATURITY:	INTEREST RATE:

COMPUTATION PERIOD:	INTEREST PAYMENT DATE(S):

REGULAR RECORD DATE(S):	EXCHANGE RATE AGENT:

REDEMPTION DATE(S):	REDEMPTION PERCENTAGE(S):

REPAYMENT DATE(S) (OPTION OF REGISTERED HOLDER):	REPAYMENT PERCENTAGE(S) (OPTION OF REGISTERED HOLDER) (if other than 100% of Principal Amount):

ORIGINAL ISSUE DISCOUNT NOTE:[2] Issue Price: Total Amount of OID: Yield to Maturity	PAYMENTS OF PRINCIPAL, INTEREST OR PREMIUM: [ ] U.S. Dollars [ ] Specified Currency

[1]	Insert only if this Note is to be held by DTC or its nominee.

[2]	Include U.S. federal income tax original discount legend if and when regulations require.

Initial Accrual Period OID:

Global Notes:	Depositary/Depositaries:

DTC Global Note(s) [ ]	DTC [ ]

International Global Note [ ]	Euroclear [ ]

Clearstream, Luxembourg [ ]

Registrar:	Registrar’s Corporate Trust Office will be located in:

Citibank, N.A. [ ]	The City of New York
(Domestic Registrar)	Address:

Citibank, N.A., London Branch [ ]	c/o Agency and Trust
(International Registrar)	388 Greenwich Street, 14th Floor
New York, New York 10013

Telephone: (212) 816-5680
Fax: (212) 816-5527

The City of London, England

Address:

Citibank, N.A., London Branch
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB

Telephone: +353 1 622 0865/+353 1 622 0866
Fax: +352 1 622 2210/+353 1 622 2212

ADDENDUM ATTACHED:	OTHER PROVISIONS:
[ ] Yes
[ ] No

INTENDED TO BE HELD IN A MANNER THAT WOULD ALLOW EUROSYSTEM ELIGIBILITY:	[YES][NO]
[Note that the designation “yes” simply means that the Notes are intended upon issue to be deposited with either Euroclear or Clearstream, Luxembourg (together, the “ICSDs”) as common safekeeper, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper, and does not necessarily mean that the Notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met.][Include this text if “yes” selected]

2

     HER MAJESTY IN RIGHT OF CANADA, as represented by the Minister of Finance (“Canada”), for value received, hereby promises to pay to [insert name of registered holder], or registered assigns, the Principal Amount specified above (or such other principal amount as has been most lately endorsed on the Schedule of Exchanges of Interests hereto) on the stated maturity specified above (and premium, if any) and to pay any interest thereon (computed, unless a different Computation Period is specified above, on the basis of a 360-day year of twelve 30-day months) from and including the Issue Date specified above (the “Issue Date”) or from and including the most recent Interest Payment Date specified above (each date so specified an “Interest Payment Date”) to which interest on this Note (or any predecessor Note) has been paid or duly provided for to, but excluding, the next succeeding Interest Payment Date, the stated maturity, or any other date on which the principal hereof becomes due and payable, whether by acceleration, call for redemption at the option of Canada, repayment at the option of the registered holder (as defined below) or otherwise (each such date or the stated maturity, a “Maturity”), at the rate per annum equal to the Interest Rate specified above, until the principal hereof is paid or duly made available for payment in the Specified Currency provided on the face hereof subject to any subsequent provision of this Note. Accrued interest shall be payable by Canada on each Interest Payment Date and at Maturity. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement, be paid to the person in whose name this Note (or any predecessor Note) is registered at the close of business on the 15th day (whether or not a Market Day (as defined on the reverse hereof)) next preceding such Interest Payment Date, unless a different Regular Record Date is specified above (the “Regular Record Date”); provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to such registered holder on such Regular Record Date and may either be paid to such registered holder at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Registrar, or be paid at any time in any other lawful manner.
     As provided in this Note, if any Interest Payment Date specified above or Maturity would otherwise be a day which is not a Business Day, with respect to this Note, the Interest Payment Date or Maturity shall be postponed to the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest on such payment shall accrue in the period from and after such Interest Payment Date or Maturity.
     So long as the Notes of any series are in the form of Global Notes only, all Notes of such series will collectively be evidenced (a) by one or more Global Notes (each a “DTC Global Note”) registered in the name of The Depository Trust Company, a New York Corporation (“DTC”) or its nominee and/or (b) by a Global Note (an “International Global Note”) registered in the name of • or its nominee (the “Common Depository”) or • as common safekeeper or its nominee (the “Common Safekeeper”) for Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear” and, together with Clearstream and DTC, the “Depositaries” and each a “Depositary”). Such DTC Global Notes, if any, and/or such International Global Note, if any, will at all times collectively represent the aggregate principal amount of the Notes of such series outstanding from time to time. If at any time a portion of an International Global Note is exchanged for an interest in one or more DTC Global Notes, the principal amount of such International Note shall be decreased by the amount of such portion and such International Global Note shall be endorsed on the Schedule of Exchanges of Interests thereto to reflect such principal decrease, and one or more DTC Global Notes shall be increased by the amount of such portion and such DTC Global Notes shall be endorsed on the Schedule of Exchanges of Interests thereto to reflect such principal increase, subject to the limitation that in no event may the principal amount of any DTC Global Note be greater than the equivalent of U.S.$500,000,000. If at any time a portion of a DTC Global Note is exchanged for an interest in the International Global Note, the principal amount of such DTC Global Note shall be decreased by the amount of such portion, and such DTC Global Note shall be endorsed on the Schedule of Exchanges of Interests thereto to reflect such principal decrease, and the International Global Note shall be increased by the amount of such portion and shall be endorsed on the Schedule of Exchanges of Interests thereto to reflect such principal increase.
     When used in this Note “Registrar” means the Domestic Registrar or the International Registrar as specified on the face of this Note. Except as otherwise modified herein, payments of principal of, and interest on, Global Notes will be made to applicable Depositary or the Common Safekeeper, as the case may be, in accordance with arrangements then in effect between the Registrar and such Depositary or the Common Safekeeper. References herein to principal and interest in respect of any Note shall be deemed to also refer to any Additional Amounts and premium payable on such Note.

3

     Except as otherwise modified herein, payments of the principal of, and interest on, a Certificated Note will be made in same day funds, at the Registrar’s Corporate Trust Office in the city specified on the face of this Note (the “Registrar’s Corporate Trust Office”), provided that such Certificated Note is presented to the Registrar in time for the Registrar to make such payments in such funds in accordance with its normal procedures; provided that, at the option of Canada, payment of interest may be made by cheque or wire transfer. If payments of interest on any Certificated Note are made by cheque, such cheque shall be dated the due date for payment and made payable to the order of the registered holder or, in the case of joint registered holders, to the order of all such joint registered holders (failing instructions from them to the contrary). The Registrar shall mail or otherwise deliver such cheques to the names and addresses of registered holders of such Certificated Note (except cheques payable to joint registered holders which shall be sent to the address of that one of such joint registered holders whose name stands first in the Register as one of such joint registered holders) on the relevant due date for payment. If such payments of interest are made by wire transfer, such wire transfers will be made by transfers of immediately available funds, in the case of Notes the Specified Currency of which is U.S. dollars, by the Registrar to an account maintained by a registered holder with a bank located in the United States and in the case of Notes the Specified Currency of which is not U.S. dollars (“International Notes”), by the Registrar to an account maintained by a registered holder with a bank located outside the United States; provided that, in each case, such registered holder shall have provided in writing to the Registrar on or prior to the relevant Regular Record Date, appropriate payment instructions.
     [3All payments in respect of this DTC Global Note will be converted to U.S. dollars and such U.S. dollars distributed to DTC by the Registrar, regardless of the Specified Currency of this DTC Global Note, except to the extent that DTC, on the instructions of its participants, makes the Specified Currency Payment Election described below with respect to one or more such payments. Therefore, although payments of principal and interest in respect of this DTC Global Note are payable by Canada in the Specified Currency of such Note as specified therein, holders of beneficial interests in this DTC Global Note will receive all payments in U.S. dollars unless through DTC they elect to receive payments in the Specified Currency directly from the Registrar by wire transfer.
     The Exchange Rate Agent specified above or a successor thereto (the “Exchange Rate Agent”) will arrange to convert all payments to be made to DTC, in respect of this DTC Global Note into U.S. dollars in the manner described in the next paragraph; provided, however, that DTC may, by delivery of a written request for such payment (including, in the case of Specified Currency Payment Election with respect to payments at Maturity, appropriate wire transfer instructions) to the Registrar at its Corporate Trust Office on or prior to the 5th Business Day after the relevant Regular Record Date or the 10th day prior to Maturity, as the case may be, elect (a “Specified Currency Payment Election”) to have all or any portion of a payment of principal of, and interest on, this DTC Global Note made in the Specified Currency by wire transfer to one or more accounts specified by DTC. Such request may be in writing (mailed or hand delivered) or by facsimile transmission. DTC may make a Specified Currency Payment Election for all payments of principal or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Registrar, but written notice of any such revocation must be received by the Registrar on or prior to 5th Business Day after the relevant Regular Record Date or the 10th day prior to Maturity, as the case may be.
     The amount of each U.S. dollar payment made by the Registrar to DTC pursuant to the preceding paragraph will be calculated at an exchange rate based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Market Day preceding the applicable payment date from at least three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent (after consultation with Canada) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to DTC on such payment date and at which the applicable dealer commits to execute a contract. If at least three such bid quotations are not available, payments will be made in the Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, such other currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts) in the manner and as set forth on the face hereof. All currency exchange costs incurred by Canada in converting a Specified Currency into U.S. dollars in order to make payments hereon will be deducted from such payments.]

[3]	Insert only if this Note is a DTC Global Note and the Specified Currency of this Note is not U.S. dollars.

4

     Except as otherwise provided in this Note, interest payments (other than interest payable at Maturity) will be made hereunder in the Specified Currency of this Note by cheque drawn upon a bank office located outside the United States and mailed to the address of the registered holder entitled thereto as such address shall appear in the Register, unless the registered holder has applied to the Registrar and the Registrar has accepted such application for payment to be made by wire transfer to an account with a bank located in the country of the Specified Currency (or, if this Note is denominated in the lawful currency of the participating member states of the European Union that adopted a single currency in accordance with the Treaty (the “EC Treaty”) establishing the European Economic Community, as amended (“euro”), that is a country at the time of payment in the region comprised of such member states (the “Euro zone”)) as shall have been designated on or prior to the relevant Regular Record Date and the principal and interest payment due at Maturity will be made in such Specified Currency (or, if applicable, such other currency as is specified on the face of this Note or the Addendum, if any hereto) by cheque drawn upon a bank located outside the United States, unless the registered holder has applied to the Registrar and the Registrar has accepted such application for payment to be made by wire transfer of funds to an account maintained by the registered holder hereof with a bank office located in the country which issued the Specified Currency (or, in the case of euro, the Eurozone) as shall have been designated at least 15 days prior to Maturity by the registered holder, provided that this Note is presented at the relevant Corporate Trust Office, in time for such wire transfer to be made by the Registrar in accordance with its normal procedures.
     Notwithstanding the preceding paragraph, if the Specified Currency for the payment of principal of, and interest on, this Note: (a) ceases to be recognized by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, (b) is a currency unit which ceases to be used for the purposes for which it was established or (c) is not available for payment of principal of, and interest on, this Note due to the imposition of exchange controls or other circumstances beyond the control of Canada, in each such case as determined in good faith by Canada, then Canada will be entitled to satisfy its obligations to holders of this Note by making such payment in U.S. dollars on the basis of the Market Exchange Rate on the second Market Day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face hereof. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute a default under the Fiscal Agency Agreement or this Note. However, if a Specified Currency is not available to Canada solely as a result of its replacement by the Euro, then Canada will make payments on this Note in euro and such payments will not constitute a default under the Fiscal Agency Agreement or the Notes.
     If payment in respect of this Note is required to be made in any currency unit, and such currency unit: (a) ceases to be recognized by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, (b) is a currency unit which ceases to be used for the purposes for which it was established, or (c) is not available for payment of principal of, and interest on, this Note due to the imposition of exchange controls or other circumstances beyond Canada’s control, in each such case as determined in good faith by Canada, then Canada will be entitled, but not required, to make any payments in respect of such note in U.S. dollars until such currency unit is again available. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S. dollars, which shall be determined by Canada or its agent on the following basis. The component currencies of the currency unit for the purpose (the “component currencies” or, individually, a “component currency”) shall be the currency amounts that were components of the currency unit as of the last day on which the currency unit was used. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the component currencies. The U.S. dollar equivalent of each of the component currencies shall be determined by Canada or such agent on the basis of the most recently available Market Exchange Rate for each such component currency, or as otherwise indicated on the face hereof.
     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of the currency as a component currency shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as component currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of the original component currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original component currency.

5

     All determinations referred to above made by Canada or its agent (including the Exchange Rate Agent as defined above) shall be at its sole discretion and shall, in the absence of manifest error, be conclusive and for all purposes binding on the registered holder hereof.
     Any payment made in U.S. dollars under the circumstances set forth above where the required payment is in other than U.S. dollars will not constitute a payment default hereunder or under the Fiscal Agency Agreement.
     Unless otherwise specified above or in an Addendum hereto, as used herein, “Market Exchange Rate” means, as of any date, for any Specified Currency or currency unit, the noon U.S. dollar buying rate for that Specified Currency or currency unit, as the case may be, for cable transfers quoted in The City of New York on such date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more Specified Currencies or currency units for which an exchange rate is required, the Exchange Rate Agent will use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the Specified Currency or currency unit in question, or such other quotations as the Exchange Rate Agent will deem appropriate. Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any Specified Currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such Specified Currency or currency unit will be that upon which a non-resident issuer of securities designated in such Specified Currency or currency unit would, as determined in its sole discretion and without liability on the part of the Exchange Rate Agent, purchase such Specified Currency or currency unit in order to make payments in respect of this Note
     In the event of an official redenomination of the Specified Currency, the obligations of Canada with respect to payments on this Note shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. In no event shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency as specified above relative to any other currency due solely to fluctuations in exchange rates.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Registrar referred to on the reverse hereof by manual signature [and, if the applicable Pricing Supplement indicates this Note is intended to be held in a manner that would allow Eurosystem eligibility, effectuated by the entity appointed as Common Safekeeper by Euroclear or Clearstream]5, this Note shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.
(Remainder of page left intentionally blank)

6

     IN WITNESS WHEREOF, Canada has caused this instrument to be duly executed by manual or facsimile signature.

Countersigned By:	HER MAJESTY IN RIGHT OF CANADA, as represented by the Minister of Finance
By:

Dated:
REGISTRAR’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the
within-mentioned Fiscal Agency Agreement

[CITIBANK, N.A., solely in its capacity as Registrar
By:
Name:
Title:

CITIBANK, N.A., London Branch, solely in its capacity as Registrar
By:
Authorized Signing Officer]

[CERTIFICATE OF EFFECTUATION Effectuated without recourse, warranty or liability
By:
as Common Safekeeper][4]

[4]	Insert where the applicable Pricing Supplement indicates that the Notes are intended to be held in a manner that would allow Eurosystem eligibility.

7

[Form of Reverse of Note]
     This Note is one of a duly authorized issue of securities of Canada (the “Notes”) issued pursuant to a Fiscal Agency Agreement, dated as of June 29, 2010 (the “Fiscal Agency Agreement”), between Canada, Citibank, N.A., a U.S. national banking association having an office in New York, NY, as registrar, transfer agent, fiscal agent and principal paying agent for Notes the Specified Currency of which is U.S. dollars (in such capacity the “Domestic Registrar” which term includes any successor registrar, transfer agent, fiscal agent, and principal paying agent under the Fiscal Agency Agreement for such Notes) and Citibank, N.A., London Branch, as registrar, transfer agent, fiscal agent and principal paying agent for Notes the Specified Currency of which is not U.S. dollars (in such capacity the “International Registrar” which term includes any successor registrar, transfer agent, fiscal agent, and principal paying agent under the Fiscal Agency Agreement for such Notes). Reference is hereby made to the Fiscal Agency Agreement for a statement of the respective rights, limitations of rights, duties and immunities thereunder of Canada, the Registrar and the registered holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated (and, if the applicable Pricing Supplement indicates this Note is intended to be held in a manner that would allow Eurosystem eligibility, effectuated by the entity appointed as Common Safekeeper by Euroclear or Clearstream) and delivered. Except as may be otherwise specified on the face hereof, these Notes are issuable only as Notes in fully registered form, in denominations of U.S. $5,000 and integral multiples of U.S. $5,000, or, in the case of International Notes, in the Specified Currency and the denomination or denominations thereof as shall be specified on the face hereof. The Notes issued pursuant to the Fiscal Agency Agreement may be issued from time to time in various principal amounts and currencies or currency units, may mature on different dates, may bear interest at different rates, may be subject to different redemption provisions, if any, and may otherwise vary. As provided in the Fiscal Agency Agreement and subject to certain limitations therein set forth, Notes of one authorized denomination are exchangeable for a like aggregate principal amount of Notes of the same series in a different authorized denomination, as requested by the registered holder surrendering the same.
     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.
     For the purpose only of disclosure required by the Interest Act (Canada) and without affecting the interest payable on this Note, the yearly rate of interest which is equivalent to the rate of interest for any period of less than a full year may be calculated by multiplying the nominal annual rate of interest by a fraction for which (a) the numerator is the product of (i) the actual number of days in a year commencing on and including the first day of such period and ending on but not including the corresponding day in the next calendar year and (ii) the sum of (x) the product of the number of complete months elapsed in such period and 30 and (y) the number of days elapsed in any incomplete months in such period and (b) the denominator is the product of 360 and the actual number of days in such period (inclusive of the first, but exclusive of the last, such day).
     Payment of the principal of, and interest on, this Note constitutes a charge on and is payable out of the Consolidated Revenue Fund of Canada. This Note constitutes a direct unconditional obligation of Canada and carries the full faith and credit of Canada. The obligation of Canada under each Note ranks equally with all of Canada’s other unsecured and unsubordinated indebtedness from time to time outstanding.
     The following events or circumstances (each an “Event of Default”) shall be acceleration events, namely:
(a)	Canada fails to pay any amount of principal or premium, if any, in respect of this Note or any other Note of the same series on the due date for payment of such amount; or
(b)	Canada fails to pay any amount of interest in respect of this Note or any other Note of the same series on the due date for payment of such amount and such default shall have continued for a period of 30 days thereafter; or
(c)	Canada defaults in the performance or observance of any of its other obligations under or in respect of this Note or any other Note of the same series and such default remains unremedied for 30 days after written notice requiring such default to be remedied has been delivered to Canada at the specified office of the Registrar by the registered holder of this Note or any other Note of the same series.

     If any Event of Default shall occur in respect of this Note, any registered holder or registered holders of this Note or any Notes of the same series holding in the aggregate not less than 25% of the aggregate principal amount of the Notes of such series then outstanding may, by written notice to Canada, at the specified office of the Registrar, declare that all Notes of such series and all interest then accrued on such Notes to be due and payable, whereupon the early termination amount of this Note (which shall be its Principal Amount or such other amount as may be specified in, or determined in accordance with the provisions hereof) shall become immediately due and payable, together with all interest (if any) accrued hereon without presentment, demand, protest or other notice of any kind, all of which Canada will expressly waive, anything contained herein to the contrary notwithstanding, unless, prior thereto, all Events of Default in respect of such Notes shall have been cured or waived.
     If Canada receives notice in writing from holders of at least 50% of the aggregate principal amount of this Note and all other Notes of the same series then outstanding, to the effect that the Event of Default or Events of Default giving rise to the above-mentioned declaration is or are cured following any such declaration and that such holders wish the relevant declaration to be withdrawn, Canada shall give notice thereof to the holders of the Notes of such series (with a copy to the Registrar) whereupon the relevant declaration shall be withdrawn and shall have no further effect but without prejudice to any rights or obligations which may have arisen before Canada gave such notice (whether pursuant to this Note or otherwise). No such withdrawal shall affect any other or any subsequent Event of Default or any right of any holder in relation thereto.
     If this Note is designated on the face hereof as an original issue discount Note, then, notwithstanding anything to the contrary contained in this Note, upon the acceleration, redemption or repayment of this Note prior to its stated maturity, there shall be payable, in lieu of the principal amount due at the stated maturity hereof, as specified on the face hereof, an amount equal to the Amortized Face Amount of this Note. The “Amortized Face Amount” shall be the amount equal to (a) the issue price of this Note, plus (b) that portion of the difference between the issue price and the principal amount of this Note that has been amortized at the Stated Yield (as defined below) of this Note (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the principal amount of this Note due at the stated maturity hereof. As used in the previous sentence, the “Stated Yield” means the Yield to Maturity specified on the face hereof (or, if not so specified, the yield to maturity compounded semi-annually and computed in accordance with generally accepted United States bond yield computation principles) for the period from the Issue Date to the stated maturity on the basis of the issue price and such principal amount.
     Unless otherwise specified above or in an Addendum hereto, all payments of, or in respect of, principal of and interest on, this Note and all Notes of the same series will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, unless such taxes, duties, assessments or charges are required by law or by the administration or interpretation thereof to be withheld or deducted. In that event, unless otherwise provided in an applicable prospectus supplement, Canada (subject to its rights of redemption) will pay to the registered holder of such Notes such additional amounts (the “Additional Amounts”) as will result (after withholding or deduction of the said taxes, duties, assessments or charges) in the payment to the beneficial owners of such Notes of the amounts which would otherwise have been payable in respect of such Notes in the absence of such taxes, duties, assessments or charges, except that no such Additional Amounts shall be payable with respect to any such Note:
(d)	the beneficial owner of which is subject to such taxes, duties, assessment or charges in respect of such Note by reason of such owner being connected with Canada otherwise than merely by the holding or ownership as a non-resident of Canada of such Note; or
(e)	presented for payment more than 15 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on the last day of such period of 15 days. For this purpose, the “Relevant Date” in relation to any such Notes means whichever is the later of:
(i)	the date on which the payment in respect of such Notes becomes due and payable; or

2

(ii)	if the full amount of the moneys payable on such date in respect of such Notes has not been received by the relevant paying agent on or prior to such date, the date on which notice is duly given to the holders of such Notes that moneys have been so received.
     Unless otherwise specified on the face hereof or an Addendum hereto, this Note may be redeemed at the option of Canada in whole, but not in part, at any time, on giving not less than 30 days’ and not more than 60 days’ notice prior to redemption, in accordance with the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the date fixed for redemption, if (a) Canada has or will become obliged to pay Additional Amounts as provided herein as a result of any change in, or amendment to, the laws or regulations of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of this prospectus supplement, and (b) such obligation cannot be avoided by Canada taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Canada would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, Canada shall deliver to the Registrar a certificate signed by an officer of Canada stating that Canada is entitled to effect such redemption and that the conditions precedent to the right of Canada so to redeem have occurred.
     If one or more Redemption Dates (or ranges of such dates) is specified on the face hereof, this Note is subject to redemption upon not less than 30 days’ nor more than 60 days’ notice prior to redemption, in accordance with the Fiscal Agency Agreement, on any such date (or during any such range of dates), as a whole, or from time to time in part, at the election of Canada, at a Redemption Price or Prices determined as provided in the next succeeding sentence, together with accrued interest to the Redemption Date, but interest instalments whose Interest Payment Date is on or prior to the Redemption Date will be payable to the registered holder hereof (or one or more predecessor Notes) of record at the close of business on the relevant Regular Record Date referred to on the face hereof, all as provided in the Fiscal Agency Agreement. If applicable, the “Redemption Price” for any such redemption shall be the amount determined by multiplying the Redemption Percentage specified on the face hereof with respect to the relevant Redemption Date (or range of such dates), by the portion of the principal amount hereof (or, if this Note is an original issue discount Note, the portion of the Amortized Face Amount hereof) to be redeemed.
     Notice of redemption having been given as aforesaid, this Note (or the portion of the principal amount hereof so to be redeemed) shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date shall cease to bear interest (except in respect of any portion hereof not so paid).
     In the case of any partial redemption of Notes of any series at the election of Canada, the Notes of such series to be redeemed shall be selected by the Registrar not more than 60 days prior to the Redemption Date by such method as the Registrar shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Notes of such series. In the event of any redemption of this Note in part only, a new Note or Notes of the same series for the unredeemed portion hereof will be issued in the name of the registered holder hereof upon the cancellation hereof and the principal amount of such new Note that remains outstanding after such redemption shall be an authorized denomination (which shall not be less than the minimum authorized denomination) for Notes of such series.
     If one or more Repayment Dates (Option of Registered Holder) (or ranges of such dates) is specified on the face hereof, this Note is subject to repayment on any such date (or during any such range of dates) or, if such date is not a Market Day, on the first Market Day following such date, as a whole or from time to time in part, at the election of the registered holder hereof, at a Repayment Price determined as provided in the fifth succeeding sentence together with accrued interest to the Repayment Date, but interest instalments whose Interest Payment Date is on or prior to the Repayment Date will be payable to the registered holder hereof at the close of business on the Regular Record Date referred to on the face hereof, all as provided in the Fiscal Agency Agreement. Such election shall be effected by the registered holder hereof delivering to the Registrar at its Corporate Trust Office, not less than 30 nor more than 60 days prior to the Repayment Date, or during such other notice period specified on the face hereof or in an Addendum hereto, a notice requesting such repayment as prescribed below and specifying the date upon which this Note is to be repaid. Any notice given by a registered holder pursuant to this paragraph shall

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consist of either (i) this Note with the form entitled “Option to Elect Repayment” set forth at the end of this Note duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange or of the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States setting forth the name of the registered holder hereof, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the duly completed form entitled “Option to Elect Repayment” set forth at the end of this Note, will be received by the Registrar not later than the 5th Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter shall only be effective if this Note and such form duly completed are received by the Registrar by such 5th Business Day. Exercise of the repayment option by the registered holder hereof will be irrevocable. Such option may be exercised with respect to less than the entire principal amount of this Note, provided that the portion remaining outstanding after such repayment shall be an authorized denomination. If applicable, the “Repayment Price” for any such repayment shall be determined by multiplying the Repayment Percentage (Option of Registered Holder) specified on the face hereof with respect to the relevant Repayment Date (Option of Registered Holder) (or range of such dates) by the portion of the principal amount hereof (or, if this Note is an original issue discount Note, the portion of the Amortized Face Amount hereof) to be repaid, together with interest accrued thereon to the Repayment Date.
     The Registrar has been appointed registrar for the Notes, and the Registrar will maintain at the Registrar’s Corporate Trust Office the Register for the registration and registration of transfers and exchanges of Notes. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, this Note may be transferred at the aforesaid office of the Registrar by surrendering this Note for cancellation, and thereupon the Registrar shall authenticate and register in the name of the transferee, in exchange herefor, a new Note of the same series and having a like aggregate principal amount in authorized denominations.
     Canada agrees that there shall at all times be a registrar hereunder; provided that Canada may choose to act at any time as its own fiscal agent, transfer agent, registrar and principal paying agent.
     In the event of any redemption of Notes of any series at the election of Canada, neither the Registrar nor any other Transfer Agent, if any, shall be required to (i) issue, register the transfer of or exchange Notes of such series during a period beginning at the opening of business 15 days before any selection of the Notes of such series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) register the transfer or exchange of any Note of such series, or portion thereof, called for redemption, except the unredeemed portion of any Note being redeemed in part. Following the exercise of a repayment option by the registered holder hereof, neither the Registrar nor any other Transfer Agent, if any, shall be required to issue, register the transfer or exchange of that portion of this Note with respect to which such option has been exercised.
     No service charge will be imposed for any such registration of transfers and exchanges, but Canada may require, as a condition precedent to any transfer or exchange, payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Neither the Registrar nor any other Transfer Agent, if any, shall be required to register any transfer or exchange of any Note during the periods specified in Section 5 of the Fiscal Agency Agreement. Neither Canada, the Registrar nor any other Transfer Agent, if any, shall be required to make any exchange of Notes if as a result thereof Canada may incur adverse tax or similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange.
     Prior to due presentment of this Note for registration of transfer, Canada, the Registrar and any other Agent may treat the registered holder as the absolute owner hereof for all purposes and neither Canada, the Registrar nor any other Agent shall be affected by notice to the contrary. All payments to or to the order of the registered holder hereof are valid and effectual to discharge the liability of Canada and the Registrar to the extent of the sum or sums paid.
     Unless otherwise specified on the face hereof or in an Addendum hereto, as used herein, “Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York, the city of London, England, the city of Toronto or the in the applicable place of payment are authorized or required by law or executive order to close and, with respect to International Notes denominated in euro only, a day that is also a day on which the TransEuropean Automated Real-Time Gross Settlement Express Transfer (TARGET2) System or successor thereto is open.

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     Unless otherwise specified on the face hereof or in an Addendum hereto, as used herein, “Market Day” means any day that is a day other than a Saturday or Sunday or a day on which banking institutions in The City of New York, or in the applicable place of payment are authorized or required by law or executive order to close and, (a) with respect to LIBOR Notes only, a day that is also a London Market Day, (b) with respect to International Notes (other than International Notes denominated in euro) any day that is also not a day on which banking institutions in the Relevant Applicable Financial Center in the country of the Specified Currency are authorized or required by law or executive order to close, and (c) with respect to International Notes denominated in euro only, a day that is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System, or any successor thereto, is open. “Relevant Applicable Financial Center” means the capital city of the country issuing the Specified Currency or Index Currency, as applicable, except that with respect to United States dollars, Australian dollars and Swiss francs, the Relevant Applicable Financial Center shall be The City of New York, Sydney and Zurich, respectively. “Index Currency” means the currency or composite currency specified on the face hereof as to which LIBOR will be calculated. If no such currency is specified on the face hereof, the Index Currency shall be United States Dollars.
     If this Note is designated as having an addendum (the “Addendum”) attached, any provision contained herein with respect to the interest rate applicable to this Note, its Interest Payment Dates or any other matter relating hereto may be modified as specified in such Addendum.
     Any action by the registered holder hereof shall bind all future registered holders of this Note, and of any Note issued in exchange or substitution herefor or in place hereof, in respect of anything done or permitted by Canada or by the Registrar in pursuance of such action.
     The Notes may be issued in the form of one or more Global Notes to one or more depositaries for the Global Notes or its or their nominees and registered in the name of such depositary or such nominee. If this Note is a Global Note so registered, the transfer and exchange hereof is subject to the additional limitations set forth in the legend on the face hereof.
     If the registered holder hereof is a Depositary or its nominee [or Common Safekeeper or its nominee, as the case may be,]5 then upon the occurrence of certain events specified in Section 14 of the Fiscal Agency Agreement resulting in the exchange of this Note for definitive Notes in fully registered form, the registered holder hereof shall surrender this Note to the Registrar for cancellation whereupon, in accordance with the Fiscal Agency Agreement, Canada will execute and the Registrar will authenticate and deliver Certificated Notes of the same series in fully registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Note in exchange for this Note to the persons in whose name such definitive Notes in fully registered form are registered by the Registrar pursuant to the direction of the relevant Depositary [or Common Safekeeper, as the case may be,]6 or a nominee thereof.
     Except as provided below, no reference herein to the Fiscal Agency Agreement and no provision of this Note or of the Fiscal Agency Agreement shall alter or impair the obligation of Canada, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the times, place and rate, and in the currency, herein prescribed.
     The Fiscal Agency Agreement and this Note may be amended by the parties to the Fiscal Agency Agreement, without notice to or the consent of the registered holder hereof, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein or herein or in any other manner which Canada may deem necessary or desirable and which, in the reasonable opinion of Canada and the Registrar, will not adversely affect the interests of the registered holder.
     Canada may, and upon a request in writing from the registered holders of Notes holding not less than 10% of the aggregate principal amount of the Notes then outstanding, or upon a request in writing from the registered holders of Notes of any series holding not less than 10% of the aggregate principal amount of the Notes of such series then outstanding, shall convene or cause to be convened a meeting of the registered holders of the Notes, or a meeting of the registered holders of the Notes of such series, as the case may be, for any lawful purpose including to

[5]	Delete if a DTC Global Note.

[6]	Delete if a DTC Global Note.

5

amend or supplement by Extraordinary Resolution the Fiscal Agency Agreement and the relevant Notes (including the terms and conditions thereof). At any such meeting, the registered holders of the relevant Notes may, in respect of the relevant Notes only, exercise all of the powers exercisable at a meeting of such registered holders as provided in the Fiscal Agency Agreement, including those powers set out in subsection 16(18) of the Fiscal Agency Agreement. A resolution duly passed as an Extraordinary Resolution at any such meeting by the registered holders of Notes in accordance with subsection 16(18) of the Fiscal Agency Agreement, shall be binding on the registered holder of this Note, all other registered holders of Notes of the same Series and all beneficial owners of such Notes; a resolution duly passed as an Extraordinary Resolution at any such a meeting of the registered holders of the Notes of the same series as the Notes in accordance with subsection 16(18) of the Fiscal Agency Agreement, shall be binding on the registered holder of this Note, all other registered holders of Notes of the same series and all beneficial owners of such Notes; and an Extraordinary Resolution in the form of an instrument signed by the registered holders of the Notes, or the registered holders of Notes of the same series as the Notes, as the case may be, in accordance in subsection 16(18) of the Fiscal Agency Agreement, shall be binding on the registered holder of this Note and all other registered holders of the Notes, or on the registered holder of this Note and all other the registered holders of Notes of the same series, as the case may be, and the beneficial owners of such Notes whether or not the registered holder or holders of this Note attended the relevant meeting or signed the relevant Extraordinary Resolution.
     The Fiscal Agency Agreement provides that in the event that the Registrar receives written notice from Canada that Canada intends to amend any of the Notes in a manner that would require the consent or agreement of the registered holders of such Notes by Extraordinary Resolution, the Registrar is authorized, without the need to convene a meeting of registered holders of the Notes, or a meeting of registered holder of Notes of any series, or to seek the prior instructions of such registered holders, to follow the directions of Canada to facilitate discussion of the circumstances giving rise to the proposed amendments, the terms of any proposed amendments and any other issues relevant to the proposed amendments; provided, however, that the Registrar is and shall remain the agent of Canada and as such shall have no authority on behalf of any registered holder of any Note to agree to or to bind any such registered holder to any modification of the Fiscal Agency Agreement or any of the Notes; it being expressly acknowledged by the registered holder of this Note that the Registrar has no fiduciary duty to the registered holders of the Notes.
     The authority given to the Registrar to meet with Canada and other interested parties to facilitate discussions shall automatically terminate as of the first meeting of the registered holders of the Notes, or the registered holders of the Notes of the relevant series, as the case may be, to occur following the date on which the Registrar received the written notice from Canada referred to above unless such registered holders of the relevant Notes, shall have passed a resolution at that meeting (or at any adjournment thereof) authorizing the Registrar to continue to act in this capacity.
     For purposes of determining whether the required percentage of registered holders of the relevant Notes has approved any amendment, modification or change to, or waiver of, such Notes or the Fiscal Agency Agreement, or whether the required percentage of registered holders has delivered a notice of acceleration of such Notes, Notes which are held, directly or indirectly, by Canada will be disregarded and deemed not to be outstanding.
     All notices to the holders of the Notes will be mailed or delivered to such holders at their addresses indicated in records maintained by the Registrar and, so long as the Notes of this series are listed on the Euro MTF Market of the Luxembourg Stock Exchange, notice of any meeting or Extraordinary Resolution affecting such Notes will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on Luxembourg Stock Exchange website at www.bourse.lu. Any such notice shall be deemed to have been given on the date of such delivery or publication, as the case may be, or in the case of mailing, on the fourth day after such mailing.

6

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common

TEN ENT	- as tenants by the entireties

JT TEN -	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT			Custodian

	(Custodian)				(Minor)

Under Uniform Gifts to Minors Act		(		)

(State)
Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of Her Majesty in Right of Canada, as represented by the Minister of Finance, with full power of substitution in the premises.
Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.

OPTION TO ELECT REPAYMENT
     The undersigned hereby irrevocably requests and instructs HER MAJESTY IN RIGHT OF CANADA, as represented by the Minister of Finance (“Canada”) to repay the within Note (or portion thereof specified below) pursuant to its terms at the Repayment Price, to the undersigned at

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF THE UNDERSIGNED)

     For this option to elect repayment to be effective, the Registrar must receive at                     , or at such other place or places of which Canada shall from time to time notify the registered holder, not more than 60 nor less than 30 days prior to a Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed.
     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the registered holder elects to have repaid:
and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the registered holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):
Dated:
NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alternation or enlargement, or any change whatsoever.

2

SCHEDULE OF EXCHANGES OF INTERESTS
     The following exchanges of a part of this Global Note for an interest in another Global Note, or exchanges of a part of another Global Note for an interest in this Global Note, have been made:

Signature of
	Amount of		Principal Amount	Authorized Officer
	decrease in	Amount of increase	of this Global Note	of Trustee or
	Principal Amount	in Principal	following such	Currency
Date of	of the other Global	Amount of this	decrease (or	Determination
Exchange	Note	Global Note	increase)	Agent

*	This Schedule may be used by the Registrar or other agent of Canada in respect of this Global Note, and, if so used, shall be deemed a part thereof for all purposes.

3

EXHIBIT C
[Form of Face of Note]
CANADA
CANADA NOTE
(Floating Rate)

REGISTERED	CUSIP: [ ]
No. [ ]	ISIN: [ ]
COMMON CODE: [ ]
     If the registered owner of this Note (as indicated below) is The Depository Trust Company or a nominee thereof, this Note is a Global Note within the meaning of the Fiscal Agency Agreement hereinafter referred to and the following legend applies:
     [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CANADA’S AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1
     IF APPLICABLE, THE “TOTAL AMOUNT OF OID”, “YIELD TO MATURITY” AND “INITIAL ACCRUAL PERIOD OID” (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE UNITED STATES FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT (“OID”) RULES.

PRINCIPAL AMOUNT:	DENOMINATIONS (if other than U.S. Dollars 5,000):

ISSUE DATE:	SPECIFIED CURRENCY:
U. S. Dollars:
Foreign Currency:

STATED MATURITY:	INTEREST RATE BASIS:

COMPUTATION PERIOD:	INTEREST PAYMENT DATE(S):

REGULAR RECORD DATE(S):	INITIAL INTEREST RATE:

SPREAD (PLUS OR MINUS):	SPREAD MULTIPLIER:

INDEX MATURITY:	INDEX CURRENCY:

MAXIMUM INTEREST RATE:	MINIMUM INTEREST RATE:

INTEREST DETERMINATION DATE(S):

CALCULATION AGENT:	CALCULATION DATE:

[1]	Insert only if this Note is to be held by DTC or its nominee.

EXCHANGE RATE AGENT:	INTEREST RESET DATE(S):

REDEMPTION DATE(S):	REDEMPTION PERCENTAGE(S):

REPAYMENT DATE(S) (OPTION OF REGISTERED HOLDER):	REPAYMENT PERCENTAGE(S) (OPTION OF REGISTERED HOLDER) if other than 100% of Principal Amount):

ORIGINAL ISSUE DISCOUNT	PAYMENTS OF PRINCIPAL, INTEREST OR PREMIUM:
NOTE:[2]	[ ] U.S. Dollars
Issue Price:	[ ] Specified Currency
Total Amount of OID:
Yield to Maturity:
Initial Accrual Period OID:

Global Notes:	Depositary/Depositaries:

DTC Global Note(s) [ ]	DTC [ ]

International Global Note [ ]	Euroclear [ ]

Clearstream, Luxembourg [ ]

Registrar:	Registrar’s Corporate Trust Office will be located in:

Citibank, N.A. [ ] (Domestic Registrar) Citibank, N.A., London Branch [ ] (International Registrar)	The City of New York Address: c/o Agency and Trust 388 Greenwich Street, 14th Floor New York, New York 10013

Telephone: (212) 816-5680
Fax: (212) 816-5527

The City of London, England

Address:

Citibank, N.A., London Branch
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB

Telephone: +353 1 622 0865/+353 1 622 0866
Fax: +352 1 622 2210/+353 1 622 2212

ADDENDUM ATTACHED:	OTHER PROVISIONS:
[ ] Yes
[ ] No

INTENDED TO BE HELD IN A MANNER THAT WOULD ALLOW EUROSYSTEM ELIGIBILITY	[YES][NO]

[2]	Include U.S. federal income tax original discount legend if and when regulations require.

2

[Note that the designation “yes” simply means that the Notes are intended upon issue to be deposited with either Euroclear or Clearstream, Luxembourg (together, the “ICSDs”) as common safekeeper, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper, and does not necessarily mean that the Notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the ECB being satisfied that Eurosystem eligibility criteria have been met.][Include this text if “yes” selected]
     HER MAJESTY IN RIGHT OF CANADA, as represented by the Minister of Finance (“Canada”), for value received, hereby promises to pay to [insert name of registered holder], or registered assigns, the Principal Amount specified above (or such other principal amount as has been most lately endorsed on the Schedule of Exchanges of Interests hereto) on the stated maturity specified above (and premium, if any) and to pay any interest thereon (computed, unless a different Computation Period is specified above, on the basis of the actual number of days elapsed divided by 360, from and including the Issue Date specified above (the “Issue Date”) or from and including the most recent Interest Payment Date specified above (each date so specified, an “Interest Payment Date”) to which interest on this Note (or any predecessor Note) has been paid or duly provided for to, but excluding, the next succeeding Interest Payment Date, the stated maturity, or any other date on which the principal hereof becomes due and payable, whether by acceleration, call for redemption at the option of Canada, repayment at the option of the registered holder (as defined below) or otherwise (each such date or the stated maturity, a “Maturity”), at the rate per annum equal to the Initial Interest Rate specified above (the “Initial Interest Rate”) until the first Interest Reset Date (as defined on the reverse of this Note) following the Issue Date and thereafter at a rate determined in accordance with the provisions on the reverse hereof, depending upon whether the Interest Rate Basis specified above is LIBOR (as defined on the reverse of this Note) or an Agreed Floating Rate Formula, until the principal hereof is paid or duly made available for payment in the Specified Currency provided on the face hereof subject to any subsequent provision of this Note. Accrued interest shall be payable by Canada on each Interest Payment Date and at Maturity. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement, be paid to the person in whose name this Note (or any predecessor Note) is registered at the close of business on the 15th day (whether or not a Market Day (as defined on the reverse hereof) next preceding such Interest Payment Date, unless a different Regular Record Date is specified above (the “Regular Record Date”); provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to such registered holder on such Regular Record Date and may either be paid to such registered holder at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Registrar, or be paid at any time in any other lawful manner.
     As provided in this Note, if any Interest Payment Date specified above would otherwise be a day which is not a Market Day with respect to this Note, the Interest Payment Date shall be postponed to the next succeeding Market Day, except that if the rate of interest on this Note shall be determined in accordance with the provisions of the heading “Determination of LIBOR”, and such Market Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Market Day. If the Maturity of this Note would otherwise be a day which is not a Market Day, the payment of principal or interest may be made on the next succeeding Market Day with the same force and effect as if made on the date such payment was due, and no interest on such payment shall accrue in the period from and after such Interest Payment Date or Maturity.
     So long as the Notes of any series are in the form of global securities only, all Notes of such series will collectively be evidenced (a) by one or more Global Notes (the “DTC Global Notes”) registered in the name of The Depository Trust Company, a New York Corporation (“DTC”) or its nominee and/or (b) by a Global Note (the “International Global Note”) registered in the name of Citivic Nominees Limited (as nominee of Citibank Europe plc) as a common depository for Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear” and, together with Clearstream and DTC, the “Depositaries” and each a “Depositary”).

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Such DTC Global Notes, if any, and/or such International Global Note, if any, will at all times collectively represent the aggregate principal amount of the Notes of such series outstanding from time to time. If at any time a portion of an International Global Note is exchanged for an interest in one or more DTC Global Notes, the principal amount of such International Global Note shall be decreased by the amount of such portion and such International Global Note shall be endorsed on the Schedule of Exchanges of Interests thereto to reflect such principal decrease, and one or more DTC Global Notes shall be increased by the amount of such portion and such DTC Global Notes shall be endorsed on the Schedule of Exchanges of Interests thereto to reflect such principal increase, subject to the limitation that in no event may the principal amount of any DTC Global Note be greater than the equivalent of U.S.$500,000,000. If at any time a portion of a DTC Global Note is exchanged for an interest in the International Global Note, the principal amount of such DTC Global Note shall be decreased by the amount of such portion, and such DTC Global Note shall be endorsed on the Schedule of Exchanges of Interests thereto to reflect such principal decrease, and the International Global Note shall be increased by the amount of such portion and shall be endorsed on the Schedule of Exchanges of Interests thereto to reflect such principal increase.
     When used in this Note “Registrar” means the Domestic Registrar or the International Registrar as specified on the face of this Note. Except as otherwise modified herein, payments of principal of, and interest on, Global Notes will be made to applicable Depositary in accordance with arrangements then in effect between the Registrar and such Depositary or the Common Safekeeper. References herein to principal and interest in respect of any Note shall be deemed to also refer to any Additional Amounts and premium payable on such Note.
     Except as otherwise modified herein, payments of the principal of, and interest on, a Certificated Note will be made in same day funds, at the Registrar’s Corporate Trust Office in the city specified on the face of this Note (the “Registrar’s Corporate Trust Office”), provided that such Certificated Note is presented to the Registrar in time for the Registrar to make such payments in such funds in accordance with its normal procedures; provided that, at the option of Canada, payment of interest may be made by cheque or wire transfer. If payments of interest on any Certificated Note are made by cheque, such cheque shall be dated the due date for payment and made payable to the order of the registered holder or, in the case of joint registered holders, to the order of all such joint registered holders (failing instructions from them to the contrary). The Registrar shall mail or otherwise deliver such cheques to the names and addresses of registered holders of such Certificated Note (except cheques payable to joint registered holders which shall be sent to the address of that one of such joint registered holders whose name stands first in the Register as one of such joint registered holders) on the relevant due date for payment. If such payments of interest are made by wire transfer, such wire transfers will be made by transfers of immediately available funds, in the case of Notes the Specified Currency of which is U.S. dollars, by the Registrar to an account maintained by a registered holder with a bank located in the United States and in the case of Notes the Specified Currency of which is not U.S. dollars (“International Notes”), by the Registrar to an account maintained by a registered holder with a bank located outside the United States; provided that, in each case, such registered holder shall have provided in writing to the Registrar on or prior to the relevant Regular Record Date, appropriate payment instructions.
     [3All payments in respect of this DTC Global Note will be converted to U.S. dollars and such U.S. dollars distributed to DTC by the Registrar, regardless of the Specified Currency of this DTC Global Note, except to the extent that DTC, on the instructions of its participants, makes the Specified Currency Payment Election described below with respect to one or more such payments. Therefore, although payments of principal and interest in respect of this DTC Global Note are payable by Canada in the Specified Currency of such Note as specified therein, holders of beneficial interests in this DTC Global Note will receive all payments in U.S. dollars unless through DTC they elect to receive payments in the Specified Currency directly from the Registrar by wire transfer.
     The Exchange Rate Agent specified above or a successor thereto (the “Exchange Rate Agent”) will arrange to convert all payments to be made to DTC, in respect of this DTC Global Note into U.S. dollars in the manner described in the next paragraph; provided, however, that DTC may, by delivery of a written request for such payment (including, in the case of Specified Currency Payment Election with respect to payments at Maturity, appropriate wire transfer instructions) to the Registrar at its Corporate Trust Office on or prior to the 5th Business Day after the relevant Regular Record Date or the 10th day prior to Maturity, as the case may be, elect (a “Specified Currency Payment Election”) to have all or any portion of a payment of principal of, and interest on, this DTC

[3]	Insert these three paragraphs only if this Note is a DTC Global Note and the Specified Currency of this Note is not U.S. dollars.

4

Global Note made in the Specified Currency by wire transfer to one or more accounts specified by DTC. Such request may be in writing (mailed or hand delivered) or by facsimile transmission. DTC may make a Specified Currency Payment Election for all payments of principal or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Registrar, but written notice of any such revocation must be received by the Registrar on or prior to 5th Business Day after the relevant Regular Record Date or the 10th day prior to Maturity, as the case may be.
     The amount of each U.S. dollar payment made by the Registrar to DTC pursuant to the preceding paragraph will be calculated at an exchange rate based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Market Day preceding the applicable payment date from at least three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent (after consultation with Canada) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to DTC on such payment date and at which the applicable dealer commits to execute a contract. If at least three such bid quotations are not available, payments will be made in the Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, such other currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts) in the manner and as set forth on the face hereof. All currency exchange costs incurred by Canada in converting a Specified Currency into U.S. dollars in order to make payments hereon will be deducted from such payments.]
     Except as otherwise provided in this Note, interest payments (other than interest payable at Maturity) will be made hereunder in the Specified Currency of this Note by cheque drawn upon a bank office located outside the United States and mailed to the address of the registered holder entitled thereto as such address shall appear in the Register, unless the registered holder has applied to the Registrar and the Registrar has accepted such application for payment to be made by wire transfer to an account with a bank located in the country of the Specified Currency (or, if this Note is denominated in the lawful currency of the participating member states of the European Union that adopted a single currency in accordance with the Treaty (the “EC Treaty”) establishing the European Economic Community, as amended (“euro”), that is a country at the time of payment in the region comprised of such member states (the “Eurozone”)) as shall have been designated on or prior to the relevant Regular Record Date and the principal and interest payment due at Maturity will be made in such Specified Currency (or, if applicable, such other currency as is specified on the face of this Note or the Addendum, if any, hereto) by cheque drawn upon a bank located outside the United States, unless the registered holder has applied to the Registrar and the Registrar has accepted such application for payment to be made by wire transfer of funds to an account maintained by the registered holder hereof with a bank office located in the country which issued the Specified Currency (or, in the case of euro, the Eurozone) as shall have been designated at least 15 days prior to Maturity by the registered holder, provided that this Note is presented at the relevant Corporate Trust Office, in time for such wire transfer to be made by the Registrar in accordance with its normal procedures.
     Notwithstanding the preceding paragraph, if the Specified Currency for the payment of principal of, and interest on, this Note: (a) ceases to be recognized by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, (b) is a currency unit which ceases to be used for the purposes for which it was established or (c) is not available for payment of principal of, and interest on, this Note due to the imposition of exchange controls or other circumstances beyond the control of Canada, in each such case as determined in good faith by Canada, then Canada will be entitled to satisfy its obligations to holders of this Note by making such payment in U.S. dollars on the basis of the Market Exchange Rate on the second Market Day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face hereof. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute a default under the Fiscal Agency Agreement or this Note. However, if a Specified Currency is not available to Canada solely as a result of its replacement by the Euro, then Canada will make payments on this Note in euro and such payments will not constitute a default under the Fiscal Agency Agreement or the Notes.
     If payment in respect of this Note is required to be made in any currency unit, and such currency unit: (a) ceases to be recognized by the government of the country which issued such currency or for the settlement of

5

transactions by public institutions of or within the international banking community, (b) is a currency unit which ceases to be used for the purposes for which it was established, or (c) is not available for payment of principal of, and interest on, this Note due to the imposition of exchange controls or other circumstances beyond Canada’s control, in each such case as determined in good faith by Canada, then Canada will be entitled, but not required, to make any payments in respect of such note in U.S. dollars until such currency unit is again available. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S. dollars, which shall be determined by Canada or its agent on the following basis. The component currencies of the currency unit for the purpose (the “component currencies” or, individually, a “component currency”) shall be the currency amounts that were components of the currency unit as of the last day on which the currency unit was used. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the component currencies. The U.S. dollar equivalent of each of the component currencies shall be determined by Canada or such agent on the basis of the most recently available Market Exchange Rate for each such component currency, or as otherwise indicated on the face hereof.
     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of the currency as a component currency shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as component currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of the original component currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original component currency.
     All determinations referred to above made by Canada or its agent (including the Exchange Rate Agent as defined above) shall be at its sole discretion and shall, in the absence of manifest error, be conclusive and for all purposes binding on the registered holder hereof.
     Any payment made in U.S. dollars under the circumstances set forth above where the required payment is in other than U.S. dollars will not constitute a payment default hereunder or under the Fiscal Agency Agreement.
     Unless otherwise specified above or in an Addendum hereto, as used herein, “Market Exchange Rate” means, as of any date, for any Specified Currency or currency unit, the noon U.S. dollar buying rate for that Specified Currency or currency unit, as the case may be, for cable transfers quoted in The City of New York on such date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more Specified Currencies or currency units for which an exchange rate is required, the Exchange Rate Agent will use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the Specified Currency or currency unit in question, or such other quotations as the Exchange Rate Agent will deem appropriate. Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any Specified Currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such Specified Currency or currency unit will be that upon which a non-resident issuer of securities designated in such Specified Currency or currency unit would, as determined in its sole discretion and without liability on the part of the Exchange Rate Agent, purchase such Specified Currency or currency unit in order to make payments in respect of this Note
     In the event of an official redenomination of the Specified Currency, the obligations of Canada with respect to payments on this Note shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. In no event shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency as specified above relative to any other currency due solely to fluctuations in exchange rates.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Registrar referred to on the reverse hereof by manual signature [and, if the applicable Pricing Supplement indicates this Note is intended to be held in a manner that would allow Eurosystem eligibility, effectuated by the entity appointed as Common Safekeeper by

6

Euroclear or Clearstream]4, this Note shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.
(Remainder of page left intentionally blank)

[4]	Insert where the applicable Pricing Supplement indicates that the Notes are intended to be held in a manner that would allow Eurosystem eligibility.

7

     IN WITNESS WHEREOF, Canada has caused this instrument to be duly executed by manual or facsimile signature.

Countersigned	HER MAJESTY IN RIGHT OF CANADA, as represented by the Minister of Finance

By:	By:

Dated:

REGISTRAR’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Fiscal Agency Agreement

[CITIBANK, N.A., solely in its capacity as Registrar

By:

Name:
Title:

CITIBANK, N.A., London Branch, solely in its capacity as Registrar

By:

Authorized Signing Officer]

[CERTIFICATE OF EFFECTUATION
Effectuated without recourse, warranty or liability

By:

as Common Safekeeper][5]

[5]	Insert where the applicable Pricing Supplement indicates that the Notes are intended to be held in a manner that would allow Eurosystem eligibility.

8

[Form of Reverse of Note]
     This Note is one of a duly authorized issue of securities of Canada (the “Notes”) issued pursuant to a Fiscal Agency Agreement, dated as of June 29, 2010 (the “Fiscal Agency Agreement”), between Canada, Citibank, N.A., a U.S. national banking association having an office in New York, New York, as registrar, transfer agent, fiscal agent and principal paying agent for Notes the Specified Currency of which is U.S. dollars (in such capacity the “Domestic Registrar” which term includes any successor registrar, transfer agent, fiscal agent, and principal paying agent under the Fiscal Agency Agreement for such Notes) and Citibank, N.A., London Branch, as registrar, transfer agent, fiscal agent and principal paying agent for Notes the Specified Currency of which is not U.S. dollars (in such capacity the “International Registrar” which term includes any successor registrar, transfer agent, fiscal agent, and principal paying agent under the Fiscal Agency Agreement for such Notes). Reference is hereby made to the Fiscal Agency Agreement for a statement of the respective rights, limitations of rights, duties and immunities thereunder of Canada, the Registrar and the registered holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Except as may be otherwise specified on the face hereof, these Notes are issuable only as Notes in fully registered form, in denominations of U.S. $5,000 and integral multiples of U.S.$5,000, or, in the case of International Notes, in the Specified Currency and the denomination or denominations thereof as shall be specified on the face hereof. The Notes issued pursuant to the Fiscal Agency Agreement may be issued from time to time in various principal amounts and currencies or currency units, may mature on different dates, may bear interest at different rates, may be subject to different redemption provisions, if any, and may otherwise vary. As provided in the Fiscal Agency Agreement and subject to certain limitations therein set forth, Notes of one authorized denomination are exchangeable for a like aggregate principal amount of Notes of the same series in a different authorized denomination, as requested by the registered holder surrendering the same.
     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.
     For the purpose only of disclosure required by the Interest Act (Canada) and without affecting the interest payable on this Note, the yearly rate of interest which is equivalent to the rate of interest for any period of less than a full year may be calculated by multiplying the nominal annual rate of interest by a fraction for which (a) the numerator is the product of (i) the actual number of days in a year commencing on and including the first day of such period and ending on but not including the corresponding day in the next calendar year and (ii) the sum of (x) the product of the number of complete months elapsed in such period and 30 and (y) the number of days elapsed in any incomplete months in such period and (b) the denominator is the product of 360 and the actual number of days in such period (inclusive of the first, but exclusive of the last, such day).
     Payment of the principal of, and interest on, this Note constitutes a charge on and is payable out of the Consolidated Revenue Fund of Canada. This Note constitutes a direct unconditional obligation of Canada and carries the full faith and credit of Canada. The obligation of Canada under each Note ranks equally with all of Canada’s other unsecured and unsubordinated indebtedness from time to time outstanding.
     The following events or circumstances (each an “Event of Default”) shall be acceleration events, namely:
(i)	Canada fails to pay any amount of principal or premium, if any, in respect of this Note or any other Note of the same series on the due date for payment of such amount; or

(ii)	Canada fails to pay any amount of interest in respect of this Note or any other Note of the same series on the due date for payment of such amount and such default shall have continued for a period of 30 days thereafter; or

(iii)	Canada defaults in the performance or observance of any of its other obligations under or in respect of this Note or any other Note of the same series and such default remains unremedied for 30 days after written notice requiring such default to be remedied has been delivered to Canada at the specified office of the Registrar by the registered holder of this Note or any other Note of the same series.
     If any Event of Default shall occur in respect of this Note any registered holder or registered holders of this Note or any Notes of the same series holding in the aggregate not less than 25% of the aggregate principal amount of

9

the Notes of such series then outstanding may, by written notice to Canada, at the specified office of the Registrar, declare that all Notes of such series and all interest then accrued on such Notes to be due and payable, whereupon the early termination amount of this Note (which shall be its Principal Amount or such other amount as may be specified in, or determined in accordance with the provisions hereof) shall become immediately due and payable, together with all interest (if any) accrued hereon without presentment, demand, protest or other notice of any kind, all of which Canada will expressly waive, anything contained herein to the contrary notwithstanding, unless, prior thereto, all Events of Default in respect of such Notes shall have been cured or waived.
     If Canada receives notice in writing from holders of at least 50% of the aggregate principal amount of this Note and all other the Notes of the same series then outstanding, to the effect that the Event of Default or Events of Default giving rise to the above-mentioned declaration is or are cured following any such declaration and that such holders wish the relevant declaration to be withdrawn, Canada shall give notice thereof to the holders of the Notes of such series (with a copy to the Registrar) whereupon the relevant declaration shall be withdrawn and shall have no further effect but without prejudice to any rights or obligations which may have arisen before Canada gave such notice (whether pursuant to this Note or otherwise). No such withdrawal shall affect any other or any subsequent Event of Default or any right of any holder in relation thereto.
     Unless another interest rate basis or formula (the “Agreed Floating Rate Formula”) is specified on the face hereof, this Note will bear interest at the rate determined by reference to the London interbank offered rate (“LIBOR”) (i) plus or minus the Spread (as defined below), if any, indicated on the face hereof (ii) multiplied by the Spread Multiplier (as defined below), if any, indicated on the face hereof. Commencing on the first Interest Reset Date after the Issue Date, both as specified on the face hereof, the rate at which interest on this Note will be payable will be reset as of each Interest Reset Date shown on the face hereof (each, an “Interest Reset Date”), and the interest rate in effect on any day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate pertaining to the immediately preceding Interest Reset Date; provided, however, that the interest rate in effect for the period from the Issue Date to, but excluding, the first Interest Reset Date after the Issue Date will be the Initial Interest Rate specified on the face hereof.
     Notwithstanding the foregoing, if this Note is designated as having an addendum (the “Addendum”) attached, this Note shall bear interest in accordance with the terms described in the Addendum.
     Accrued interest hereon shall be calculated by multiplying the Principal Amount specified on the face hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise provided in the Addendum, if any, the interest factor (expressed as a decimal rounded, if necessary, as described below) for each such day shall be computed by dividing the interest rate (expressed as a decimal rounded, if necessary, as described below) applicable to such day by 360 (in the case of Notes for which the interest rate basis specified on the face hereof is the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR or the Prime Rate) or by the actual number of days in the year in the case of Notes for which the interest rate basis on the face hereof is the Treasury Rate. The accrued interest factor for Notes for which two or more interest rate formulae are applicable will be calculated by selecting the interest rate basis for the applicable period in as specified on the face hereof. Except as otherwise provided herein, all percentages resulting from any calculation with respect to this Note will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent or, if this Note is an International Note, the smallest unit of payment in such currency (with one-half cent or one-half of such unit being rounded upwards).
     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof and in no event shall be higher than the maximum rate permitted by Canadian law.
     Unless otherwise specified on the face hereof or in the Addendum, if any, the “Interest Determination Date” means if this Note is a LIBOR Note, the second Market Day preceding each Interest Reset Date (the “LIBOR Interest Determination Date”) and if this Note is a Floating Rate Note that is not a LIBOR Note, the interest determination date or dates as of which the interest rate for this Note is to be calculated as indicated on the face

10

hereof. Unless otherwise specified on the face hereof or in the Addendum, if any, if an Interest Reset Date would otherwise be a day that is not a Market Day with respect to this Note, such Interest Reset Date shall be the next succeeding Market Day, except that if this Note is a LIBOR Note and the next succeeding Market Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day.
     Unless otherwise specified on the face hereof or in the Addendum, if any, the “Calculation Date” pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Market Day, the next succeeding Market Day or (ii) the Market Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. At the request of the registered holder hereof, the Calculation Agent will provide to the registered holder hereof the interest rate then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date. Unless otherwise specified on the face hereof or in an Addendum hereto, the Registrar shall be the Calculation Agent.
     The “Spread”, if any, specified on the face hereof is the number of basis points to be added to or subtracted from the Interest Rate Basis applicable to this Note. The “Spread Multiplier”, if any, specified on the face hereof is the percentage of the Interest Rate Basis applicable to this Note by which such Interest Rate Basis will be multiplied to determine the applicable interest rate on this Note. The “Index Maturity”, if any, specified on the face hereof is the period to maturity of the instrument or obligation on which the interest rate formula applicable to this Note will be calculated.
     Unless otherwise specified on the face hereof or in an Addendum hereto, as used herein, “Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York, the city of London, England, the city of Toronto or the in the applicable place of payment are authorized or required by law or executive order to close and, with respect to International Notes denominated in euro only, a day that is also a day on which the TransEuropean Automated Real-Time Gross Settlement Express Transfer (TARGET2) System or successor thereto is open.
     Unless otherwise specified on the face hereof or in an Addendum hereto, as used herein, “Market Day” means any day that is a day other than a Saturday or Sunday or a day on which banking institutions in The City of New York, or in the applicable place of payment are authorized or required by law or executive order to close and, (a) with respect to LIBOR Notes only, a day that is also a London Market Day, (b) with respect to International Notes (other than International Notes denominated in euro) any day that is also not a day on which banking institutions in the Relevant Applicable Financial Center in the country of the Specified Currency are authorized or required by law or executive order to close, and (c) with respect to International Notes denominated in euro only, a day that is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System, or any successor thereto, is open. “London Market Day” means any day that is a day other than a Saturday or Sunday or a day on which banking institutions in The City of New York, the city of London, England or in the applicable place of payment are authorized or required by law or executive order to close and a day on which dealings in deposits in any currency specified on the face hereof or on an Addendum hereto are transacted, or with respect to any future date are expected to be transacted, in the London interbank market and “Relevant Applicable Financial Center” means the capital city of the country issuing the Specified Currency or Index Currency, as applicable, except that with respect to United States dollars, Australian dollars and Swiss francs, the Relevant Applicable Financial Center shall be The City of New York, Sydney and Zurich, respectively. “Index Currency” means the currency or composite currency specified on the face hereof as to which LIBOR will be calculated. If no such currency is specified on the face hereof, the Index Currency shall be United States Dollars.
     CD Rate Notes. Each CD Rate Note will bear interest at the interest rate (calculated with reference to the CD Rate and the spread and/or spread multiplier, if any) specified on the face of such CD Rate Note or in an Addendum thereto.
     Unless otherwise specified on the face hereof or in an Addendum hereto, “CD Rate” means, with respect to any interest determination date relating to a CD Rate Note, the rate on the date for negotiable certificates of deposit having the index maturity designated on the face hereof or an Addendum hereto as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates” or any successor publication of the Board of Governors of the Federal Reserve System (“H.15(519)”) under the caption

11

“CDs (secondary market)” or any successor publication or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the CD Rate will be the rate on such interest determination date for negotiable certificates of deposit of the index maturity designated on the face hereof or an Addendum hereto as published by the Federal Reserve Bank of New York in its daily update of H.15(519) available through the website of the Board of Governors of the Federal Reserve System at “http://www.federalreserve.gov/releases/h15/update“ (“H.15 daily update”) or any successor site or publication of the Board of Governors under the caption “CDs (Secondary Market).” If such rate is not yet published in either H.15(519) or H.15 daily update by 3:00 p.m., New York City time, on the calculation date pertaining to an interest determination date, the Calculation Agent will calculate the CD Rate on that interest determination date, which will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date, for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the index maturity designated on the face hereof or an Addendum hereto in an amount that is representative for a single transaction in that market at that time as quoted by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent (after consultation with Canada); provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate with respect to such interest determination date will be the same as the CD Rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest shall be the initial interest rate).
     Commercial Paper Rate Notes. Each Commercial Paper Rate Note will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the spread and/or spread multiplier, if any) specified on the face of such Commercial Paper Rate Note or in an Addendum thereto.
     Unless otherwise specified on the face hereof or in an Addendum hereto, “Commercial Paper Rate” means, with respect to any interest determination date relating to a Commercial Paper Rate Note, the Money Market Yield (as defined below) of the rate on that date for commercial paper having the index maturity designated on the face hereof or an Addendum hereto, as published in H.15(519), under the heading “Commercial Paper—Non-financial.” In the event that the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, then the Commercial Paper Rate will be the Money Market Yield of the rate on the interest determination date for commercial paper of the specified index maturity as published in H.15 daily update under the heading “Commercial Paper—Non-financial” (with an index maturity of one month or three months being deemed to be equivalent to an index maturity of 30 days or 90 days, respectively). If by 3:00 p.m., New York City time, on that calculation date, the rate is not yet available in either H.15(519) or H.15 daily update, the Calculation Agent will calculate the Commercial Paper Rate on that interest determination date, which will be the Money Market Yield corresponding to the arithmetic mean of the offered rates as of approximately 11:00 a.m., New York City time, on that interest determination date for commercial paper of the specified index maturity placed for a non-financial issuer whose bond rating is “AA” or the equivalent, from a nationally recognized rating agency as quoted by three leading dealers of commercial paper in The City of New York selected by the Calculation Agent (after consultation with Canada); provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as set forth above, the Commercial Paper Rate with respect to such interest determination date will be the same as the Commercial Paper Rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).
     “Money Market Yield” will be a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D × 360

360 - (D × M) × 100
     where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the period for which interest is being calculated.

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     Federal Funds Rate Notes. Each Federal Funds Rate Note, will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the spread and/or spread multiplier, if any) specified on the face of such Federal Funds Rate Note or in an Addendum thereto.
     Unless otherwise specified on the face hereof or in an Addendum hereto, the “Federal Funds Rate” means, with respect to any interest determination date relating to a Federal Funds Rate Note, the rate applicable to such date for federal funds as set for in H.15(519) for that date under the caption “EFFECT”, as such rate is displayed on Reuters Screen FEDFUNDS1 Page. If such rate is not so published by 5:00 p.m., New York City time, on the Market Day immediately following such interest determination date, the Federal Funds Rate will be the rate applicable to such interest determination date as published in H.15 daily update (or such other recognized electronic source used for the purpose of displaying such rate) under the heading “federal funds (effective).” If that rate is not published in H.15 daily update (or such other recognized electronic source used for the purpose of displaying such rate) by 5:00 p.m., New York City time, on the Market Day immediately following such interest determination date, the Calculation Agent will calculate the Federal Funds Rate applicable to such interest determination date, which will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds as of 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any distributors, agents or their affiliates) of federal funds transactions in The City of New York selected by the Calculation Agent (after consultation with Canada); provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate applicable to such interest determination date will be the same as the Federal Funds Rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).
     LIBOR Notes. If the Interest Rate Basis specified on the face hereof is LIBOR, LIBOR with respect to this Note for any Interest Reset Date shall be determined as of each LIBOR Interest Determination Date on the basis of the offered rate for deposits in the Index Currency having the Index Maturity specified on the face hereof, commencing on the second Market Day immediately following such LIBOR Interest Determination Date which appears on the Designated LIBOR Page (as defined below), or any successor reporter of such rates selected by the Calculation Agent and acceptable to Canada, as of 11:00 A.M. London time on that LIBOR Interest Determination Date. If such rate does not so appear on the Designated LIBOR Page, the rate for that Interest Reset Date will be determined on the basis of the rates at which deposits in Index Currency are offered by four major banks in the London interbank market, selected by the Calculation Agent after consultation with Canada, at approximately 11:00 A.M. London time the second Market Day immediately following such LIBOR Interest Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date for a period of the Index Maturity in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. In such case, the Calculation Agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided in respect of such LIBOR Interest Determination Date, the rate for that Interest Reset Date will be the arithmetic mean of the quotations, and, if fewer than two quotations are provided as requested in respect of such LIBOR Interest Determination Date, the rate for such Interest Reset Date will be the arithmetic mean of the rates quoted by three major banks in the Relevant Applicable Financial Center, selected by the Calculation Agent after consultation with Canada, at approximately 11:00 A.M. in the Relevant Applicable Financial Center on that LIBOR Interest Determination Date for loans in the Index Currency to leading European banks for a period of the Index Maturity commencing on the second Market Day immediately following such LIBOR Interest Determination Date and in a principal amount in the Index Currency that is representative for a single transaction in such market at such time; provided, however, that if fewer than three reference banks so selected by the Calculation Agent are quoting such rates, LIBOR with respect to such LIBOR Interest Determination Date will be the same as LIBOR in effect for the immediately preceding Interest Reset Date (or, if there was no preceding Interest Reset Date, the rate of interest will be the Initial Interest Rate). In this Note, “Designated LIBOR Page” means the display on page LIBOR01 of Reuters (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for the applicable Index Currency (or such other page as may replace that page on that service for the purpose of displaying such rates).
     Prime Rate Notes. Each Prime Rate Note, will bear interest at the interest rate (calculated with reference to the Prime Rate and the spread and/or spread multiplier, if any) specified on the face of such Prime Rate Note or in an Addendum thereto.

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     Unless otherwise specified on the face hereof or in an Addendum hereto, “Prime Rate” means, with respect to any interest determination date, the rate set forth in H.15(519) for that date opposite the caption “Bank Prime Loan” or, if not published by 5:00 p.m., New York City time, on the calculation date, the rate on such interest determination date as published in H.15 daily update under the caption “Bank Prime Loan.” If that rate is not yet published by 5:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Prime Rate for that interest determination date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page as that bank’s Prime Rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date as quoted on the Reuters Screen USPRIME1 Page on that interest determination date, or, if fewer than four of these rates appear on the Reuters Screen USPRIME1 Page by 5:00 p.m., New York City time, for that interest determination date, the rate will be the arithmetic mean of the Prime Rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least $500 million) selected by the Calculation Agent (after consultation with Canada). If the banks selected by the Calculation Agent are not quoting as described above, the Prime Rate will remain the Prime Rate then in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).
     Treasury Rate Notes. Each Treasury Rate Note, will bear interest at the interest rate (calculated with reference to the Treasury rate and the spread and/or spread multiplier, if any) specified on the face of such Treasury Rate Note and in an Addendum thereto.
     Unless otherwise specified on the face hereof or in an Addendum hereto, the “Treasury Rate” means, with respect to any interest determination date relating to a Treasury Rate Note, the rate from the auction held on such interest determination date, which we refer to as the “auction,” of direct obligations of the United States, which we refer to as “treasury bills”, having the index maturity designated on the face hereof or an Addendum hereto under the caption “INVEST RATE” on the display on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the bond equivalent yield (as defined below) of the rate for such treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of treasury bills having the index maturity designated on the face hereof or an Addendum hereto is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the Treasury Rate will be the bond equivalent yield of the rate on that interest determination date of treasury bills having the index maturity designated on the face hereof or an Addendum hereto as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on that interest determination date of such treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.” In the event such rate is not published in H.15(519), H.15 daily update or another recognized electronic source by 3:00 p.m., New York City time, on such calculation date, the Calculation Agent will calculate the Treasury Rate, which will be a bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers selected by the Calculation Agent (after consultation with Canada) for the issue of treasury bills with a remaining maturity closest to the index maturity designated on the face hereof or an Addendum hereto; provided, however, that if the dealers selected by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate with respect to the interest determination date will be the same as the Treasury Rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).
     The term “bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

14

Bond equivalent yield =	D × N × 100

360 - (D × M)
     where “D” refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.
     Canada shall confirm with the Calculation Agent the amount of any interest instalment and that each interest rate calculation is in accordance with this Note and the Fiscal Agency Agreement.
     If this Note is designated on the face hereof as an original issue discount Note, then, notwithstanding anything to the contrary contained in this Note, upon the acceleration, redemption or repayment of this Note prior to its stated maturity, there shall be payable, in lieu of the principal amount due at the stated maturity hereof, as specified on the face hereof, an amount equal to the Amortized Face Amount of this Note. The “Amortized Face Amount” shall be the amount equal to (a) the issue price of this Note, plus (b) that portion of the difference between the issue price and the principal amount of this Note that has been amortized at the Stated Yield (as defined below) of this Note (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the principal amount of this Note due at the stated maturity hereof. As used in the previous sentence, the “Stated Yield” means the Yield to Maturity specified on the face hereof (or, if not so specified, the yield to maturity compounded semi-annually and computed in accordance with generally accepted United States bond yield computation principles) for the period from the Issue Date to the stated maturity on the basis of the issue price and such principal amount.
     Unless otherwise specified above or in an Addendum hereto, all payments of, or in respect of, principal of, and interest on, this Note and all Notes of the same series will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, unless such taxes, duties, assessments or charges are required by law or by the administration or interpretation thereof to be withheld or deducted. In that event, unless otherwise provided in an applicable prospectus supplement, Canada (subject to its rights of redemption) will pay to the registered holder of such Notes such additional amounts (the “Additional Amounts”) as will result (after withholding or deduction of the said taxes, duties, assessments or charges) in the payment to the beneficial owners of such Notes of the amounts which would otherwise have been payable in respect of such Notes in the absence of such taxes, duties, assessments or charges, except that no such Additional Amounts shall be payable with respect to any such Note:
(a)	the beneficial owner of which is subject to such taxes, duties, assessment or charges in respect of such Note by reason of such owner being connected with Canada otherwise than merely by the holding or ownership as a non-resident of Canada of such Note; or

(b)	presented for payment more than 15 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on the last day of such period of 15 days. For this purpose, the “Relevant Date” in relation to any such Notes means whichever is the later of:
(i)	the date on which the payment in respect of such Notes becomes due and payable; or

(ii)	if the full amount of the moneys payable on such date in respect of such Notes has not been received by the relevant paying agent on or prior to such date, the date on which notice is duly given to the holders of such Notes that moneys have been so received.
     Unless otherwise specified on the face hereof or in an Addendum hereto, this Note may be redeemed at the option of Canada in whole, but not in part, at any time, on giving not less than 30 days’ and not more than 60 days’ notice prior to redemption, in accordance with the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the date fixed for redemption, if

15

(a) Canada has or will become obliged to pay Additional Amounts as provided herein as a result of any change in, or amendment to, the laws or regulations of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of this prospectus supplement, and (b) such obligation cannot be avoided by Canada taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Canada would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, Canada shall deliver to the Registrar a certificate signed by an officer of Canada stating that Canada is entitled to effect such redemption and that the conditions precedent to the right of Canada so to redeem have occurred.
     If one or more Redemption Dates (or ranges of such dates) is specified on the face hereof, this Note is subject to redemption upon not less than 30 days’ nor more than 60 days’ notice prior to redemption, in accordance with the Fiscal Agency Agreement, on any such date (or during any such range of dates), as a whole, or from time to time in part, at the election of Canada, at a Redemption Price or Prices determined as provided in the next succeeding sentence, together with accrued interest to the Redemption Date, but interest instalments whose Interest Payment Date is on or prior to the Redemption Date will be payable to the registered holder hereof (or one or more predecessor Notes) of record at the close of business on the relevant Regular Record Date referred to on the face hereof, all as provided in the Fiscal Agency Agreement. If applicable, the “Redemption Price” for any such redemption shall be the amount determined by multiplying the Redemption Percentage specified on the face hereof with respect to the relevant Redemption Date (or range of such dates), by the portion of the principal amount hereof (or, if this Note is an original issue discount Note, the portion of the Amortized Face Amount hereof) to be redeemed.
     Notice of redemption having been given as aforesaid, this Note (or the portion of the principal amount hereof so to be redeemed) shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date shall cease to bear interest (except in respect of any portion hereof not so paid).
     In the case of any partial redemption of Notes of any series at the election of Canada, the Notes of such series to be redeemed shall be selected by the Registrar not more than 60 days prior to the Redemption Date by such method as the Registrar shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Notes of such series. In the event of any redemption of this Note in part only, a new Note or Notes of the same series for the unredeemed portion hereof will be issued in the name of the registered holder hereof upon the cancellation hereof and the principal amount of such new Note that remains outstanding after such redemption shall be an authorized denomination (which shall not be less than the minimum authorized denomination) for Notes of such series.
     If one or more Repayment Dates (Option of Registered Holder) (or ranges of such dates) is specified on the face hereof, this Note is subject to repayment on any such date (or during any such range of dates) or, if such date is not a Market Day, on the first Market Day following such date, as a whole or from time to time in part, at the election of the registered holder hereof, at a Repayment Price determined as provided in the fifth succeeding sentence together with accrued interest to the Repayment Date, but interest instalments whose Interest Payment Date is on or prior to the Repayment Date will be payable to the registered holder hereof at the close of business on the Regular Record Date referred to on the face hereof, all as provided in the Fiscal Agency Agreement. Such election shall be effected by the registered holder hereof delivering to the Registrar at its Corporate Trust Office, not less than 30 nor more than 60 days prior to the Repayment Date, or during such other notice period specified on the face hereof or in an Addendum hereto, a notice requesting such repayment as prescribed below and specifying the date upon which this Note is to be repaid. Any notice given by a registered holder pursuant to this paragraph shall consist of either (i) this Note with the form entitled “Option to Elect Repayment” set forth at the end of this Note duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange or of the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States setting forth the name of the registered holder hereof, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the duly completed form entitled “Option to Elect Repayment” set forth at the end of this Note, will be received by the Registrar not later than the

16

5th Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter shall only be effective if this Note and such form duly completed are received by the Registrar by such 5th Business Day. Exercise of the repayment option by the registered holder hereof will be irrevocable. Such option may be exercised with respect to less than the entire principal amount of this Note, provided that the portion remaining outstanding after such repayment shall be an authorized denomination. If applicable, the “Repayment Price” for any such repayment shall be determined by multiplying the Repayment Percentage (Option of Registered Holder) specified on the face hereof with respect to the relevant Repayment Date (Option of Registered Holder) (or range of such dates) by the portion of the principal amount hereof (or, if this Note is an original issue discount Note, the portion of the Amortized Face Amount hereof) to be repaid, together with interest accrued thereon to the Repayment Date.
     The Registrar has been appointed registrar for the Notes, and the Registrar will maintain at the Registrar’s Corporate Trust Office the Register for the registration and registration of transfers and exchanges of Notes. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, this Note may be transferred at the aforesaid office of the Registrar by surrendering this Note for cancellation, and thereupon the Registrar shall authenticate and register in the name of the transferee, in exchange herefor, a new Note of the same series and having a like aggregate principal amount in authorized denominations. As provided in the Fiscal Agency Agreement and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of the same series in a different authorized denomination, as requested by the registered holder surrendering the same.
     Canada agrees that there shall at all times be a registrar hereunder; provided that Canada may choose to act at any time as its own fiscal agent, transfer agent, registrar and principal paying agent.
     In the event of any redemption of Notes of any series at the election of Canada, neither the Registrar nor any other Transfer Agent, if any, shall be required to (i) issue, register the transfer of or exchange Notes of such series during a period beginning at the opening of business 15 days before any selection of the Notes of such series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) register the transfer or exchange of any Note of such series, or portion thereof, called for redemption, except the unredeemed portion of any Note being redeemed in part. Following the exercise of a repayment option by the registered holder hereof, neither the Registrar nor any other Transfer Agent, if any, shall be required to issue, register the transfer or exchange of that portion of this Note with respect to which such option has been exercised.
     No service charge will be imposed for any such registration of transfers and exchanges, but Canada may require, as a condition precedent to any transfer or exchange, payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Neither the Registrar nor any other Transfer Agent, if any, shall be required to register any transfer or exchange of any Note during the periods specified in Section 5 of the Fiscal Agency Agreement. Neither Canada, the Registrar nor any other Transfer Agent shall be required to make any exchange of Notes if as a result thereof Canada may incur adverse tax or similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange.
     Prior to due presentment of this Note for registration of transfer, Canada the Registrar and any other Agent may treat the registered holder as the absolute owner hereof for all purposes and neither Canada, the Registrar nor any other Agent shall be affected by notice to the contrary. All payments to or to the order of the registered holder hereof are valid and effectual to discharge the liability of Canada and the Registrar to the extent of the sum or sums paid.
     Any provision contained herein with respect to the interest rate applicable to this Note, its Interest Payment Dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified on the face hereof.
     Any action by the registered holder hereof shall bind all future registered holders of this Note, and of any Note issued in exchange or substitution herefor or in place hereof, in respect of anything done or permitted by Canada or by the Registrar in pursuance of such action.
     The Notes may be issued in the form of one or more Global Notes to one or more depositaries for the Global Notes or its or their nominees and registered in the name of such depositary or such nominee. If this Note is

17

a Global Note so registered, the transfer and exchange hereof is subject to the additional limitations set forth in the legend on the face hereof.
     If the registered holder hereof is a Depositary or its nominee [or Common Safekeeper or its nominee, as the case may be,]6 then upon the occurrence of certain events specified in Section 14 of the Fiscal Agency Agreement resulting in the exchange of this Note for definitive Notes in fully registered form, the registered holder hereof shall surrender this Note to the Registrar for cancellation whereupon, in accordance with the Fiscal Agency Agreement, Canada will execute and the Registrar will authenticate and deliver Certificated Notes of the same series in fully registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Note in exchange for this Note to the persons in whose name such definitive Notes in fully registered form are registered by the Registrar pursuant to the direction of the relevant Depositary [or Common Safekeeper, as the case may be,]7 or a nominee thereof.
     Except as provided below, no reference herein to the Fiscal Agency Agreement and no provision of this Note or of the Fiscal Agency Agreement shall alter or impair the obligation of Canada, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the times, place and rate, and in the currency, herein prescribed.
     The Fiscal Agency Agreement and this Note may be amended by the parties to the Fiscal Agency Agreement, without notice to or the consent of the registered holder hereof, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein or herein or in any other manner which Canada may deem necessary or desirable and which, in the reasonable opinion of Canada and the Registrar, will not adversely affect the interests of the registered holder.
     Canada may, and upon a request in writing from the registered holders of Notes holding not less than 10% of the aggregate principal amount of the Notes then outstanding, or upon a request in writing from the registered holders of Notes of any series holding not less than 10% of the aggregate principal amount of the Notes of such series then outstanding, shall convene or cause to be convened a meeting of the registered holders of the Notes, or a meeting of the registered holders of the Notes of such series, as the case may be, for any lawful purpose including to amend or supplement by Extraordinary Resolution the Fiscal Agency Agreement and the relevant Notes (including the terms and conditions thereof). At any such meeting, the registered holders of the relevant Notes may, in respect of the relevant Notes only, exercise all of the powers exercisable at a meeting of such registered holders as provided in the Fiscal Agency Agreement, including those powers set out in subsection 16(18) of the Fiscal Agency Agreement. A resolution duly passed as an Extraordinary Resolution at any such meeting by the registered holders of Notes in accordance with subsection 16(18) of the Fiscal Agency Agreement, shall be binding on the registered holder of this Note, all other registered holders of Notes of the same Series and all beneficial owners of such Notes; a resolution duly passed as an Extraordinary Resolution at any such a meeting of the registered holders of the Notes of the same series as the Notes in accordance with subsection 16(18) of the Fiscal Agency Agreement, shall be binding on the registered holder of this Note, all other registered holders of Notes of the same series and all beneficial owners of such Notes; and an Extraordinary Resolution in the form of an instrument signed by the registered holders of the Notes, or the registered holders of Notes of the same series as the Notes, as the case may be, in accordance in subsection 16(18) of the Fiscal Agency Agreement, shall be binding on the registered holder of this Note and all other registered holders of the Notes, or on the registered holder of this Note and all other the registered holders of Notes of the same series, as the case may be, and the beneficial owners of such Notes whether or not the registered holder or holders of this Note attended the relevant meeting or signed the relevant Extraordinary Resolution.
     The Fiscal Agency Agreement provides that in the event that the Registrar receives written notice from Canada that Canada intends to amend any of the Notes in a manner that would require the consent or agreement of the registered holders of such Notes by Extraordinary Resolution, the Registrar is authorized, without the need to convene a meeting of registered holders of the Notes, or a meeting of registered holder of Notes of any series, or to seek the prior instructions of such registered holders, to follow the directions of Canada to facilitate discussion of the circumstances giving rise to the proposed amendments, the terms of any proposed amendments and any other issues relevant to the proposed amendments; provided, however, that the Registrar is and shall remain the agent of Canada

[6]	Delete if a DTC Global Note.

[7]	Delete if a DTC Global Note.

18

and as such shall have no authority on behalf of any registered holder of any Note to agree to or to bind any such registered holder to any modification of the Fiscal Agency Agreement or any of the Notes; it being expressly acknowledged by the registered holder of this Note that the Registrar has no fiduciary duty to the registered holders of the Notes.
     The authority given to the Registrar to meet with Canada and other interested parties to facilitate discussions shall automatically terminate as of the first meeting of the registered holders of the Notes, or the registered holders of the Notes of the relevant series, as the case may be, to occur following the date on which the Registrar received the written notice from Canada referred to above unless such registered holders of the relevant Notes, shall have passed a resolution at that meeting (or at any adjournment thereof) authorizing the Registrar to continue to act in this capacity.
     For purposes of determining whether the required percentage of registered holders of the relevant Notes has approved any amendment, modification or change to, or waiver of, such Notes or the Fiscal Agency Agreement, or whether the required percentage of registered holders has delivered a notice of acceleration of such Notes, Notes which are held, directly or indirectly, by Canada will be disregarded and deemed not to be outstanding.
     All notices to the holders of the Notes will be mailed or delivered to such holders at their addresses indicated in records maintained by the Registrar and, so long as the Notes of this series are listed on the Euro MTF Market of the Luxembourg Stock Exchange, notice of any meeting or Extraordinary Resolution affecting such Notes will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on Luxembourg Stock Exchange website at www.bourse.lu. Any such notice shall be deemed to have been given on the date of such delivery or publication, as the case may be, or in the case of mailing, on the fourth day after such mailing.

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ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.
     TEN COM          -          as tenants in common
     TEN ENT          -          as tenants by the entireties
     JT TEN -          as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT		Custodian

	(Custodian)		(Minor)

Under Uniform Gifts to Minors Act		( )
(State)
Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of Her Majesty in Right of Canada, as represented by the Minister of Finance, with full power of substitution in the premises.
Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.

OPTION TO ELECT REPAYMENT
     The undersigned hereby irrevocably requests and instructs HER MAJESTY IN RIGHT OF CANADA, as represented by the Minister of Finance (“Canada”) to repay the within Note (or portion thereof specified below) pursuant to its terms at the Repayment Price, to the undersigned at

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF THE UNDERSIGNED)

     For this option to elect repayment to be effective, the Registrar must receive at                                             , or at such other place or places of which Canada shall from time to time notify the registered holder, not more than 60 nor less than 30 days prior to a Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed.
     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the registered holder elects to have repaid:
and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the registered holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):
Dated:
NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alternation or enlargement, or any change whatsoever.

2

SCHEDULE OF EXCHANGES OF INTERESTS
     The following exchanges of a part of this Global Note for an interest in another Global Note, or exchanges of a part of another Global Note for an interest in this Global Note, have been made:

Principal Amount of
	Amount of decrease		this Global Note	Signature of
	in Principal Amount	Amount of increase	following such	Authorized Officer of
	of the other Global	in Principal Amount	decrease (or	Trustee or Currency
Date of Exchange	Note	of this Global Note	increase)	Determination Agent

*	This Schedule may be used by the Registrar or other agent of Canada in respect of this Global Note, and, if so used, shall be deemed a part thereof for all purposes.

3

EXHIBIT D
Authorized Officials

Director, Financial Markets Division, Department of Finance, Canada:	Wayne Foster

Chief, Reserves and Risk Management Section, Financial Markets Division, Department of Finance, Canada:	Clifton Lee-Sing

INCUMBENCY CERTIFICATE
CANADA
In the Matter of the Issuance of Public Debt
and Other Matters Authorized Pursuant to
Part IV of the Financial Administration Act

Name	Title	Signature

Clifton Lee-Sing	Chief	/s/ Clifton Lee-Sing

Reserves and Risk Management Section Financial Markets Division Department of Finance, Canada
     I, Martin Marcone, an officer of the Department of Justice, do hereby certify that the person named above holds the office set forth opposite that person’s name and that the signature set forth opposite that person’s name is a true copy of the person’s signature which I have compared to the original signature of that person and that the said person has held the said office at all times since February 6, 2009.
     DATED this 29th day of June, 2010

/s/ Martin Marcone
Martin Marcone
Counsel General Legal Services Division

Department of Finance, Canada

2

INCUMBENCY CERTIFICATE
CANADA
In the Matter of the Issuance of Public Debt
and Other Matters Authorized Pursuant to
Part IV of the Financial Administration Act

Name	Title	Signature

Wayne Foster	Director	/s/ Wayne Foster

Financial Markets Division
Department of Finance, Canada
     I, Martin Marcone, an officer of the Department of Justice, do hereby certify that the person named above holds the office set forth opposite that person’s name and that the signature set forth opposite that person’s name is a true copy of the person’s signature which I have compared to the original signature of that person and that the said person has held the said office at all times since February 6, 2009.
     DATED this 29th day of June, 2010

/s/ Martin Marcone
Martin Marcone
Counsel General Legal Services Division

Department of Finance, Canada

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EXHIBIT E
ADMINISTRATIVE PROCEDURES
     The Canada Notes due nine months or more from their issue date (the “Notes”), are to be offered on a continuing basis by Her Majesty in right of Canada, as represented by the Minister of Finance (“Canada”). Credit Suisse Securities (USA) LLC (the “Distributor”) has agreed to solicit offers to purchase the Notes. The Distributor may, but will not be obligated to, purchase Notes as a principal for its own account, if agreement to purchase as principal is reached with Canada. The Notes are being sold pursuant to a Distribution Agreement, dated June 29, 2010 (the “Distribution Agreement”), between Canada and the Distributor, and will be issued pursuant to the Fiscal Agency Agreement dated June 29, 2010 (the “Fiscal Agency Agreement”), between Canada, Citibank, N.A. (“U.S. Registrar”) as fiscal agent, transfer agent, registrar and principal paying agent for Canada’s Domestic Notes (defined below) and Citibank, N.A., London Branch (“International Registrar”) as fiscal agent, transfer agent, registrar and principal paying agent for Canada’s International Notes (defined below) (the U.S. Registrar and the International Registrar, together the “Registrars” and each a “Registrar”).
     For a description of the terms of the Notes and the offering and sale thereof, see the sections entitled “Description of the Notes”, “Foreign Currency Risks”, “Clearing and Settlement”, “Supplemental Plan of Distribution of the Notes” and “Glossary” in the Prospectus Supplement relating to the Notes dated June 29, 2010 and hereinafter referred to as the “Prospectus Supplement”, and the sections entitled “Description of Bonds”, and “Plan of Distribution” in the Basic Prospectus relating to the Notes, dated December 24, 2008, attached thereto and hereinafter referred to as the “Prospectus”. Defined terms used herein but not defined herein shall have the meanings assigned to them in the Distribution Agreement, the Fiscal Agency Agreement, the Prospectus or the Prospectus Supplement.
     In connection with a particular issue of Notes, Canada shall prepare a supplement to the Prospectus that sets forth the terms of a particular issue of the Notes (a “Pricing Supplement”). Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars (such Notes, “Domestic Notes”) and payments of principal of and any premium and interest on the Domestic Notes will be made in U.S. dollars in the manner indicated in the Prospectus and the Prospectus Supplement. If so indicated in the applicable Pricing Supplement, Notes may be denominated in a currency or currency unit other than U.S. dollars (such Notes, “International Notes”). Specific information concerning the currency or currency unit in which a particular International Note is denominated shall be contained in a Pricing Supplement to the Prospectus Supplement reflecting the terms of such Note.
     Notes may be represented either by a certificate issued in definitive form (a “Certificated Note”) or in permanent registered global form. Each series of (a) Domestic Notes will be issued in the form of one or more permanent registered global notes (the “DTC Global Notes”) which will be deposited with the U.S. Registrar, as custodian for, and registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”) and (b) International Notes will be issued in the form of one or more DTC Global Notes which will be deposited with the International Registrar, as custodian for and registered in the name of Cede & Co., as nominee of DTC and/or one or more permanent registered global notes (the “International Global Notes” and, together with the DTC Global Notes, the “Global Notes”) which will be deposited with and registered in the name of a common depository (or its nominee) for Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and Euroclear Bank S.A./N.V. (“Euroclear” and, together with Clearstream, Luxembourg and DTC, the “depositaries” and each a “depositary”) or, if the applicable Pricing Supplement indicates that such International Notes are intended to be Eurosystem-eligible notes, the International Global Note(s) will be registered in the name of a common safekeeper for Euroclear and Clearstream, Luxembourg (the “Common Safekeeper”) (or its nominee) and deposited with the Common Safekeeper. Notes for which interest is calculated on the basis of a fixed interest rate are referred to herein as “Fixed Rate Notes”. Notes for which interest is calculated at a rate or rates determined by reference to an interest rate formula are referred to herein as “Floating Rate Notes”.
     Notes may be issued as indexed notes (referred to herein as “Index Notes”), with the principal amount payable at Maturity, the amount of interest payable on an Interest Payment Date, or both, to be determined by reference to currencies, currency units, commodity prices, financial or non-financial indices or other factors, as indicated in the applicable Pricing Supplement. Holders of Indexed Notes may receive a principal amount at

Maturity that is greater than or less than the face amount of such Notes depending upon the fluctuation of the relative value, rate or price of the specified index. Specific information pertaining to the method for determining the principal amount payable at Maturity, and the face amount of an Indexed Note and any additional tax considerations will be described in the applicable Pricing Supplement.
     Certain Notes, considered to be issued with original issue discount for U.S. federal income tax purposes, are referred to herein as “Original Issue Discount Notes”. For special provisions relating to Original Issue Discount Notes and other Notes issued at a discount for tax purposes, see the section entitled “Certain U.S. Federal Tax Considerations – Original Issue Discount” in the Prospectus Supplement.
     Administrative procedures and specific terms of the offering are explained below. Part I indicates procedures applicable to all Notes; Part II indicates specific procedures for Certificated Notes; and Part III indicates specific procedures for Global Notes. Canada will advise the Distributor in writing of those persons handling administrative responsibilities with whom the Distributor is to communicate regarding offers to purchase Notes and the details of their delivery.
PART I: PROCEDURES APPLICABLE TO ALL NOTES
Issue Date
     Each Note will be dated the date of its authentication (and, if the applicable Pricing Supplement indicates that such Notes are intended to be Eurosystem-eligible Notes, effectuation). Each Note will also bear an original issue date (the “Issue Date”) which, with respect to any such Note (or portion thereof), shall mean the date of its original issuance and shall be specified therein. The Issue Date will remain the same for all Notes subsequently issued upon transfer, exchange or substitution of a Note, regardless of their dates of authentication (and, if the applicable Pricing Supplement indicates that such Notes are intended to be Eurosystem-eligible Notes, effectuation).
Price to Public
     Except as otherwise specified in an Issuer Free Writing Prospectus (as defined in Rule 433 under the U.S. Securities Act of 1933, as amended (the “Act”)) and/or a Pricing Supplement, each Note will be issued at 100% of principal amount.
Maturities
     Each Note will mature on a date which will be at least nine months from its Issue Date.
Interest Payments
     Interest on each interest-bearing Note will be calculated and paid in the manner described in such Note. Unless otherwise set forth therein, interest on Fixed Rate Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months and will not accrue on the 31st day of any month. Interest on Floating Rate Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Note for which the base rate is the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.
     On the fifth Market Day immediately preceding each Interest Payment Date, the applicable Registrar will furnish Canada with the total amount of interest payments (whether in U.S. dollars or other currencies or currency units) to be made on such Interest Payment Date, and Canada will confirm such amount. The applicable Registrar will provide monthly, to Canada, a list of the principal and any premium and interest to be paid on Notes maturing in the next succeeding month. The applicable Registrar will assume responsibility for withholding taxes on interest paid as required by law.
Redemption/Repayment
     If indicated in the applicable Note, the Notes of a particular tenor will be subject to redemption (subject to applicable minimum denominations), at the option of Canada on and after an initial redemption date as set forth in

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the applicable Issuer Free Writing Prospectus and/or Pricing Supplement and in the applicable Note. The redemption price will be set forth in the applicable Note.
     If indicated in the applicable Notes, the Notes of a particular tenor will be subject to repayment at the option of the holders thereof in accordance with the terms of the Notes on a repayment date as set forth in the applicable Note. The repayment date or dates and repayment price will be set forth in the applicable Note.
Procedures for Establishing the Terms of the Notes
     Canada and the Distributor will discuss from time to time the price of and the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Distributor. Once the Distributor has recorded any indication of interest in Notes upon certain terms, and communicated with Canada, if Canada plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and, after consultation with the Distributor, will arrange to have the Pricing Supplement filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 433 and Rule 424 under the Act, respectively.*
     Canada will supply a copy of the Prospectus, as then amended or supplemented, and such Pricing Supplement, to the Distributor (with a copy to the applicable Registrar). No settlement with respect to Notes upon such terms may occur prior to such transmitting or filing and the Distributor will not, prior to such transmitting or filing, deliver confirmations to customers who have offered to purchase Notes upon such terms. Canada will deliver the number of copies of the Pricing Supplement as the Distributor shall request. Pricing Supplements delivered to the Distributor will be sent to it at the address set forth in Schedule B-1 to the Distribution Agreement.
     Canada and the Distributor may discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of offers by the Distributor. If Canada decides to set prices of, and rates borne by, any Notes in respect of which the Distributor is to solicit offers (the setting of such prices and rates to be referred to herein as “posting”) or if Canada decides to change prices or rates previously posted, it will promptly advise the Distributor of the prices and rates to be posted. Canada, in its absolute discretion, shall have the sole right to accept or reject offers to purchase Notes, regardless of whether or not the offers fall within posted rates.
Suspension of Solicitation: Amendment or Supplement
     As provided in the Distribution Agreement, Canada may instruct the Distributor to suspend solicitation of offers to purchase at any time, and the Distributor will forthwith suspend solicitation until such time as Canada has advised it that solicitation of offers to purchase may be resumed. If the Distributor receives the notice from Canada contemplated by section 4(b) of the Distribution Agreement, it will promptly suspend solicitation and will only resume solicitation as provided in the Distribution Agreement. If Canada is required, pursuant to section 4(b) of the Distribution Agreement, to prepare an amendment or supplement, or if Canada decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, Canada will file such amendment or supplement with the Commission, notify the Distributor that such amendment or supplement has been filed with the Commission and that solicitation may be resumed and, upon request, provide the Distributor with a copy of any such amendment or supplement.
     Any suspension of solicitation shall not affect Canada’s obligations under the Distribution Agreement. Canada will in addition promptly advise the Distributor and the applicable Registrar if any Notes Canada has agreed to issue are not to be issued and if copies of the Prospectus as in effect at the time of any suspension may not be delivered in connection with the issuance of such Notes.

*	Except as Rule 424 under the Act may be amended, if clause (b)(3) of Rule 424 is applicable, such filing shall be made no later than the fifth business day following the earlier of the date of determination of the settlement information described below or the date such Pricing Supplement is first used, and if clause (b)(2) or (b)(5) of Rule 424 is applicable, such filing shall be made no later than the second business day following the earlier of the date of determination of the settlement information or the date such Pricing Supplement is first used.

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Acceptance of Offers
     The Distributor will promptly advise Canada of each reasonable offer to purchase Notes solicited by it on an agency basis, other than those rejected by the Distributor. The Distributor may, in its discretion reasonably exercised, without notice to Canada, reject any offer received by it, in whole or in part. Canada will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If Canada accepts or rejects an offer, in whole or in part, Canada will promptly so notify the Distributor.
Confirmation
     For each accepted offer, the Distributor will issue confirmations, in writing, to the purchaser and Canada setting forth the Purchase Information (as defined under Part II below with respect to Certificated Notes and Part III below with respect to Global Notes) and delivery and payment instructions; provided, however, that, in the case of the confirmation issued to the purchaser, no confirmation shall be delivered to the purchaser prior to the delivery of the applicable Pricing Supplement.
Determination of Issue Date
     The receipt of same-day funds by Canada in payment for a Note and:
(i) in the case of Certificated Notes, the authentication and issuance of such Note;
(ii) in the case of DTC Global Notes, entry by the Distributor of Same-Day Funds Issue System (“SDFS”) deliver order through DTC’s Participant Terminal System to credit such Note to the account of a DTC participant, purchasing, or acting for the purchaser of, such Note; and
(iii) in the case of International Global Notes, the International Registrar’s instruction to Euroclear or, as the case may be, Clearstream, Luxembourg, to credit such Notes represented by such International Global Note to the International Registrar’s distribution account, to debit from its distribution account the nominal amount of such Notes and to credit such nominal amount to the account of the Distributor, or the Euroclear participant or Clearstream, Luxembourg participant purchasing, or acting for the purchaser, as applicable, of such Note, shall, with respect to such Note, constitute settlement. All offers accepted by Canada will be issued on the third Market Day next succeeding the date of acceptance, unless otherwise agreed by the purchaser and Canada. The Issue Date shall be specified upon receipt of an offer to purchase. Prior to 3:00 p.m., on the Market Day prior to the Issue Date, Canada will instruct the applicable Registrar to authenticate and deliver the Notes no later than 2:00 p.m., on the Issue Date, except as to Global Notes described below.
Delivery of Prospectus
     A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof (except as provided below) must be delivered to a purchaser prior to or together with the earlier of the delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser. Canada shall ensure that the Distributor receives copies of the Prospectus and each amendment or supplement thereof (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Distributor to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the first sentence of this paragraph. If, since the date of acceptance of a purchaser’s offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between Canada and such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.
Authenticity of Signatures
     Canada will cause the applicable Registrar to furnish the Distributor from time to time with the specimen signatures of each of such Registrar’s officers, employees or agents who have been authorized by such Registrar to authenticate Notes, but the Distributor will not have any obligation or liability to Canada or the applicable Registrar

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in respect of the authenticity of the signature of any officer, employee or agent of Canada or the applicable Registrar on any Note or Global Note.
Advertising
     No advertising may be conducted in respect of an offering of Canada Notes without the approval and consent of Canada.
Market Day
     “Market Day” means any day that is a day other than a Saturday or Sunday or a day on which banking institutions in The City of New York, or in the applicable place of payment are authorized or required by law or executive order to close and, (a) with respect to LIBOR Notes only, a day that is also a London Market Day, (b) with respect to International Notes (other than International Notes denominated in euro) any day that is also not a day on which banking institutions in the Relevant Applicable Financial Center in the country of the Specified Currency are authorized or required by law or executive order to close, and (c) with respect to International Notes denominated in euro only, a day that is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System, or any successor thereto, is open.
     “Relevant Applicable Financial Center” means the capital city of the country issuing the Specified Currency or Index Currency, except that with respect to United States dollars, Australian dollars and Swiss francs, the Relevant Applicable Financial Center shall be The City of New York, N.Y., U.S.; Sydney, Australia and Zurich, Switzerland, respectively.
     “Index Currency” means the currency or composite currency specified in the applicable pricing supplement as to which LIBOR will be calculated. If no such currency or composite currency is specified in the applicable pricing supplement, the index currency shall be United States dollars.
Registrar Not to Risk Funds
     Nothing herein shall be deemed to require the applicable Registrar to risk or expend its own funds in connection with any payment made to Canada, the Distributor, DTC, Euroclear or Clearstream, Luxembourg or any holder of a Note, it being understood by all parties that payments made by the applicable Registrar to Canada, the Distributor, DTC, Euroclear, Clearstream, Luxembourg or any holder of a Note shall be made only to the extent that funds are provided to the applicable Registrar for such purpose.
PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES
Form and Denominations
     The Certificated Notes representing Domestic Notes shall be issued only in fully registered form in denominations of $5,000 and integral multiples of $5,000.
     The Certificated Notes representing International Notes shall be issued only in fully registered form in such minimum denomination and integral multiples thereof as shall be set forth in the applicable Pricing Supplement, provided that such minimum denominations will always be at least €1,000 (or the equivalent in any other currency as at the date of issue of such International Notes).
Transfers and Exchanges
     A Certificated Note representing Domestic Notes may be presented for transfer or exchange at the office of the U.S. Registrar in The City of New York. A Certificated Note representing International Notes may be presented for transfer or exchange at the office of the International Registrar in the City of London. Certificated Notes will be exchangeable for other Certificated Notes of any authorized denominations and of like tenor and in a like aggregate principal amount, upon surrender of the Certificated Notes to be exchanged at the applicable Registrar’s office. Certificated Notes will not be exchangeable for Global Notes.

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Payment at Maturity
     Upon presentation of each Certificated Note at Maturity, the applicable Registrar will pay the principal amount thereof, together with any premium and accrued interest due at Maturity. Such payment will be made in same-day funds, provided that the Certificated Note is presented in time for the applicable Registrar to make payment in such funds in accordance with its normal procedures. Canada will provide the applicable Registrar with same-day funds for such purpose. Certificated Notes presented at Maturity will be cancelled by the applicable Registrar as provided in the Fiscal Agency Agreement.
Details for Note Issuance
     For each offer for Certificated Notes accepted by Canada, the Distributor shall communicate to Canada prior to 3:00 p.m., on the Market Day preceding the Issue Date, by telephone, telex, facsimile transmission or other acceptable means, the following information (the “Purchase Information”):
1.	Exact name in which the Note or Notes are to be registered (“registered owner”).

2.	Exact address of registered owner and, if different, the address for delivery, notices and payment of principal and any premium and interest.

3.	Taxpayer identification number of registered owner.

4.	Principal amount of each Note in authorized denominations to be delivered to registered owner.

5.	Stated Maturity of each Note.

6.	In the case of Fixed Rate Notes, the interest rate of each Note; in the case of Floating Rate Notes or Indexed Notes, the interest rate formula, the Spread or Spread Multiplier (if any), the maximum or minimum interest rate limitation (if any), the Calculation Agent, the Calculation Dates, the Initial Interest Rate, the Interest Payment Dates, the Regular Record Dates, the Index Maturity, the Interest Determination Dates and the Interest Reset Dates, in each case, to the extent applicable with respect to each Note.

7.	Redemption and/or repayment provisions, if any, of each Note.

8.	Trade date of each Note.

9.	Issue Date of each Note.

10.	Distributor’s commission (to be paid in the form of a discount from the proceeds remitted to Canada upon issue).

11.	Price.

12.	Original issue discount, if any.

13.	Currency or currency unit in which each Note is to be denominated and exchange rate applicable to purchase International Notes to be paid for in U.S. dollars.

14.	In the case of an Indexed Note, any additional information relevant to determination of the amounts of principal and any premium or interest payable.

15.	Any additional applicable terms of each Note.
     Before accepting any offer to purchase Certificated Notes to be issued in less than three Market Days, Canada shall verify that the applicable Registrar will have adequate time to prepare and authenticate the Notes.
     Immediately after receiving the details for each offer for Certificated Notes from the Distributor, Canada will, after recording the details and any necessary calculations, communicate the Purchase Information by telephone,

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facsimile transmission or other acceptable means, to the applicable Registrar. Each such instruction given by Canada to such Registrar shall constitute a continuing representation and warranty by Canada to such Registrar and the Distributor that (i) the issuance and delivery of such Notes have been duly and validly authorized by Canada and (ii) such Notes, when completed, authenticated and delivered, shall constitute valid and legally binding obligations of Canada. The applicable Registrar will assign to and enter on each Note a transaction number.
     Prior to 2:00 p.m. on the Issue Date, the applicable Registrar will complete such Certificated Note and will authenticate such Certificated Note and deliver it with the confirmation to the Distributor.
Settlement; Note Deliveries and Cash Payment
     In connection with an issuance of Notes, Canada may deliver to the applicable Registrar from time to time a supply of duly executed Certificated Notes with pre-printed control numbers. Upon the receipt of appropriate documentation and instructions from Canada, the applicable Registrar will cause the Certificated Notes to be completed and authenticated and hold the Certificated Notes for delivery against payment.
     The applicable Registrar will deliver the Certificated Notes (with the confirmation), in accordance with instructions from Canada, to the Distributor. If the Distributor is placing such Certificated Notes as agent, such delivery will be made for the benefit of the purchaser only against receipt and the Distributor will acknowledge receipt of the Notes through a broker’s receipt. Such delivery will be made only against such acknowledgement of receipt and evidence that instructions have been given for payment to Canada at such account of Canada as it may specify in writing, in immediately available funds, of an amount equal to the principal amount of such Notes, less the applicable commission.
     If the Distributor is placing such Certificated Notes as agent, the Distributor, as Canada’s agent, will deliver the Notes (with the written confirmation provided for above) to the purchaser thereof against payment therefor by such purchaser in same-day funds.
     Delivery of any confirmation or Note to a purchaser thereof by the Distributor, acting as agent or principal, will be made in compliance with “Confirmation” in Part I above.
     Certificated Notes delivered to the Distributor will be sent to it at the address set forth in Schedule B-1 to the Distribution Agreement.
Listing
     Where the Notes are to be listed on the Euro MTF Market of the Luxembourg Stock Exchange (and/or such other stock exchange on which the Notes are to be listed) the listing agent or the Distributor will confirm that issue details have been received and that the Notes will be admitted to the Official List and to trading on the Euro MTF Market of the Luxembourg Stock Exchange and/or listed on such other stock exchange. The applicable Registrar will notify Canada of the issue of Notes, giving details of the Global Note(s) and the nominal amount represented thereby.
PART III: ADMINISTRATIVE PROCEDURES FOR GLOBAL NOTES
     In connection with the qualification of the Global Notes for eligibility in the book-entry systems maintained by DTC, the applicable Registrar will perform the custodial, document control and administrative functions described below, in accordance with its obligations under Letters of Representations from Canada and each applicable Registrar to DTC dated on or about June 28, 2010 and a Medium-Term Note Certificate Agreement between the U.S. Registrar and DTC dated as of October 31, 1988.
Form, Denominations and Registration
     All Global Notes of the same tenor and having the same Issue Date, will be represented initially by one or more Global Notes in fully registered form, each having the same CUSIP number and ISIN number, in the case of DTC Global Notes, or the same ISIN and Common Code, in the case of International Global Notes. Global Notes held through DTC will be denominated in principal amounts not in excess of $500,000,000, or such other amount as DTC may from time to time prescribe.

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     The beneficial owner of a Global Note (or one or more direct or indirect participants in each depository) will designate one or more participants (with respect to such Note, the “Participants”) (i) in DTC to act as agent or agents for such owner in connection with the book-entry system maintained by DTC or (ii) in Euroclear and Clearstream, Luxembourg and, in either case, such clearing system will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Global Note in the account of such Participants. The ownership interest of such beneficial owner in such Global Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC, Euroclear or Clearstream, Luxembourg, as the case may be.
     Each Domestic Note will be registered in the name of Cede & Co., as nominee for DTC, and deposited with the U.S. Registrar as custodian for Cede & Co. Each International Note will be registered (i) in the name of Cede & Co., as nominee for DTC and deposited with the International Registrar as custodian for Cede & Co., or (ii) in the name of a common depository (or its nominee) for Euroclear and Clearstream, Luxembourg and deposited with the common depository or, (iii) if the applicable Pricing Supplement indicates such International Note is intended to be a Eurosystem-eligible Note, in the name of the Common Safekeeper (or its nominee) and deposited with the Common Safekeeper.
CUSIP, ISIN and Common Code Numbers
     Canada has arranged with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of a series of CUSIP numbers (including tranche numbers), such series consisting of approximately 900 CUSIP numbers and relating to DTC Global Notes representing either Domestic Notes or International Notes. Canada has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers and has delivered it to the U.S. Registrar, the International Registrar and DTC. The U.S. Registrar will assign CUSIP numbers serially to DTC Global Notes representing Domestic Notes as described below under “Details for Issue”. The International Registrar will assign CUSIP numbers serially to DTC Global Notes representing International Notes as described below under “Details for Issue” and will advise the U.S. Registrar of such assignment. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the U.S. Registrar or the International Registrar has assigned to DTC Global Notes. The U.S. Registrar will notify Canada at the time when fewer than 100 of the reserved CUSIP numbers remain unassigned to the DTC Global Notes. If Canada obtains additional CUSIP numbers, Canada shall deliver a list of such additional CUSIP numbers to the Registrars and DTC.
     If the Distributor is placing International Notes that will not settle through DTC, the Distributor shall make appropriate arrangements for settlement through Euroclear and/or Clearstream, Luxembourg. By at least 2:00 p.m. three London business days prior to the Issue Date, the International Registrar shall obtain the applicable Common Code and ISIN for such International Notes and shall notify the same to Canada and the Distributor.
Transfers of Notes and Exchanges for the Purpose of Consolidation
(a) Domestic Notes
     Transfers of a DTC Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC), acting on behalf of beneficial transferors and transferees of such Note.
     The U.S. Registrar may, upon notice to Canada, deliver to DTC and the CUSIP Service Bureau at any time a written notice (a copy of which shall be attached to the DTC Global Note resulting from such exchange) specifying (i) the CUSIP numbers of two or more outstanding Domestic Notes of the same tenor and having the same Issue Date, and for which interest (if any) has been paid to the same date, (ii) a date occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date (if any) for such Domestic Notes, on which such corresponding DTC Global Notes shall be exchanged for one or more replacement DTC Global Notes and (iii) a new CUSIP number to be assigned to such replacement DTC Global Note(s). Upon receipt of such a notice, DTC will send to its Participants and the U.S. Registrar a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the U.S. Registrar will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the DTC Global Notes to be

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exchanged will no longer be valid. On the specified exchange date, the U.S. Registrar will exchange such DTC Global Notes for one or more DTC Global Notes bearing the new CUSIP number and the CUSIP numbers of the exchanged DTC Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.
(b) International Notes
     (i) International Notes represented by a DTC Global Note
     Transfers of a DTC Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC), acting on behalf of beneficial transferors and transferees of such International Note.
     (ii) International Notes represented by an International Global Note
     Transfers of International Global Notes under the Clearstream, Luxembourg and Euroclear systems must be made by or through Clearstream, Luxembourg or Euroclear Participants, and will be accomplished by entries made on the relevant clearing system’s records and, in turn, by entries made on the books of Clearstream, Luxembourg and Euroclear Participants (or through the records of banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a Clearstream, Luxembourg or Euroclear Participant, either directly or indirectly) acting on behalf of beneficial owners.
     (iii) Transfers of International Notes represented by DTC Global Note(s) and an International Global Note
     International Notes of the same series may be represented by DTC Global Note(s) (and held in DTC) and by an International Global Note (held in Euroclear/Clearstream, Luxembourg). If beneficial interests in such an International Global Note are transferred to a person that will hold such beneficial interests as, or through, a Participant in DTC, the International Registrar will reduce the principal amount of the applicable International Global Note by the principal amount of the beneficial interests to be transferred and increase the principal amount of one or more of the applicable DTC Global Notes by a like amount. If beneficial interests in such a DTC Global Note are transferred to a person that will hold such beneficial interests as, or through, a Participant in Euroclear or Clearstream, Luxembourg, the International Registrar will reduce the principal amount of one or more of the applicable DTC Global Notes representing the International Notes by the principal amount of the beneficial interests to be transferred and increase the principal amount of the applicable International Global Note by a like amount.
Notice of Interest Payment Dates and Regular Record Dates
     To the extent then known, on the first Market Day of March, June, September, and December of each year, the applicable Registrar will effect delivery to Canada and DTC or Euroclear and Clearstream, Luxembourg, as applicable, a written list of Record Dates and Interest Payment Dates that will occur with respect to Floating Rate Notes during the six-month period beginning on such first Market Day.
Payments of Principal and Interest
(a)	Payments of Interest Only. Promptly after each Regular Record Date, the applicable Registrar will deliver to Canada (and, in respect of DTC Global Notes, DTC) a written notice specifying by CUSIP number, ISIN or Common Code, as applicable, the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. Canada will confirm with the applicable Registrar the amount payable on such Global Note(s) on such Interest Payment Date. DTC will confirm the amount payable on each such DTC Global Note on such Interest Payment Date by reference to the bond reports published by Standard & Poor’s Corporation.

Canada will pay to the applicable Registrar the total amount of interest due on such Interest Payment Date (other than at Maturity), and the applicable Registrar will pay such amount to DTC or Euroclear and Clearstream, Luxembourg, as applicable, at the times and in the manner set forth below under “Manner of Payment”.

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(b)	Payments at Stated Maturity. On or about the first business day of each month, the applicable Registrar will deliver to Canada (and, in respect of DTC Global Notes, DTC) a written list of principal and interest to be paid on each Global Note maturing in the following month. Canada, the applicable Registrar and, in respect of DTC Global Notes, DTC will confirm the amounts of such principal and interest payments with respect to each such Global Note on or about the fifth applicable Market Day preceding the stated Maturity of such Global Note. Canada will pay to the applicable Registrar, as the paying agent, the principal amount of such Global Note, together with interest due at such stated Maturity. Upon surrender of a Global Note, the applicable Registrar will pay such amounts to DTC or Euroclear and Clearstream, Luxembourg, as applicable, at the times and in the manner set forth below under “Manner of Payment”. If any stated Maturity of a Global Note is not an applicable Market Day, the payment due on such day shall be made on the next succeeding Market Day and no interest shall accrue on such payment for the period from and after such stated Maturity. Promptly after payment to DTC or Euroclear and Clearstream, Luxembourg, as applicable, of the principal and any interest due at the stated Maturity of such Global Note, the applicable Registrar will cancel such Global Note and destroy such Global Note (or, in the case of a Eurosystem-eligible Note, procure the cancellation and confirm destruction) in accordance with the terms of the Fiscal Agency Agreement.
(c)	Payment upon Redemption. The applicable Registrar will comply with the terms of the Global Notes with regard to redemptions or repayments. In the case of Global Notes stated by their terms to be redeemable prior to stated Maturity, at least 60 calendar days before the date fixed for redemption (the “Redemption Date”), Canada shall notify the applicable Registrar of Canada’s election to redeem such Global Notes in whole or in part and the principal amount of such Global Notes to be so redeemed. At least 30 calendar days prior to the Redemption Date, the applicable Registrar shall notify DTC or Euroclear and Clearstream, Luxembourg, as applicable, of Canada’s election to redeem such Global Note. The applicable Registrar shall notify Canada and (i) in the case of DTC Global Notes, DTC of the CUSIP numbers or (ii) in the case of International Global Notes, Euroclear and Clearstream, Luxembourg of the Common Codes, of the particular Global Notes to be redeemed either in whole or in part. Canada, the applicable Registrar and DTC or Euroclear and Clearstream, Luxembourg, as applicable, will confirm the amounts of such principal and any premium and interest payment with respect to each such Global Note on or about the fifth Market Day preceding the Redemption Date of such Global Note. Canada will pay the applicable Registrar, in accordance with the terms of the Fiscal Agency Agreement, the amount necessary to redeem each such Global Note or the applicable portion of each such Global Note. The applicable Registrar will pay such amount to DTC or Euroclear and Clearstream, Luxembourg, as applicable, at the times and in the manner set forth herein. Promptly after payment to DTC or Euroclear and Clearstream, Luxembourg, as applicable, of the amount due on the Redemption Date for such Global Note, the applicable Registrar shall cancel (or procure cancellation of) any such Global Note redeemed in whole and shall destroy such Global Note (or, in the case of a Eurosystem-eligible Note, confirm destruction). If a Global Note is to be redeemed in part, the applicable Registrar will either (x) cancel (or procure cancellation) of such Global Note and issue a Global Note which shall represent the remaining portion of such Global Note and shall bear (i) in the case of DTC Global Notes, the CUSIP number (ii) in the case of International Global Notes, the Common Code, of the cancelled Global Note or (y) reduce the position represented by such Global Note and, in either case, make such annotations in the Register as are necessary to reflect such partial redemption.
(d)	Manner of Payment. The total amount of any principal and interest due on Global Notes on any Interest Payment Date or at stated Maturity shall be paid by Canada to the applicable Registrar in same-day funds by wire transfer to the applicable Registrar. Canada will confirm instructions regarding payment in writing to the applicable Registrar.
A.	For all Domestic Notes and all International Notes held through DTC, prior to 1:00 p.m., New York City time, on each date of Maturity of a DTC Global Note or as soon as possible thereafter, the applicable Registrar will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due at Maturity on the DTC Global Notes. On each Interest Payment Date for Domestic Notes and all International Notes held through DTC, interest payments shall be made to DTC in same day funds in accordance with existing

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arrangements between the applicable Registrar and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Notes represented by such DTC Global Notes are recorded in the book-entry system maintained by DTC. NEITHER CANADA NOR THE APPLICABLE REGISTRAR SHALL HAVE ANY RESPONSIBILITY OR LIABILITY FOR THE PAYMENT BY DTC TO SUCH PARTICIPANTS OF THE PRINCIPAL OF AND ANY PREMIUM AND INTEREST ON THE DTC GLOBAL NOTES.

B.	For all International Notes held through Euroclear and/or Clearstream, Luxembourg, prior to 1:00 p.m., London time, on each date of Maturity of an International Global Note or as soon as possible thereafter, and on each Interest Payment Date for International Global Notes, such principal or interest payment shall be made to Euroclear and/or Clearstream, Luxembourg in same day funds in accordance with existing arrangements between the International Registrar and Euroclear and/or Clearstream, Luxembourg. Thereafter, on each such date, Euroclear and/or Clearstream, Luxembourg will pay, in accordance with its operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the International Notes represented by such International Global Notes are recorded in the book-entry system maintained by Euroclear and/or Clearstream, Luxembourg. NEITHER CANADA NOR THE INTERNATIONAL REGISTRAR SHALL HAVE ANY RESPONSIBILITY OR LIABILITY FOR THE PAYMENT BY EUROCLEAR AND/OR CLEARSTREAM, LUXEMBOURG TO SUCH PARTICIPANTS OF THE PRINCIPAL OF AND ANY PREMIUM AND INTEREST ON THE INTERNATIONAL GLOBAL NOTES.
(e)	Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Global Note will be determined and withheld by the Participant or indirect participant in DTC or Euroclear or Clearstream, Luxembourg, as the case may be, or other person responsible for forwarding payments and materials directly to the beneficial owner of such Global Note.
Details for Global Note Issuance
          For each offer for Global Notes accepted by Canada, the Distributor shall communicate to Canada prior to 11:00 a.m., on the first Market Day after the sale date (or on the sale date if such sale is to be settled within one Market Day), by telephone, telex, e-mail, facsimile transmission or other acceptable means, the following information (the “Purchase Information”).
1.	Principal amount of the Notes.

2.	Stated Maturity of the Notes.

3.	In the case of Fixed Rate Notes, the interest rate of the Notes; in the case of Floating Rate Notes or Indexed Notes, interest rate formula, the Spread or Spread Multiplier (if any), the maximum or minimum interest rate limitation (if any), the Calculation Agent or Exchange Rate Agent, the Calculation Dates, the Initial Interest Rate, the Interest Payment Dates, the Regular Record Dates, the Index Maturity, the Interest Determination Dates and the Interest Reset Dates, in each case, to the extent applicable with respect to the Notes.

4.	Redemption and/or repayment provisions, if any, of the Notes.

5.	Trade date of the Notes.

6.	Issue Date of the Notes.

7.	Distributor’s commission (to be paid in the form of a discount from the proceeds remitted to Canada upon issue).

8.	Price.

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9.	Original issue discount, if any.

10.	Currency or currency unit in which the Notes are to be denominated and exchange rate applicable to purchase International Notes payable in U.S. dollars.

11.	In the case of an Indexed Note, any additional information relevant to determination of the amounts of principal and any premium or interest payable.

12.	Any additional applicable terms of the Notes.
     Before accepting any offer to purchase Global Notes to be issued in less than three applicable Market Days, Canada shall verify that the applicable Registrar will have adequate time to prepare and authenticate (and in the case of Eurosystem-eligible Notes, procure effectuation of) the Global Notes.
     If the initial interest rate for a Floating Rate Note has not been determined at the time that the foregoing procedure is completed, the procedures described in the following two paragraphs shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 p.m., as the case may be, on the applicable Market Day before the Issue Date.
     Immediately after receiving the details for each offer for Global Notes from the Distributor and in any event no later than 12:00 Noon on the first applicable Market Day after the sale date (or on the sale date if such sale is to be settled within one Market Day), Canada will, after recording the details and any necessary calculations, communicate the Purchase Information by telephone, e-mail, facsimile transmission or other acceptable means, to the applicable Registrar. Each such instruction given by Canada to the applicable Registrar shall constitute a continuing representation and warranty by Canada to the applicable Registrar and the Distributor that (i) the issuance and delivery of such Global Note have been duly and validly authorized by Canada and (ii) such Global Note, when duly issued, shall constitute a valid and legally binding obligation of Canada.
     For Domestic Notes and International Notes held through DTC, immediately after receiving the Purchase Information from Canada, the applicable Registrar will assign a CUSIP number and ISIN number to the applicable DTC Global Note(s) and will telephone Canada and advise Canada of such CUSIP number and ISIN number and, as soon thereafter as practicable, Canada shall notify the Distributor of such CUSIP number. The applicable Registrar will enter a pending deposit message through DTC’s Participant Terminal System, providing issue information to DTC (which shall route such information to Standard & Poor’s Corporation).
     For International Notes held through Euroclear/Clearstream, Luxembourg, immediately after receiving the Purchase Information from Canada, the International Registrar will obtain an ISIN number and Common Code for such International Notes from Euroclear or Clearstream, Luxembourg and will telephone Canada and advise Canada of such ISIN number and Common Code and, as soon thereafter as practicable, Canada shall notify the Distributor of such ISIN number and Common Code.
Settlement: Global Note Delivery and Cash Payment.
     For all issuances of Domestic Notes Canada will provide the U.S. Registrar with a facsimile copy of the DTC Global Note(s), duly completed and executed, on the date of issuance of such Notes, with the original executed DTC Global Note(s) to be provided to the U.S. Registrar within two New York business days thereafter.
     For all issuances of International Notes, Canada will provide the International Registrar with a copy of the DTC Global Note(s) and/or International Note, as applicable, in each case duly completed and executed, on the date of issuance of such Notes, with the original executed DTC Global Note(s) and/or International Note to be provided to the International Registrar within five London business days thereafter. The details of the International Registrar for provision of the copy of the DTC Global Note(s) and/or International Note on the date of issuance of such Notes are:

Email:	mtn.issuance@citi.com
Facsimile:	+353 1 622 4030
Telephone:	+353 1 622 2242
(a) Domestic Notes and International Notes held through DTC
     Upon the receipt of appropriate documentation and instructions from Canada, the applicable Registrar will cause the DTC Global Note to be completed (if necessary) and authenticated and hold the DTC Global Note(s) for delivery against payment.
     Prior to 10:00 a.m., on the Issue Date, the applicable Registrar will enter instructions through DTC’s Participant Terminal System, using the function MT II, and DTC will credit such DTC Global Note(s) to the applicable Registrar’s participant account at DTC. Prior to 2:00 p.m., on the Issue Date, the applicable Registrar will enter an

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SDFS delivery order through DTC’s Participant Terminal System instructing DTC to (i) debit such DTC Global Note to the applicable Registrar’s participant account and credit such DTC Global Note to the Distributor’s participant account and (ii) debit the Distributor’s settlement account and credit the applicable Registrar’s settlement account for an amount equal to the price of such DTC Global Note less the Distributor’s commission (in accordance with SDFS operating procedures in effect on the Issue Date). The entry of such a delivery order shall constitute a representation and warranty by the applicable Registrar to DTC that (i) the DTC Global Note has been executed, delivered and authenticated and (ii) the applicable Registrar is holding such DTC Global Note pursuant to the relevant Medium-Term Note Certificate Agreement between the applicable Registrar and DTC.
     Prior to 2:00 p.m., on the Issue Date, unless the Distributor is the end purchaser of such Note, the Distributor will enter an SDFS delivery order through DTC’s Participant Terminal System instructing DTC (i) to debit such DTC Global Note from the Distributor’s participant account and credit such DTC Global Note (or the applicable portion thereof) to the Participant accounts of the Participants with respect to such DTC Global Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Distributor for an amount equal to the price of such DTC Global Note (or the applicable portion thereof) in accordance with SDFS operating procedures in effect on the Issue Date.
     Transfers of funds are subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Issue Date.
     The applicable Registrar, upon confirming receipt of such funds, will wire transfer such funds, in same-day funds, to the Federal Reserve Bank of New York for the account of the Bank of Canada (Ottawa), account no. ABA 0210-83491 for credit to the Receiver General for Canada or to his order on behalf of Canada.
     Unless the Distributor is the end purchaser of such Note, the Distributor will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.
(b)	International Notes held through Euroclear and/or Clearstream, Luxembourg
     Upon the receipt of appropriate documentation and instructions from Canada, the International Registrar will cause the International Global Note to be completed (if necessary) and authenticated and hold the International Global Note for delivery against payment.
     At least one relevant business day before Issue Date
     For prior day currencies* the International Registrar and the Distributor will give settlement instructions to Euroclear/Clearstream, Luxembourg (unless agreed to the contrary by Canada, the Distributor and the International Registrar) as follows:
(i) the Distributor instructs Euroclear/Clearstream, Luxembourg to pay the aggregate purchase monies to the account of the International Registrar with Euroclear/Clearstream, Luxembourg against delivery of the International Global Note on the Issue Date;
(ii) the International Registrar instructs Euroclear/Clearstream, Luxembourg:
(A)	to credit the Note(s) represented by such International Global Note to International Registrar’s distribution account;

(B)	to debit from its distribution account the nominal amount of International Notes of the relevant series which the Distributor has agreed to purchase on the Issue Date and to

*	The most common prior day currencies are Australian dollars (AUD), Hong Kong dollars (HKD), Japanese yen (JPY) and New Zealand dollars (NZD) but other currencies in similar time zones may also be prior day currencies. The parties should establish and confirm with the International Registrar whether or not a particular currency is a prior day currency as soon as possible.

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credit such nominal amount to the account of such Distributor with Euroclear or Clearstream, Luxembourg; and

(C)	to debit its account and pay for value on the Issue Date the aggregate purchase monies received by it to the account of Canada previously notified to the International Registrar for the purpose.
     With respect to Floating Rate Notes, the Calculation Agent specified in the applicable Pricing Supplement will notify Euroclear, Clearstream, Luxembourg, the International Registrar (if not the Calculation Agent), the Distributor and Canada by facsimile of the relevant rate. The International Registrar will communicate the rate to the other Paying Agents and (unless the Calculation Agent is to do so), where the International Notes are listed, to the Luxembourg Stock Exchange and/or such other stock exchange on which the International Notes are to be listed.
On the Issue Date
     The Distributor will check that no force majeure event has occurred and confirm that all conditions precedent have been satisfied or waived. Canada will check that it can give all of the representations and warranties contained in the Distribution Agreement and that it has complied with all obligations on its part.
     For non-prior day currencies, the International Registrar will instruct Euroclear or, as the case may be, Clearstream, Luxembourg:
(i) to credit the International Notes represented by such International Global Note(s) to the International Registrar’s distribution account;
(ii) to debit from its distribution account the nominal amount of International Notes of the relevant series which the Distributor has agreed to purchase; and
(iii) to credit such nominal amount to the account of such Distributor with Euroclear or Clearstream, Luxembourg,
     (unless agreed to the contrary by Canada, the Distributor and the International Registrar) in each case against payment by the Distributor to the distribution account of the International Registrar of the purchase price for the relevant notes for value the Issue Date.
     In respect of International Notes which are to be held through Euroclear and/or Clearstream, Luxembourg, on or before 10.00 a.m. on the Issue Date (or if otherwise agreed between Canada and the Distributor), the London, Brussels or, as the case may be, New York Business Day prior to the Issue Date, the International Registrar will complete (in accordance with the applicable Pricing Supplement) and authenticate the relevant International Global Note and annex the Pricing Supplement.
     In the case of each International Global Note which is not intended to be a Eurosystem-eligible Note:
(i) the International Registrar delivers the International Global Note to the Common Depositary for Euroclear and Clearstream, Luxembourg; and
(ii) the Common Depositary confirms deposit of the International Global Note to the International Registrar and Euroclear and/or Clearstream, Luxembourg.
     In the case of each International Global Note which is intended to be a Eurosystem-eligible Note:
(i) the International Registrar delivers the relevant International Global Note(s) electronically to the Common Safekeeper, together with an effectuation instruction. In the event that the Common Service Provider and the Common Safekeeper are not the same entity, the International Registrar should also deliver the applicable Pricing Supplement to the Common Service Provider;
(ii) the International Registrar advises the ICSDs as to the conditional mark up of the issue outstanding amount of the International Global Note through the Common Service Provider;

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(iii) on or before 10:00 a.m. London time on the Issue Date, the Common Safekeeper effectuates the International Global Note and confirms deposit and effectuation of the International Global Note to the International Registrar, the Common Service Provider and the ICSDs;
(iv) on or before 10:00 a.m. London time on the Issue Date, the International Registrar confirms deposit and effectuation of the International Global Note to Canada, makes the appropriate entry in the register and confirms that the ICSDs have been instructed to mark up the issue outstanding amount in the records of the ICSDs;
(v) the Common Service Provider relays the International Registrar’s instruction to mark up the issue outstanding amount of the International Global Note to the ICSDs; and
(vi) Euroclear and/or Clearstream, Luxembourg debit and credit accounts in accordance with instructions received by them.
     For non-prior day currencies, the International Registrar will instruct Euroclear and/or Clearstream, Luxembourg to debit its account and pay for value on the Issue Date the aggregate purchase monies received by it to the account of Canada previously notified to the International Registrar for the purpose.

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EXHIBIT F
EUROSYSTEM-ELIGIBLE NOTE PROVISIONS
     In relation to each series of International Global Notes that are intended to be held under the NSS (with respect to Exhibit F, the “Notes”), the International Registrar will comply with the following provisions:
(a)	The International Registrar will inform each of Euroclear and Clearstream (the “ICSDs”), through the common service provider appointed by the ICSDs to service the Notes (the “CSP”), of the initial issue outstanding amount (“IOA”) for each tranche on the relevant Issue Date to enable them to reflect through their records their respective portion of the IOA as maintained on the register for such series of Notes (the “Register”).

(b)	If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers’ interest in the Notes, the International Registrar will (to the extent known to it) as soon as practicable provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that the records of the ICSDs reflecting the IOA of such Notes remains at all times accurate.

(c)	The International Registrar will at least monthly perform a reconciliation process with the ICSDs (through the CSP) with respect to the IOA for the Notes and will as soon as practicable inform the ICSDs (through the CSP) of any discrepancies.

(d)	The International Registrar will as soon as practicable assist the ICSDs (through the CSP) in resolving any discrepancy identified in the records of the ICSDs reflecting the IOA of the Notes.

(e)	The International Registrar will as soon as practicable provide to the ICSDs (through the CSP) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

(f)	The International Registrar will as soon as practicable provide to the ICSDs (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

(g)	The International Registrar will (in each case to the extent known to it) as soon as practicable provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Notes.

(h)	The International Registrar will as soon as practicable pass on to Canada all communications it receives from the ICSDs directly or through the CSP relating to the Notes.

(i)	The International Registrar will (in each case to the extent known to it) as soon as practicable notify the ICSDs (through the CSP) of any failure by Canada to make any payment due under the Notes when due.

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